As filed with the Securities and Exchange Commission on October 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

Classover Holdings, Inc.
(Exact name of registrant as specified in its charter)

 _______________________

Delaware	8200	99-2827182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

450 7th Avenue, Suite 905

New York, New York 10123

Tel: (800) 345-9588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Jeffrey Michael Gallant

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

Tel: (212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 _______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933, as amended.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 3, 2025

Preliminary Prospectus

CLASSOVER HOLDINGS, INC.

29,168,390 SHARES OF CLASS B COMMON STOCK UNDERLYING SENIOR SECURED CONVERTIBLE NOTES

920,000 SHARES OF CLASS B COMMON STOCK HELD BY AFFILIATES

1,539,278 SHARES OF CLASS B COMMON STOCK HELD BY APA SELLER

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (i) 29,168,390 shares of Class B common stock, par value $0.0001 per share (the “Common Stock”), of Classover Holdings, Inc., a Delaware corporation (the “Company,” “Classover,” “we,” “us,” “our” or other similar phrases), that are issuable upon the conversion of certain senior secured convertible notes (the “Notes”) held by Solana Growth Ventures LLC (the “Note Purchase Investor”), (ii) 920,000 shares of Common Stock held by certain of our officers and consultants that were issued under our 2024 Long-Term Incentive Equity Plan and (iii) 1,539,278 shares of Common Stock, including 739,278 shares issuable upon exercise of pre-funded warrants, held by Silver Run Group, LLC (the “APA Seller”) from which we purchased certain intellectual property, through any means described in the section entitled “Plan of Distribution.”

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We are registering the resale of shares of Common Stock reserved for issuance to the Note Purchase Investor as required by a registration rights agreement, dated as of June 6, 2025 (the “Registration Rights Agreement”), entered into by and among the Company and the Note Purchase Investor.

We will not receive any proceeds from the sale or issuance of shares of our Common Stock hereunder but any Notes that are converted would be retired and the debt thereunder would be extinguished.

We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services (other than up to $3,500 we have agreed to reimburse legal counsel to the Note Purchase Investor for its review of this prospectus) or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock and Public Warrants are traded on the Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KIDZ” and “KIDZW,” respectively. On October 1, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.22 per share and the last reported sale price of our Public Warrants on Nasdaq was $0.09.

______________________________

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

______________________________

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 18.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Securityholders may use the registration statement to sell up to (i) 29,168,390 shares of  Common Stock that are issuable upon the conversion of the Notes held by the Selling Securityholders, (ii) 920,000 shares of Common Stock held by certain of our officers and consultants that were issued under our 2024 Long-Term Incentive Equity Plan and (iii) 1,539,278 shares of Common Stock, including 739,278 shares issuable upon exercise of pre-funded warrants, held by the APA Seller from which we purchased certain intellectual property, from time to time, through any means described in the section entitled “Plan of Distribution.”

We may also file a prospectus supplement to add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbols for the Company’s Common Stock and Public Warrants are “KIDZ” and “KIDZW,” respectively.

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FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, as used in this prospectus:

•	“2024 Plan” means the 2024 Long-Term Incentive Equity Plan adopted in connection with the Business Combination;

•

“Acquisition Merger” means the merger of Merger Sub 2 with and into Class Over on the Closing Date immediately following the Reorganization Merger, with Class Over being the surviving corporation of the Acquisition Merger and becoming a wholly owned subsidiary of the Company;

•	“Business Combination” means the Mergers and the other transactions contemplated by the Merger Agreement and the other agreements entered into by BFAC and Class Over in connection with the Mergers;

•	“Bylaws” means the amended and restated bylaws of the Company following the Mergers;

•

“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any person or “group” (as defined in the Exchange Act) of persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of the Company or the surviving person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

•	“Charter” means the amended and restated certificate of incorporation of the Company;

•	“Class Over” means Class Over Inc., a Delaware corporation and wholly-owned subsidiary of the Company since the consummation of the Business Combination;

•	“Closing” means the closing of the Business Combination;

•	“Closing Date” means April 4, 2025, the date on which the Closing occurred;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Common Stock” means shares of Class B common stock, par value $0.0001 per share, of the Company;

•	“Company”, “Classover,” “we,” “us”, “our” or other similar phrases means Classover Holdings, Inc., a Delaware corporation;

•	“Continental” means Continental Stock Transfer & Trust Company.

•	“DGCL” means the Delaware General Corporation Law, as amended;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“First Preferred Warrant” means a warrant to purchase 1,600 shares of Series B Preferred Stock issued in the PIPE Financing;

•

“Founder Shares” means the shares of Common Stock that were issued in exchange for BFAC’s Class B ordinary shares issued prior to BFAC’s initial public offering and any BFAC Class A ordinary shares which such Class B ordinary shares were converted into prior to the closing of the Business Combination;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“IRS” means the Internal Revenue Service;

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

•	“Merger Agreement” means the Agreement and Plan of Merger, by and among the Company, BFAC, Class Over and the Merger Subs;

•	“Merger Sub 1” means BFAC Merger Sub 1 Corp., a Delaware corporation and wholly-owned subsidiary of the Company prior to the Business Combination;

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•	“Merger Sub 2” means BFAC Merger Sub 2 Corp., a Delaware corporation and wholly-owned subsidiary of the Company prior to the Business Combination;

•	“Mergers” means, collectively, the Reorganization Merger and the Acquisition Merger;

•	“Nasdaq” means the Nasdaq Stock Market LLC;

•	“Non-Redeeming Holders” means certain stockholders of BFAC that entered into the Non-Redemption Agreements;

•

“Non-Redemption Agreements” means the agreements entered into by the Non-Redeeming Holders, whereby, among other things, such Non-Redeeming Holders agreed that they would not exercise redemption rights with respect to shares of BFAC Class A Ordinary Shares;

•	“PIPE Agreement” means that certain securities purchase agreement executed by the PIPE Investor in connection with the PIPE Financing;

•

“PIPE Financing” means the private financing of up to 5,000 shares of Series B Preferred Stock for up to $5 million (net of original issue discount), including through the exercise of the Preferred Warrants;

•	“PIPE Investor” means that certain institutional investor that participated in the PIPE Financing;

•	“Preferred Stock” means the Company’s Series A Preferred Stock and Series B Preferred Stock;

•	“Preferred Warrants” means First Preferred Warrant and the Second Preferred Warrant;

•	“Public Warrants” means the warrants included in the units issued in BFAC’s initial public offering and assumed by us upon consummation of the Business Combination;

•	“Reorganization Merger” means the merger of Merger Sub 1 with and into BFAC on the Closing Date, with BFAC being the surviving corporation and becoming a wholly-owned subsidiary of the Company;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Second Preferred Warrant” means a warrant to purchase 1,000 shares of Series B Preferred Stock issued in the PIPE Financing;

•	“Securities Act” means the Securities Act of 1933, as amended; and

•	“Sponsor” means collectively Battery Future Sponsor LLC and Camel Bay LLC.

•	“Warrant Agreement” means the agreement with Continental that governs the Public Warrants.

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FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act in this prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” or similar words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Except to the extent required by applicable laws and regulations, the Company undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

There may be events in the future that the Company is not able to predict accurately or over which it has no control. The section in this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. These examples include:

•	the Company’s inability to raise sufficient capital to execute its business plan;

•	the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;

•	the degree of market acceptance and adoption of the Company’s products and services;

•	the Company’s ability to attract and retain customers;

•	the Company’s success in retaining or recruiting officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment; and

•	factors relating to the business, operations and financial performance of the Company and its subsidiaries.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about the Company’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, the Company undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Business

We operate through our wholly-owned subsidiary Class Over. We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students' academic achievements and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions. With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking, and problem-solving, in an engaging and interactive environment.

Recent Developments

On the Closing Date, we consummated the Business Combination in connection with the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub 1 merged with and into BFAC, with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 merged with and into Class Over, with Class Over being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

At Closing, all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares of BFAC were exchanged for shares of the Company’s Class B Common Stock and each whole BFAC warrant outstanding was assumed by us and converted into a Public Warrant to purchase one share of Common Stock. Additionally, at Closing, the Company issued to the former security holders of Class Over an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock (including 522,801 shares held by Ms. Luo) in exchange for their equity interests in Class Over. Following the issuance, holders of an aggregate of 384,702 shares of Series A Preferred Stock converted such shares to Common Stock, leaving an aggregate of 615,298 shares of Series A Preferred Stock outstanding.

In addition, in connection with the Business Combination, we consummated the PIPE Financing pursuant to which we issued to the PIPE Investor at Closing (i) 2,400 shares of Series B Preferred Stock of the Company, (ii) the First Preferred Warrant to purchase 1,600 shares of Series B Preferred Stock and (iii) the Second Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock. At the Closing, the PIPE Investor immediately exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the Preferred Warrants in full. As a result, we issued an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate purchase price of $4,750,000 (net of original issue discount).

On April 30, 2025, we entered into the EPFA with the EPFA Investor. Pursuant to the EPFA, subject to certain conditions precedent contained therein, we have the right to issue and sell to the EPFA Investor, and the EPFA Investor shall purchase from us, up to an aggregate of $400 million in newly issued shares of our Common Stock. The purchase price of the shares of Common Stock to be sold under the EPFA will be equal to 95% of the market price (generally defined under the EPFA as the lower of the lowest price the Common Stock traded for three consecutive trading days ending on the date of any purchase request and the lowest daily VWAP of the Common Stock during any trading day during the same three trading day period). We will control the timing and amount of any sales of shares to the EPFA Investor pursuant to the EPFA.

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In connection with the EPFA, we have adopted a Solana-centric digital asset treasury strategy, described in more detail below, pursuant to which we will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the EPFA to the purchasing, long-term holding, and staking of Solana tokens, or SOL, including operating Solana validators to earn staking rewards and contribute to the network’s security and decentralization and reinvesting staking yields to further expand our Solana holdings and strengthen our engagement within the Solana ecosystem. We have engaged Chaince Securities LLC as advisor to assist us with this treasury strategy. Proceeds from the sale of shares under the EPFA shall also be used for general working capital to expand our business and for potential strategic acquisitions. See the section titled “Use of Proceeds” for additional information on the use of proceeds received from the sale of shares under the EPFA.

There are restrictions on when we can sell shares pursuant to the EPFA, including if the EPFA Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of our Common Stock as determined in accordance with Rule 13(d) of the Exchange Act. In addition, the Company is not permitted to draw on the facility unless there is an effective prospectus to cover the resale of the shares of Common Stock to be sold pursuant to the EPFA.

On May 30, 2025, the Company entered into a securities purchase agreement (the “Note Purchase Agreement”) with Solana Growth Ventures LLC (the “Note Purchase Investor”). Pursuant to the Note Purchase Agreement, subject to certain conditions precedent contained therein, the Company may sell to the Note Purchase Investor up to an aggregate of $500 million in newly issued senior secured convertible notes (the “Notes”). On June 6, 2025, the Company consummated the initial sale of $11 million of Notes pursuant to the Note Purchase Agreement.  The Note Purchase Investor now has the sole option, upon one business day’s notice, to cause the Company to sell up to an additional $339 million of Notes and, subject to mutual agreement, the Company and the Note Purchase Investor may agree to sell up to an additional $150 million of Notes.  The Company has agreed, subject to certain exceptions contained in the Note Purchase Agreement, to use 80% of the net proceeds from the sale of the Notes to purchase certain cryptocurrency, including Solana, as set forth in the Note Purchase Agreement.

The Notes are convertible into Common Stock at the option of the holder at an initial conversion price equal to $7.36  per share (200% of the closing price of the Common Stock on June 5, 2025), subject to adjustment as provided for in the Notes.  Interest is payable under the Notes at a rate of 7% per annum and is payable, quarterly, at the option of the Company in cash, through the issuance of additional Notes or, under certain situations, through the issuance of shares of Common Stock.  The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Notes) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes as well as any Solana tokens purchased with the proceeds from the EPFA, as evidenced by a security agreement. For additional information on the terms of the Notes, see the section titled “Description of Securities – Senior Secured Convertible Notes.”

On June 30, 2025, the Company entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “APA”) with the APA Seller. Pursuant to the APA, the APA Seller agreed to sell, and the Company agreed to purchase, a portfolio of intellectual property owned by the APA Seller (the “Purchased Assets”) which is intended to be utilized by the Company in its online enrichment class platform, which provides interactive live courses for K-12 students in the United States and around the globe. In consideration for the Purchased Assets, the Company (a) paid $1,250,000 in cash to the APA Seller and (b) issued to the APA Seller (i) 800,000 shares of Common Stock and (ii) pre-funded warrants to purchase 739,278 shares of Common Stock.

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Solana-centric digital asset treasury strategy

Class Over was built to make high-quality, interactive learning accessible to students everywhere. As we expand our offerings across subjects like math, coding, and language arts, integrating blockchain technology allows us to build a more secure, scalable, and efficient platform. Strategic digital asset reserves like Solana lay the groundwork for a future where global payments, credentialing, and personalized learning can be powered by decentralized infrastructure, enhancing how we deliver education worldwide. The Company believes that Solana represents a uniquely scalable, high-performance blockchain platform that aligns with its long-term vision of integrating innovative technologies into its educational services. Solana’s architecture supports low-latency, high-throughput processing, enabling potential future applications such as blockchain-based credentialing, tokenized learning incentives, secure recordkeeping, and decentralized student data management. By investing in and participating in the Solana ecosystem, the Company aims to both enhance its treasury strategy and create strategic optionality for product innovation in its core education business.

Solana is a decentralized, open-source blockchain platform designed to support high-performance applications and financial transactions. The Solana blockchain operates through a decentralized ecosystem composed of multiple categories of participants. Validators are responsible for producing blocks, processing transactions, and securing the network. Token holders may participate in network security by staking or delegating their SOL to validators in exchange for protocol rewards. Developers contribute to the ecosystem by building decentralized applications and infrastructure on the Solana protocol, while end users engage in transactions and utilize those applications for financial, commercial, and social purposes. In addition, the Solana Foundation plays a supporting role by providing grants, funding, and resources intended to promote ecosystem growth, research, and adoption. Collectively, these participants contribute to the functionality, scalability, and sustainability of the Solana network

The Solana protocol utilizes a hybrid consensus mechanism that combines Proof-of-History (“PoH”) with Proof-of-Stake (“PoS”), which is intended to deliver high throughput, low transaction fees, and rapid confirmation times relative to many other blockchain networks.  Solana tokens (SOL) are the native tokens of the Solana blockchain, used for staking, governance, and transaction fees. Solana tokens are required to pay transaction and smart contract fees, may be staked or delegated to validators to help secure the network and earn protocol rewards, and are widely used across decentralized finance, digital asset, and payment applications built on Solana.

The lifecycle of Solana is defined by three core elements: (i) new issuance through inflationary staking rewards, (ii) ongoing utility-driven demand from applications and users, and (iii) deflationary effects from transaction fee burns and vesting releases. These factors collectively shape the long-term supply and demand dynamics of SOL and reinforce its central role as both a utility token and value-accruing asset within the Solana ecosystem. New tokens are created under an inflationary schedule that began at 8% annually and decreases by 15% each year until it reaches a long-term rate of 1.5%. To offset this growth, the network burns 50% of all transaction fees.  The protocol includes a burn mechanism under which a portion of each transaction fee is permanently removed from circulation, providing a partial offset to inflationary token issuance.  A portion of the Solana tokens were initially allocated to the Solana Foundation, ecosystem contributors, and early investors, subject to multi-year lock-ups and vesting schedules. All of the Company’s current Solana holdings are fully liquid and not subject to contractual lock-ups. However, certain grantrelated allocations and foundation holdings remain subject to staged, multi-year vesting schedules. As of September 10, 2025, Solana.com reported a total supply of approximately 609 million SOL, of which roughly 542 million were circulating and approximately 67 million were non-circulating due to lock-ups, vesting, or other restrictions.  Net supply therefore changes over time based on new issuance, fee burns, and scheduled unlocks. Overall, Solana’s tokenomics combine declining inflation with deflationary burn mechanisms intended to balance validator incentives with long-term supply sustainability.

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Our Solana-centric digital asset treasury strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. In addition, the Company may participate selectively in the Solana network through validator node operations and staking activities, which are intended to generate on-chain rewards and incremental yield on its digital asset holdings. The Company’s staking policy is to stake a substantial portion of its Solana holdings (generally between 90% and 100% of the Solana holdings), typically shortly after acquisition, in order to generate protocol rewards and contribute to network security. The Company currently utilizes multiple independent staking providers to diversify counterparty risk and avoid reliance on any single validator. To this end, the Company has recently entered into a partnership with Everstake Validation Services L.L.C. to explore participation in Solana validator operations, and has staked holdings with other providers operated by and through BitGo, including Figment. While the validator initiative remains in the early stages, any future operations are intended to be complementary to the Company's digital asset treasury management strategy and are not expected to represent a core component of the Company's business model.  Under the arrangements with the staking providers, such providers are solely responsible for the technical infrastructure, operation, and associated costs of any validator node. The Company does not operate any validator infrastructure directly and does not incur material capital expenditures in connection with such operations. Staking rewards are shared pursuant to commission terms negotiated with each provider, which generally provide for lower commission rates as the staked amounts increase.  Accordingly, the Company does not anticipate incurring any material capital expenditures or ongoing operating costs related to such activities.

Our strategy is governed by our digital asset treasury policy adopted by management and reviewed by the Company’s Board of Directors. The policy includes the following material provisions:

•

Eligible Digital Assets: The Company may allocate treasury resources to Solana (SOL), Bitcoin (BTC), and USD Coin (USDC), consistent with the terms of the EPFA and Note Purchase Agreement. Although all three assets are permissible, the Company currently prioritizes Solana as described above.

•

Acquisition and Custody: Digital assets are acquired through established cryptocurrency exchanges or over-the-counter (OTC) counterparties and are custodied using institutional-grade, multi-signature wallets and custody platforms to ensure the security and integrity of the holdings.

•

Asset Allocation Parameters: The Company’s policy includes defined exposure limits. Pursuant to the EPFA, up to 80% of the proceeds received under the EPFA may be allocated to the purchasing, long-term holding, and staking of Solana tokens, including operating Solana validators to earn staking rewards and contribute to the network’s security and decentralization and reinvesting staking yields to further expand our Solana holdings and strengthen our engagement within the Solana ecosystem.  Notwithstanding the foregoing, if it is determined that Solana tokens are considered to be “securities” by the Securities and Exchange Commission, we will review the makeup of our assets and will take such actions as are reasonably necessary to avoid being considered an investment company as defined in the Investment Company Act of 1940, as amended, including disposing of Solana tokens and refraining from purchasing Solana tokens otherwise permitted to be purchased under the EPFA.  We will also not purchase Solana tokens that would result in any violation of any fiduciary obligations of our board of directors or that would result in us becoming insolvent. Additionally, under the Note Purchase Agreement, 80% of the net proceeds from each tranche are required to be deposited into a lender-controlled account and used to purchase digital assets, including SOL, BTC, or USDC.

•

Liquidity and Monetization: Although the strategy is primarily intended for long-term holding, the Company may monetize or rebalance its digital asset portfolio from time to time to meet liquidity needs, manage risk, or support operational or strategic initiatives. All such actions are subject to management review and, where appropriate, board oversight.

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Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on delivering high-quality, live, interactive online courses. The strategy is designed to supplement the Company’s capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in blockchain ecosystems such as Solana may offer strategic advantages for product development and global expansion.

The Company has engaged the following third-party advisors and service providers in connection with its digital asset treasury strategy:

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BitGo Trust Company, Inc. serves as the Company’s qualified custodian, staking provider and trading counterparty for digital asset transactions. Material terms of the arrangement include: no transaction fees for digital asset trades, staking service fees ranging from 4% to 6% of staking rewards, and a digital asset storage fee of approximately 1 basis point (0.01%) of assets under custody annually.  BitGo Trust uses a multi-signature, three-key system, with user keys stored offline by the Company’s Chief Executive Officer and Chief Financial Officer, the platform key secured by BitGo in a hardware security module, and a separate offline backup key retained for recovery.  All assets, including Solana, are maintained in segregated wallets with unique on-chain addresses and are not commingled. All keys and devices are stored in the United States. BitGo provides custodial insurance for digital assets under custody.  The Company may verify holdings and staking via public blockchain explorers.

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Chaince Securities LLC acts as the Company’s digital asset strategic advisor. In consideration for its services, the Company issued to Chaince 100,000 shares of Common Stock. Chaince’s role includes advising on the structuring and deployment of the Company’s digital asset treasury strategy, assisting in the design, operation, and optimization of SOL validator nodes to maximize staking rewards, providing risk management oversight and implementing industry best practices for digital asset portfolio management and evaluating and advising on strategic alternatives, partnerships, and growth opportunities within the digital asset and blockchain ecosystem.

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SOL Collateral Management LLC serves as the collateral agent with respect to the Company’s digital asset collateral under the Note Purchase Agreement. There are no additional compensation arrangements with this party. SOL Collateral Management LLC is an affiliate of the purchaser of the Notes pursuant to the Note Purchase Agreement.

•

Everstake Validation Services L.L.C. has been engaged to explore participation in Solana validator operations.  Under the terms of the partnership, Everstake Validation Services will be solely responsible for the technical infrastructure, operation, and associated costs of any validator node.

To the Company’s knowledge, none of the above service providers is affiliated with the EPFA Investor and the EPFA Investor and the Note Purchase Investor are not affiliated with each other.

As of September 30, 2025, the Company has acquired 57,110 SOL tokens at an aggregate purchase price of approximately $8.55 million.

As of September 30, 2025, the Company has staked all of its Solana holdings across multiple independent providers under arrangements that entitle the Company to a percentage of staking rewards, net of commissions payable to each provider as follows:

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BitGo-operated validator: Approximately 22,800 SOL are staked, generating rewards at an annualized gross rate of approximately 7.78%. The Company is entitled to receive the full amount of such rewards, net of BitGo’s standard commission, which is currently 4%.

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Figment: Approximately 27,800 SOL are staked, generating rewards at an annualized gross rate of approximately 7.75%. The Company is entitled to receive the full amount of such rewards, net of Figment’s standard commission, which is currently 6%.

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Everstake: Approximately 7,000 SOL are staked. Pursuant to the Company’s arrangement with Everstake, the Company expects to be entitled to staking rewards at an annualized gross rate of approximately 7.0%. Commission payable to Everstake is structured on a sliding scale: initially 97% of the total rewards, decreasing to 20% as the amount of staked tokens increases.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following December 31, 2030, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as a Delaware corporation on May 2, 2024. Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW”, respectively. Our address is 450 7th Avenue, Suite 905, New York, New York 10123. Our telephone number is (800) 345-9588. Our website is www.classover.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

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Resale of Common Stock
Shares of Common Stock offered by the Selling Securityholders	31,627,668 shares
Use of proceeds	We will not receive any proceeds from the issuance or sale of shares of our Common Stock but any Notes that are converted would be retired and the debt thereunder would be extinguished.
Nasdaq Ticker symbols	“KIDZ” and “KIDZW” for the Common Stock and the Public Warrants, respectively.

_____________________

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Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•	If we are not able to continue to attract students to purchase our courses and to increase the spending of our students, our business and prospects will be materially and adversely affected.
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Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty attracting students to our online after-school tutoring service, and our reputation and operating results may be harmed.

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We face competition from established as well as other emerging companies, which could divert customers to our competition, result in pricing pressure, reduced operating margins, loss of market share, departure of qualified teachers and significantly reduce our revenue.

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We face significant competition, which could increase our customer acquisition cost, cause us to lose students to our competitors, lead to pricing pressure and loss of market shares, and significantly reduce our revenue.

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If we are not able to continue to recruit, train and retain a sufficient number of qualified teachers, our business, financial conditions and operating results may be materially and adversely affected.

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The vast majority of our teachers are engaged as independent contractors, not employees, and if federal or state law mandates that they be classified as employees, our business may be adversely impacted.

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Students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their academic performance or general dissatisfaction with our courses, which may adversely affect our business, financial condition, results of operation and reputation.

•	We may not be successful in the expansion of the courses that we offer.
•	We may not be able to maintain or increase our course fee levels.
•	Many of our students are minors, which may subject us to significant and/or heightened litigation risks, regulatory scrutiny, and reputational damage.
•	Tuition refunds or potential refund disputes may negatively affect our cash flows, financial condition, and reputation.
•	We have incurred, and in the future may continue to incur, net losses.
•	Our financial statements contain disclosure regarding the substantial doubt about our ability to continue as a going concern.
•	We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.
•	We have grown rapidly and expect to continue to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.
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Certain aspects of our business and ability to grow are seasonal and cyclical, which may cause our current business plans to change and our operating results and revenues to fluctuate. As a result, we may fail to meet the expectations of securities analysts and investors, which could cause the Company’s stock price to decline.

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As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. Our management has limited experience in operating a public company.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

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We have identified material weaknesses in our internal control over financial reporting as of December 31, 2024 and 2023, and we may identify additional material weaknesses in the future. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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The dual-class structure of the Company’s Common Stock as contained in the Company’s Charter has the effect of concentrating voting control with those stockholders who held our capital stock prior to the contemplated transaction, including our directors, executive officers and their respective affiliates.

•	Our estimates of the size of our addressable market may prove to be inaccurate.
•	We face risks related to natural and other disasters, health epidemics, and other extraordinary events, such as the COVID-19 pandemic, which could significantly disrupt our operations.
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We may be exposed to cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) and other cybersecurity threats that may impact our networks or systems.

•	Changes in laws or regulations relating to consumer data privacy could materially and adversely affect our business.
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Servicing our indebtedness, including the Notes, may require a significant amount of cash, and the restrictive covenants contained in the documents that govern our indebtedness could adversely affect our business plan, liquidity, financial condition, and results of operations.

•	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.
•	Our financial results and the market price of our Common Stock may be affected by the prices of Solana.
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We face risks relating to the custody of our Solana tokens, including the loss or destruction of private keys required to access our Solana tokens and cyberattacks or other data loss relating to our Solana tokens, including smart contract related losses and vulnerabilities.

•	We face risks related to our Solana treasury reserve business model, including but not limited to potential security breaches or cyberattacks.

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Market Price, Ticker Symbols and Dividend Information

Market Price and Ticker Symbols

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

On October 1, 2025, the closing price of our Common Stock was $1.22 and the closing price of our Public Warrants was $0.09.

Holders

As of September 25, 2025, there were 6,535,014 shares of Class A Common Stock issued and outstanding held of record by one holder, 18,083,473 shares of Class B Common Stock issued and outstanding held of record by 52 holders and 17,249,987 Public Warrants issued and outstanding held of record by one holder.  The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by our outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.  As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included elsewhere in this prospectus. The value of your investment in the Company will be subject to the significant risks affecting the Company and inherent to the industry in which it operates. The risk factors described below disclose material and other risks, are not intended to be exhaustive and are not the only risks faced by the Company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect the business, financial condition, results of operations and cash flows in future periods of the Company. The occurrence of any of these events could cause the trading price of our Common Stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Relating to the Company’s Business and Industry

If we are not able to continue to attract students to purchase our courses and to increase the spending of our students, our business and prospects will be materially and adversely affected.

We generate revenues primarily from students paying for our online tutoring and after-school courses. Our ability to continue to attract students to purchase our online courses and to increase their spending are critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to recruit, train and retain high-quality teaching staff, continue to develop, adapt or enhance the quality of our course offerings to meet the evolving demands of our existing or prospective students, adapt our promotional activities to changes in market demand, regulatory regime and practices, enhance our brand equity and awareness to a broader base of potential customers, and effectively utilize the data insights from our online course offerings to refine our educational content offered and provide a more localized, personalized and effective learning experience to our students.

Our ability to retain existing students by improving students’ academic performance and delivering a satisfactory learning experience is also critical to the success of our business. Our ability to improve the academic performance of our students is related to the learning ability, attitude, efforts and time and resource commitments of each student, which are beyond our control. Students may feel dissatisfied with the quality of our educational content offerings and the teachers and student service staff they encounter during our courses or fail to perform up to expectation after attending our courses. In addition, our courses may not be able to satisfy all of our students’ requirements. Satisfaction with our courses may be affected by a number of factors, many of which may not relate to the quality or effectiveness of our course offerings. If students feel that we are not providing them the learning experience they have subscribed for, they may choose to withdraw from existing courses and seek refunds. In addition, the students who fail to improve their performance after attending our programs or have unsatisfactory learning experiences with us may also choose not to refer other students to us, which in turn may adversely affect the number of paid student enrollments.

All of these factors may contribute to reduced student engagement and increased challenges in attracting and enrolling prospective students. We must also manage our growth while maintaining consistent and high teaching quality, and respond effectively to competitive pressures. If we are unable to continue to attract and retain students to purchase our courses and to increase the spending of our students, our gross billings and net revenues may decline, which may have a material adverse effect on our business, financial condition and results of operations.

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty attracting students to our online after-school tutoring service, and our reputation and operating results may be harmed.

We believe that market awareness of our brand has contributed significantly to the success of our business. Maintaining and enhancing our brand is critical to our efforts to attract students to our online after-school tutoring service, which are in turn critical to our business. Our ability to maintain and enhance brand recognition and reputation depends primarily on the perceived effectiveness and quality of our services, as well as the success of our branding and marketing efforts. Failure to maintain and enhance our brand recognition could have a material and adverse effect on our business, operating results and financial condition. In recent years, we have devoted significant resources to our brand promotion efforts, but we cannot assure you that these efforts will be successful. If we are unable to further enhance our brand recognition, or if our brand image is negatively impacted by any negative publicity relating to our company, courses or teachers, regardless of its veracity, we may not be able to attract students to our online after-school tutoring service successfully or efficiently, and our business and results of operations may be materially and adversely affected.

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We face competition from established as well as other emerging companies, which could divert customers to our competition, result in pricing pressure, reduced operating margins, loss of market share, departure of qualified teachers and significantly reduce our revenue.

We expect existing competitors and new entrants to the online education market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other market participants introduce new or improved delivery of direct-to-consumer online learning and technology-enabled services that we cannot match or exceed in a timely or cost-effective manner, our ability to grow our revenue and achieve profitability could be compromised.

We compete against established companies as well as independent professionals in the education space. Some of our current and tangential and potential competitors have significantly greater financial resources than we do. Increased competition may result in competitive pressure for us or a decrease in our market share, which could negatively affect our revenue and future operating results and our ability to grow our business.

A number of competitive factors could cause us to lose potential opportunities or force us to offer our solutions on less favorable economic terms, including:

•	competitors may develop service offerings that students find to be more compelling than ours;
•	competitors may adopt more aggressive pricing policies and offer more attractive sales terms, adapt more quickly to new technologies and changes in student requirements;
•	competitors may offer better compensation to teachers or divert qualified teachers from our platform;
•

current and potential competitors may establish relationships among themselves or with third parties to enhance their products and expand their markets, and our industry is likely to see an increasing number of new entrants and increased consolidation. Accordingly, new competitors may emerge and rapidly acquire significant market share.

We may not be able to compete successfully against current and future competitors. In addition, competition may intensify as our competitors raise additional capital and as established companies in other market segments or geographic markets expand into our market segments or geographic markets. If we cannot compete successfully against our competitors, our ability to grow our business and achieve profitability could be impaired.

We face significant competition, which could increase our customer acquisition cost, cause us to lose students to our competitors, lead to pricing pressure and loss of market shares, and significantly reduce our net revenues.

The online education industry is competitive, especially in the core United States markets where we generate the majority of our revenue. We expect competition in this sector to persist. We face competition in each part of our service offerings from other online and offline educational service providers. Some of our current or future competitors may have longer operating histories, greater brand recognition, or greater financial, technical or marketing resources than we do. We compete with these education service providers across a range of factors, including, among others, high-quality content synchronized with local curriculum, textbook versions and academic assessment objectives, insights based on learning data and empowered by data analytics capabilities, application of a wide range of advanced technology in different educational scenarios, functions covering diversified educational scenarios and friendly user experience, effectiveness of customer services and sales and marketing efforts, and track record, trust and brand recognition. Our competitors may adopt similar curricula and marketing approaches, with different pricing and service packages that may have greater appeal than our offerings. In addition, some of our competitors may have more resources than we do and may be able to devote greater resources than we can to the development and promotion of their products and services and respond more quickly than we can to the changes in student preferences, testing materials, admission standards, market needs or new technologies. As a result, our course enrolment may decrease due to intense competition. If we reduce course fees or increase spending in response to competition in order to retain or attract students and high quality teaching staff, or pursue new market opportunities, our net revenues may decrease and our costs and expenses may increase as a result of such actions which may adversely affect our operating margins. If we are unable to successfully compete for students, maintain or increase our level of course fees, attract and retain competent teaching staff or other key personnel, maintain our competitiveness in terms of the quality of our education services in a cost-effective manner, we may lose our market share and our financial condition may be materially and adversely affected.

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If we are not able to continue to recruit, train and retain a sufficient number of qualified teachers, our business, financial conditions and operating results may be materially and adversely affected.

Our teachers are critical to maintaining the quality of our course offerings, the learning experience of our students and our brand and reputation. We seek to recruit high-quality teachers with strong education background and teaching skills who have a strong command of the subject areas to be taught and meet our qualifications. As we mainly offer courses in online 1 on 1 or 1 on 6 small-class format, we require a sufficient number of teachers to deliver our courses. The supply of educators in the United States with the necessary experience and qualifications to teach our courses is limited, and we must provide competitive pay to attract and retain them as recurring teachers for our courses.

We cannot assure that we will be able to continue recruit and retain a sufficient number of quality teachers in the future, and if we fail to do so, our teaching quality may be adversely affected. Departure of quality teachers may also reduce the attractiveness of our course offerings and negatively impact our paid student enrollments. We also need to provide on-going training to our teachers, to ensure that they stay abreast of changes in course materials, student demands and other changes and trends necessary to teach effectively. Furthermore, as we continue to develop new educational content, we may need to engage additional high-quality teachers with appropriate skill sets or backgrounds to deliver instructions effectively. We cannot guarantee that we will be able to effectively engage and train such teachers quickly, or at all. In addition, given other potentially more attractive opportunities for our high-quality teachers, over time some of them may choose to leave us. In the event such teachers join our competitors, students may decide to follow such quality teachers and enroll in their courses offered through other online education companies, which may weaken our competitive position in the industry.

Although we have not experienced major difficulties in engaging, training or retaining high-quality teachers in the past, we may not always be able to engage, train and retain a sufficient number of high-quality teachers to keep pace with our growth and our expansion into more comprehensive grade, subject matter and course material coverage, while maintaining consistent educational quality. We may also face significant competition in engaging high-quality teachers from our competitors or from other opportunities that are perceived as more desirable. A shortage of high-quality teachers, a decrease in the quality of our teachers’ performance, whether actual or perceived, or a significant increase in the cost to engage or retain high-quality teachers would have a material adverse effect on our business, financial condition and results of operations.

The vast majority of our teachers are engaged as independent contractors, not employees, and if federal or state law mandates that they be classified as employees, our business may be adversely impacted

We engage independent contractors and are subject to the federal laws and regulations, including but not limited to the IRS regulations, and applicable state laws and regulations regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it could be determined that the independent contractor classification is inapplicable to the nature of the relationship between us and the independent contractors. Our independent contractors are compensated based on the number of hours they teach, and they are responsible for their own expenses, as specified in formal contracts. These agreements also include indemnification clauses and confidentiality provisions.

If legal standards for classification of independent contractors change, it may be necessary to change our business model or modify our compensation structure for these roles.  This could include paying additional compensation, reimbursing expenses or meeting other requirements related to employees, versus independent contractors.  Such changes could increase our operational costs and potentially disrupt our business operations, adversely impacting our financial condition and results of operations.

Students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their academic performance or general dissatisfaction with our courses, which may adversely affect our business, financial condition, results of operation and reputation.

The success of our business depends in large part on our ability to retain our students by delivering a satisfactory learning experience and improving their academic performance through our tutoring services, which represents the majority of our income. If students feel that we are not providing the experience they are seeking, they may choose to withdraw from existing courses and seek refunds. For example, our courses and teachers may fail to significantly improve a student’s academic performance. Student satisfaction with our programs may decline for a number of reasons, many of which may not reflect the effectiveness of our courses and teaching methods. A student’s learning experience may also suffer if his or her relationship with our teachers does not meet expectations. If a significant number of students fail to significantly improve their academic performance after taking our courses or if their learning experiences with us are unsatisfactory, they may not purchase additional courses from us or refer other students to us and our business, financial condition, results of operations and reputation would be adversely affected.

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We may not be successful in our expansion of courses in our exploration of additional educational services.

We offer comprehensive tutoring courses covering all core K-12 academic subjects and certain early childhood education courses. We offer our courses in online 1-on-1 and 1-on-6 small-class formats. We aim to continue to expand the coverage of our tutoring courses to cover additional subjects and more versions of different education curricula and textbooks within each subject matter and each grade. Expansions and upgrades to our existing products and courses may not be well received by our students and teachers, and newly introduced course offerings and educational content may not achieve success as expected. Our lack of experience with these new products and services may adversely affect our prospects and our ability to compete with the existing market players in any of these product and service categories. The development of new products, services and content could disrupt our ongoing business, disrupt our management’s attention, be costly and time-consuming and require us to make significant investments in research and product development, develop new technologies, and increase sales and marketing efforts, all of which may not be successful. We cannot assure you that any of such new products or services will achieve market acceptance or generate sufficient revenues to offset the costs and expenses incurred in relation to our development and promotion efforts. If we are unsuccessful in our expansion of after-school tutoring products or in our exploration of additional educational services due to financial constraints, failure to attract qualified personnel or other reasons, our business, financial condition and results of operations could be adversely affected.

We may not be able to maintain or increase our course fee levels.

Our results of operations are affected by the pricing of our online course offerings. At present, we offer three primary payment plans for our courses, which are generally charged under a credit system. A pre-paid credit package system that provides volume discounts for purchasing higher quantities of pre-paid credits in advance, a time based unlimited pass that can be purchased for a duration ranging from 1 to 12 months and competition preparation classes which are typically sold for a set duration (e.g., 30 hours). While we have increased our prices in the past, we cannot guarantee that we will be able to maintain or increase our prices in the future without adversely affecting the demand for our course offerings.

Many of our students are minors, which may subject us to significant and/or heightened litigation risks, regulatory scrutiny, and reputational damage.

Because of the nature of our business, many of our users are minors under the age of 18. As a result, we may be subject to additional laws and regulations that are applicable when businesses interact with children, such as the Children’s Online Privacy Protection Act (“COPPA”). Additionally, although transactions with minor children are ultimately authorized and paid for by a parent or guardian, these minor children may not have the capacity to enter into binding agreements or may have the ability to subsequently void contracts. As a result, we may not be able to enforce the terms of these agreements. An incident involving a child, and in particular an incident that has the potential to compromise the safety or privacy of a child, could garner negative attention, which could harm our brand or reputation and affect our business.

Tuition refunds or potential refund disputes may negatively affect our cash flows, financial condition, and reputation.

We generally offer refunds for unused credits from customers who purchase a credit package within 60 calendar days. The number of refund requests and the amount of refunds could be affected by a number of factors, many of which are beyond our control. These factors include, without limitation to, student dissatisfaction with our teaching quality and our educational content offerings, a perceived decline in our teaching quality due to the departure of popular teachers, privacy concerns relating to our services, negative publicity regarding us or online education in general. Any refund payments that we may be required to make to our students, as well as the expenses we could incur for processing refunds and resolving refund disputes, could be substantial and could adversely affect our business operations and financial condition. A high volume of refunds and refund disputes may also generate negative publicity that could harm our reputation.

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We will need to raise additional funds to execute on our current business plans. These funds may not be available to us when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

We expect to finance our operations and capital expenditures over the next twelve months primarily through existing cash balances, supplemented as necessary by funds that may become available through additional financing.

We intend to raise additional capital in connection with the Business Combination and through the issuance of equity, equity related or debt securities, secured loan facilities or through obtaining credit from government or financial institutions or commercial partners.

To the extent we seek to raise funds in the capital markets, our ability to do so will depend upon market conditions, and volatility in the capital markets. We cannot be certain that additional funds will be available to us on the timelines we may need, on favorable terms, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, cash flows, business and prospects could be materially adversely affected.

We have incurred, and in the future may continue to incur, net losses.

We experienced net losses of $843,048 and $433,055 in 2024 and 2023, respectively. We cannot assure you that we will be able to generate net profits or positive cash flow from operating activities in the future. Our ability to achieve profitability will depend in large part on our ability to increase our operating margin, either by growing our revenues at a rate faster than our operating expenses increase, or by reducing our operating expenses, especially our sales and market expenses, as a percentage of our net revenues. Accordingly, we intend to continue to invest in our branding and marketing activities to attract new students, improve our online and mobile platforms and data analytics capabilities to enhance student experience.

Our financial statements contain disclosure regarding the substantial doubt about our ability to continue as a going concern.

As of December 31, 2024, Class Over had a stockholders’ deficit of approximately $4,519,154. For the years ended December 31, 2024 and 2023, Class Over had losses from operations of $833,828 and $425,025. We do not know whether or when we will become profitable. Our annual and interim financial statements disclose and the report from our independent registered public accounting firm as of and for the years ended December 31, 2024 and 2023 includes an explanatory paragraph stating that the liquidity condition raises substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are not able to obtain sufficient funding, our business, prospects, financial condition and results of operations will be harmed, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors would lose part or all of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all, and our business may be harmed.

Because of the numerous risks and uncertainties associated with our business plan, we are unable to accurately predict the timing or amount of expenses or when, or if, we will be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of the Company’s securities and could impair our ability to raise capital, expand our business, maintain our research and development efforts or continue our operations. A decline in the value of the Company’s securities could also cause you to lose all or part of your investment.

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We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.

The Company was formed in 2024 to consummate the Business Combination and Class Over was founded in June 2020 and acquired by the Company in April 2025.  As a result, we have a limited operating history as an online education platform. As a result, there is limited information on which investors can base an evaluation of our business, strategy, operating plan, results and prospects. It is difficult to predict future revenues and appropriately budget for expenses, and we have limited insight into trends that may emerge and affect our business. We face substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk.

We have grown rapidly and expect to continue to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.

Although Class Over has incurred continuing losses from operations and net losses in the past few years, it has experienced rapid growth in sales, primarily driven by the fast growth of online education during the Covid-19 pandemic. Class Over’s revenues increased by 94% from $1,898,718 for the year ended December 31, 2022 to $3,675,604 in 2024. Our growth has placed, and will continue to place, a significant strain on our demand for more educators, customer and IT support staff, administrative and operating infrastructure, educational content development, sales and marketing capacities, facilities and other resources. To further expand our business operations, we need to attract more students, scale up our educational content offerings, increase our educational content development professionals and employees of other functions, as well as strengthen our technology and infrastructure. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage this expansion of our business, our costs and expenses may increase more than we plan and we may not successfully attract a sufficient number of students, educators and other personnel in a cost-effective manner, respond to competitive challenges, or otherwise execute our business strategies. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional courses and educational content and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective students, in which case their experience with our services may suffer, which could damage our reputation and business prospects.

Certain aspects of our business and ability to grow are seasonal and cyclical, which may cause our current business plans to change and our operating results and revenues to fluctuate. As a result, we may fail to meet the expectations of securities analysts and investors, which could cause Company’s stock price to decline.

Our operating results, revenues, and growth potential may fluctuate on a seasonal or cyclical basis, as well as from quarter to quarter and year to year. This seasonality can make our future performance difficult to predict and may cause our operating results for specific periods to fall below expectations.

Class Over typically experiences lower demand during the back-to-school season, which spans from late summer to early fall, as parents and students are focused on adjusting to new school schedules and routines. In contrast, we observe increased demand and higher revenues prior to the summer and winter breaks. During these periods, students have more available time for additional learning, and parents are more likely to seek out supplementary educational opportunities.

These seasonal patterns can result in variability in our financial performance, influencing our ability to forecast revenues and manage resources effectively. Understanding and managing these fluctuations is crucial for maintaining consistent growth and meeting market expectations.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. The development and implementation of the standards and controls necessary for the post-combination company to achieve the level of accounting standards required of a public company may require costs greater than expected. It is possible that the post-combination company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we are subject to laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of Nasdaq, which Class Over was not required to comply with as a private company. As a newly public company as a result of the Business Combination, complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management and significantly increases our costs and expenses. For example, we will have to institute a more comprehensive compliance function, comply with rules promulgated by Nasdaq and prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws. We will also have to retain and rely on outside counsel, accountants and third-party advisors to a greater degree in these activities. In addition, being subject to these rules and regulations may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Class Over has identified material weaknesses in its internal control over financial reporting as of December 31, 2024 and 2023, and we may identify additional material weaknesses in the future. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

During the course of preparing Class Over’s financial statements as of and for the years ended December 31, 2024 and 2023, certain material weaknesses in internal control over financial reporting were identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Specifically, Class Over did not design and maintain formal accounting policies, procedures and internal controls, and did not have the necessary resources in place to achieve complete, accurate and timely financial accounting, reporting and disclosures, including as it relates to (1) revenue recognition and (2) controls to achieve the appropriate segregation of duties within its accounting and finance systems. These deficiencies resulted in material adjustments to Class Over’s consolidated financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weaknesses. We intend to address these pervasive material weaknesses and expect to finalize and implement a remediation plan, which we believe will address the underlying causes. We have engaged external advisors with subject matter expertise and additional external resources to provide assistance in assessing the control environment and expect to further engage these external advisors to provide assistance with all elements of the internal controls over financial reporting program, including:

•	Expanding the accounting and finance functions of the Company by hiring additional employees within the accounting and finance department of the Company, which has not yet been initiated;
•	The engagement of a third-party firm to assist the Company in its debt and equity valuation methods and accounting processes;
•	The engagement of a third-party firm to assist the Company for its complex revenue and other transactions;
•	The implementation of additional controls relating to its revenue recognition and impairment process on a go forward basis; and
•	The development and implementation of formal duties, processes and responsibilities within the Company’s accounting and finance systems.

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These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. We do not know the specific time frame needed to fully remediate the material weaknesses identified.

We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. The implementation of these remediation measures is in the early stages and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles and, as a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could be a reasonable possibility that these control deficiencies or others may result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

We and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of December 31, 2024 and 2023, in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required by reporting requirements under Section 404 of the Sarbanes Oxley Act after the completion of the Business Combination.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price.

The dual-class structure of the Company’s Common Stock as contained in the Company’s amended and restated certificate of incorporation has the effect of concentrating voting control with those stockholders who held our capital stock prior to the Business Combination, including our directors, executive officers and their respective affiliates.

The Company’s Class A common Stock has twenty-five votes per share while the Company’s Common Stock has one vote per share. Hui Luo, the Company’s Chief Executive Officer, holds all of the Company’s Class A common stock.  Because of the twenty-five-to-one voting ratio between the Company’s Class A common stock and Company Common Stock, Ms. Luo controls a majority of the combined voting power of our Common Stock and therefore is able to control all matters submitted to the Company’s stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Our estimates of the size of our addressable market may prove to be inaccurate.

It is difficult to accurately estimate the size of the online education market and predict with certainty the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We face risks related to natural and other disasters, health epidemics, and other extraordinary events, such as the COVID-19 pandemic, which could significantly disrupt our operations.

Our business could be materially affected by natural disasters, other health epidemics or other public safety concerns affecting the United States. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures, internet failures or other operation interruptions for us and our service providers, which could cause the loss or corruption of data or malfunction of software or hardware as well as adversely affect our ability and the ability of our service providers to conduct daily operations and to deliver our products and course offerings. Our business could also be adversely affected if employees of ours or our service providers are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the US economy in general.

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We may be exposed to cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) and other cybersecurity threats that may impact our networks or systems.

Cyberattacks, including through the use of malware, computer viruses, distributed denial of services attacks, ransomware attacks, credential harvesting, social engineering and other means for obtaining unauthorized access to or disrupting the operation of our networks and systems could have a material adverse effect on our operations. Cyberattacks can cause equipment or network failures, loss or corruption of information, including personal information or our customers’ proprietary information, as well as disruption to our operations, which could result in significant expenses, potential investigations and legal liability, and reputational damage. The development and maintenance of systems to prevent such attacks is costly and requires ongoing monitoring, updating and personnel. While, to date, we have not knowingly been subject to cyberattacks that, individually or in aggregate, have been material to our operations or financial condition, the preventive actions we take to reduce the risks associated with cyberattacks may be insufficient to repel or mitigate the effects of a major cyberattack in the future.

Changes in laws or regulations relating to consumer data privacy could materially and adversely affect our business.

Class Over, as an online tutoring and afterschool service, must adhere to a set of specific regulations that govern educational practices, data privacy, and consumer protection in the United States. The regulatory landscape is influenced heavily by both federal and state laws, creating a multifaceted compliance environment.

At the federal level, the COPPA is particularly critical for services like Class Over that engage with children under the age of 13. COPPA requires such services to obtain verifiable parental consent before collecting personal information from children. This act also mandates clear disclosure of how the collected information is used and shared, ensuring that parents have control over their children's personal data. Additionally, the Family Educational Rights and Privacy Act protects the privacy of student education records and provides parents with certain rights regarding their children's educational information, which transfers to the students themselves once they reach the age of 18 or attend a school beyond the high school level.

State regulations can introduce additional complexities. For instance, California’s Consumer Privacy Act  and the more recent California Privacy Rights Act (Cenhance privacy rights and consumer protection for residents of California, including stricter data handling protocols that Class Over must follow. These laws not only affect companies based in California but also those operating or collecting data from California residents, thus impacting our operations nationwide due to the online nature of its services.

If we are unable to effectively navigate these regulatory requirements, it could have a material adverse effect on our operations.

Failure to maintain the trademark for the name "Classover" and our business logo could materially and adversely affect our business.

In March 2025, we secured the trademark “Classover” from the United States Patent and Trademark Office.  As of the date of this prospectus, we have not yet registered trademarks for our brand and logo. Our name, logo, and other marks are integral to distinguishing our brand in the market, and any inability to maintain these trademarks could adversely affect our business and reputation among customers.

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The Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Company or its directors, officers, employees or stockholders.

The Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided that the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and can therefore bring claims for breach of these provisions in any appropriate forum. Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act or the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

Changes in applicable tax laws, regulations or administrative interpretations thereof may materially adversely affect our financial condition, results of operations and cash flows.

We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the U.S. federal corporate income tax rate, a limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on the use of net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, relaxed certain of the limitations imposed by the TCJA for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the TCJA and the CARES Act for future years is difficult to quantify, but these changes could materially adversely affect holders of our common stock. In addition, on August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023. Other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest or effect other changes that could have a material adverse effect on our business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations, and treaties. These laws, regulations and treaties are complex, and the manner in which they apply to the Company and its diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations, and treaties, resulting in additional tax liability or adjustment to its income tax provision that could increase its effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

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Public Company and Financial Reporting Risks

We will incur increased costs and obligations as a result of being a public company.

As a publicly traded company, we are incurring and will continue to incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure required of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of Nasdaq. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required, and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of our board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.

If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Common Stock may decline.

Pursuant to Section 404 of the Sarbanes-Oxley Act, following consummation of the Business Combination, the report by management on internal control over financial reporting is on Classover’s financial reporting and internal controls (as accounting acquirer). Once we no longer qualify as an “emerging growth company,” an attestation of the independent registered public accounting firm will also be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Classover has not historically had to comply with all of these rules, and to comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, Classover may need to upgrade its legacy information technology systems, implement additional financial and management controls, reporting systems and procedures, and hire additional accounting and finance staff.

If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to continue to utilize outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal controls over financial reporting are effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.

We cannot assure you that there will not be material weaknesses in our internal control over financial reporting now or in the future. We have not previously been required to conduct such an internal control evaluation and assessment. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines that we have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

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Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are now subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) ending December 31, 2030, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We are taking advantage of the exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a smaller reporting company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find the Company Common Stock less attractive as a result of our smaller reporting company status. If some investors find the Company Common Stock less attractive, there may be a less active trading market for the Company Common Stock and the share price may be more volatile.

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Risks Relating to Ownership of our Common Stock

Our stock price may be volatile and may decline regardless of our operating performance.

The market price of our Common Stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or its failure to meet these projections;

•

failure of securities analysts to maintain coverage of us, changes in financial estimates or ratings by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other retail or technology companies generally, or those in the cannabis industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of our Common Stock;

•	the inclusion, exclusion or removal of our Common Stock from any indices;

•	changes in our board of directors or management;

•	transactions in our Common Stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our Common Stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

Our stock price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. In the past, there has been increased focus by government agencies on transactions such as the Business Combination, and that increased focus may continue, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result, which could adversely affect the price of our Common Stock.

An active trading market for our Common Stock and Public Warrants may not be sustained.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.  We cannot assure you that an active trading market for our Common Stock and Public Warrants will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your securities when desired or the prices that you may obtain for your securities. Furthermore, the depression of our stock price due to the large number of shares of Common Stock offered by this prospectus may make it more difficult to maintain compliance with Nasdaq’s minimum bid price rule.  This could increase the risk that the listing of our securities on Nasdaq may not be sustained.

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Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, our outstanding shares of restricted stock will become eligible for sale to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act (“Rule 144”). All the shares of Common Stock issued or reserved for issuance under the Company’s 2024 Plan are expected to be registered on Form S-8 under the Securities Act and such shares will be eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.  Given the large number of shares of Common Stock registered for resale under this prospectus, the issuance and sale of Common Stock pursuant to this offering is likely to depress the price of the Common Stock.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or its market, or if they change their recommendations regarding our Common Stock adversely, the trading price or trading volume of our Common Stock could decline.

The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, its business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match the projections of these securities research analysts. While we expect research analyst coverage, if no analysts commence or maintain coverage of us, the trading price and volume for our Common Stock could be adversely affected. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Common Stock to decline.

We may become involved in litigation, including securities class action litigation relating to the Business Combination that may materially adversely affect us.

In the past, legal proceedings have been initiated against businesses that became a public company through a “de-SPAC” transaction.  Accordingly, it is possible that we may become involved in legal proceedings relating to the Business Combination. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.  Any adverse determination in litigation could also subject the Company to significant liabilities.

Servicing our indebtedness, including the Notes, may require a significant amount of cash, and the restrictive covenants contained in the documents that govern our indebtedness could adversely affect our business plan, liquidity, financial condition, and results of operations.

We and our subsidiaries may be required to repay or redeem, or to pay interest on, the Notes or any future permitted indebtedness incurred by us or our subsidiaries, in cash. Despite our right to pay the interest and principal balance of the Notes by issuing shares of our Common Stock and/or adding the amount of any required cash interest to the outstanding principal amount of the Notes, we may be required to repay such indebtedness in cash, if we do not meet certain conditions or in certain other circumstances. For example, we may be required to repay the outstanding principal balance and accrued but unpaid interest, along with a premium, upon the occurrence of certain changes of control or an event of default.

Our ability to make payments of the principal of, to pay interest on, or to redeem our indebtedness in cash, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. In addition, the Notes contain, and any future indebtedness may contain, restrictive covenants, including financial covenants. These payment obligations and covenants could have important consequences on our business. In particular, they could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness;
•

limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;
•	increase our vulnerability to general adverse economic and industry conditions; and
•	place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

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If we are unable to make required payments under our indebtedness, there could be a default under one or more of the instruments governing such indebtedness. Any such default or acceleration may further result in an event of default and acceleration of our other indebtedness. In such event, or if a default otherwise occurs under our indebtedness, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of our indebtedness could require us to immediately repay the outstanding principal and interest on such indebtedness in cash, in some cases subject to a premium. Furthermore, the Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Notes) and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes as well as any shares under the EPFA.  Accordingly, the holders of the Notes could foreclose on their security interests in our assets.

If we are required to make payments under our indebtedness in cash and are unable to generate sufficient cash flow from operations, we may be required to sell assets, or we may seek to refinance the remaining balance, by either refinancing with the holder of the indebtedness, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under our indebtedness, or in refinancing our obligations on favorable terms, or at all. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. A failure to refinance could have a material adverse effect on our liquidity, financial position, and results of operations. Should we refinance, it could be dilutive to shareholders or impose onerous terms on us.

We do not intend to pay dividends for the foreseeable future.

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. Notwithstanding the foregoing, the Notes provide that so long as they remain outstanding and have not been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock. In addition, our ability to pay dividends may be limited by our outstanding preferred stock and covenants of any future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.  As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

Subject to any restrictions contained in the documents governing our outstanding preferred stock, we may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Additionally, the preferred stock is convertible into Common Stock pursuant to its terms and contain adjustment features that could increase the number of shares issuable upon conversion of such securities.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•	Our existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and

•	the market price of our shares of Common Stock may decline.

Risks related to the Equity Purchase Facility Agreement

The EPFA Investor will pay less than the then-prevailing market price for our Common Stock.

The Common Stock to be issued to the EPFA Investor pursuant to the EPFA will be purchased at a 5% discount to the lowest daily VWAP during the three (3) trading days immediately prior to the EPFA Investor’s receipt of a notice to sell shares under the EPFA. The EPFA Investor has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the EPFA Investor sells the shares, the price of our Common Stock could decrease. If our stock price decreases, the EPFA Investor may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our Common Stock may decline by our selling shares pursuant to the EPFA.

Pursuant to the EPFA, when we deem it necessary, we may raise capital through the sale of our Common Stock to the EPFA Investor at a price equal to a 5% discount to the lowest daily VWAP during the three (3) trading days immediately prior to the EPFA Investor’s receipt of our notice to sell shares. Because the price will be lower than the prevailing market price of our Common Stock, to the extent that we sell shares under the EPFA, your ownership interest may be diluted.

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We are registered an aggregate of 77,399,381 shares of Common Stock to be issued under the EPFA. The sale of such shares could depress the market price of our Common Stock.

We are registering an aggregate of 77,399,381 shares of Common Stock under the registration statement of which this prospectus forms a part for issuance pursuant to the EPFA. The sale of these shares into the public market by the EPFA Investor could depress the market price of our Common Stock.

The EPFA Investor has agreed, subject to certain exceptions listed in the EPFA, to refrain from holding an amount of shares which would result in the EPFA Investor or its affiliates owning more than 4.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent the EPFA Investor from selling shares of Common Stock received in connection with the EPFA, and then receiving additional shares of Common Stock in connection with a subsequent sale. In this way, the EPFA Investor could sell more than 4.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 4.99% at one time.

We may not have access to the full amount available under the EPFA.

Our ability to sell shares under the EPFA requires that the registration statement of which this prospectus forms a part continue to be effective. In addition, the registration statement of which this prospectus is a part registers 77,399,381 shares issuable under the EPFA, and our ability to access the EPFA to sell any remaining shares issuable under the EPFA is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of Common Stock subject to these subsequent registration statements to the EPFA Investor under the EPFA.

Risks related to our Solana Holdings

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As Solana and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Solana. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Solana or the ability of individuals or institutions such as us to own or transfer Solana.

If Solana is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Solana and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a Solana treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Regulatory change reclassifying Solana as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Solana and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have not stated their view as to whether Solana is or is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in Solanas exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

 We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations.  Furthermore, if Solana is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of Solanas that constitute investment assets under the 1940 Act. These steps may include, among others, selling Solanas that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our Solanas at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if Solana is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of Solana and in turn adversely affect the market price of our Common Stock.

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Our financial results and the market price of our Common Stock may be affected by the prices of Solana.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in Solana tokens.  As of September 30, 2025, the Company has acquired 57,110 SOL tokens at an aggregate purchase price of approximately $8.55 million.  The price of Solana has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as Solana, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of Solana.

Any decrease in the fair value of Solana below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to Solana, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our Solana holdings, the price of Solana may significantly influence the market price of our Common Stock. Additionally, if the price of Solana falls, and our Common Stock price falls as a result, then the Notes may not be converted and we may, in certain situations, need to repay them in cash. To the extent the value of the Notes exceeds the value of the Solana held as collateral, we may need to obtain additional financing, which might not be available on satisfactory terms or at all.  Any deficiency could substantially exceed the value of our other assets and could be many multiples of our historical earnings.

We face risks relating to the custody of our Solana tokens, including the loss or destruction of private keys required to access our Solana tokens and cyberattacks or other data loss relating to our Solana tokens, including smart contract related losses and vulnerabilities.

We hold our Solana tokens with a single regulated custodian that has duties to safeguard our private keys. In light of the significant amount of Solana tokens we anticipate that we will hold, we may need to engage additional custodians to achieve a greater degree of diversification in the custody of our Solana tokens as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Solana tokens, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Solana tokens, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we will conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

Currently, the insurance that covers losses of our Solana holdings may cover none or only a small fraction of the value of the entirety of our Solana holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Solana. Moreover, our use of custodians exposes us to the risk that the Solana our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Solana. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Solana. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Solana tokens are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Solana is held. While the Solana blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Solana held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Solana held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Solana and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Solana tokens. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of Solana tokens or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Solana, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Solana and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Solana we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our Solana. Solana and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our Solana in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Solana;

•	improper disclosure of data and violations of applicable data privacy and other laws; or

•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact the market price of Solana and in turn negatively impact our financial condition and results of operations and the market price of our Common Stock.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with ongoing or future armed conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face other risks related to our Solana treasury reserve business model.

Our Solana treasury reserve business model exposes us to various risks, including the following:

•	Solana and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our Solana strategy subjects us to enhanced regulatory oversight;

•	regulatory changes could impact our ability to operate validators or receive rewards;

•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;

•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;

•	uncertainty around Solana’s regulatory status may impact our ability to list on certain exchanges;

•	changes in political administration may not guarantee a favorable regulatory environment for Solana; and

•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

The foregoing factors could lead to disruption in the market for Solana, which could adversely affect the market price of Solana and in turn adversely affect the market price of our Common Stock.

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USE OF PROCEEDS

All shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the issuance or sale of shares of our Common Stock but any Notes that are converted would be retired and the debt thereunder would be extinguished

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements are based on the historical financial information of BFAC for the years ended December 31, 2024 and 2023, adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the unaudited condensed historical balance sheet of BFAC as of December 31, 2024 with the audited historical condensed consolidated balance sheet of Class Over and our audited condensed consolidated balance sheet as of December 31, 2024, giving effect to the Business Combination as if it had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 combines the unaudited historical condensed statement of operations of BFAC for year ended December 31, 2024 with the audited historical condensed consolidated statement of operations of Class Over for the year ended December 31, 2024, and the audited historical condensed consolidated statement of operations of the Company for the period from inception to December 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 combines the audited historical condensed statement of operations of BFAC for year ended December 31, 2023 with the audited historical condensed consolidated statement of operations of Class Over for the year ended December 31, 2023, giving effect to the Business Combination as if it had occurred as of January 1, 2023.

Notwithstanding the legal form of the Business Combination, the Business Combination has been accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, BFAC has been treated as the acquired company and we have been treated as the acquirer for financial statement reporting purposes.

The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only.

The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. BFAC and Class Over did not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared giving pro forma effect to historical financials using the actual redemptions at Closing, in which case 3,514,769 of BFAC’s 3,683,125 Public Shares subject to redemption were redeemed at a pro forma per price of approximately $11.49 per share as of December 31, 2024, resulting in an aggregate payment of approximately $40.38 million out of the Trust Account. The pro forma outstanding Common Stock of the Company immediately after the Business Combination based on the actual redemption scenario (which amounts are based on information as of December 31, 2024, as adjusted for events that relate to material transactions consummated after such date through the date hereof) is as follows:

	Pro Forma Combined
	Assuming Actual Redemptions
	Number of Common Shares	%
BFAC public shares	168,356	0.8%
BFAC founder shares (including non-redeemable Class A shares held by founders)	8,625,000	38.7%
Mrs. Hui Luo – Company founder and shareholder (super voting class)	6,535,014	29.3%
The rest of Class Over shareholders and note holders	5,964,986	26.8%
Shares issued to advisors	975,000	4.4%
Total common shares outstanding*	22,268,356	100.0%

* Not including 1,000,000 Series A preferred shares to be issued to Class Over shareholders as part of the merger consideration at business combination, and 2,400 Series B preferred shares to be issued to PIPE Investors at business combination as the initial installment of PIPE Financing.

The historical financial information of BFAC was derived from the unaudited condensed financial statements of BFAC as of and for the year ended December 31, 2024, as well as the audited condensed financial statements of BFAC as of and for the year ended December 31, 2023. The historical financial information of the Company was derived from the audited condensed consolidated financial statements of the Company as of and for the period from inception to December 31, 2024. The historical financial information of Class Over was derived from the audited condensed financial statements of the Company as of and for the years ended December 31, 2024 and 2023.

The information is only a summary and should be read together with BFAC’s, Class Over’s, and the Company’s audited and unaudited financial statements and related notes, “Classover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in its prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the related transactions. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

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Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

				Actual Redemption Scenario
	Classover	BFAC	Pubco	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash	$50,682	$1,815	$2	42,302,760	(A)	2,548,228
				(40,384,696	)(B)
				(544,428	)(E)
				(616,045	)(F)
				(511,860	)(H)
				2,250,000	(K)
				(2	)(L)
Prepayments and other current assets	15,557	-	-			15,557
Due from related parties	8,251	-	-			8,251

Total current assets	$74,490	$1,815	$2			2,572,036

Noncurrent assets:
Cash held in trust account	-	42,302,760	-	(42,302,760	)(A)	-
Property and equipment, net	218,617	-	-			218,617
Operating lease right-of-use assets, net	1,552,242	-	-			1,552,242

Total noncurrent assets	1,770,859	42,302,760	-			1,770,859

TOTAL ASSETS	$1,845,349	$42,304,575	$2			$4,342,895

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$7,200	$-	$-			$7,200
Interest payable	19,072	-	-			19,072
Deferred revenues	2,719,091	-	-			2,719,091
Due to related parties	249,545	312,087	-	(312,087	)(H)	249,545
Operating lease liabilities - current	314,685	-	-			314,685
Accrued liabilities and other payables	63,415	199,773	238	(199,773	)(H)	63,415
				(238	)(L)

Total current liabilities	3,373,008	511,860	238			3,373,008

Noncurrent liabilities:
Convertible notes payable	1,750,000	-	-	(1,750,000	)(G)	-
Operating lease liabilities - noncurrent	1,241,495	-	-			1,241,495
Warrant liability	-	431,250	-			431,250

Total noncurrent liabilities	2,991,495	431,250	-			1,672,745

TOTAL LIABILITIES	$6,364,503	$943,110	$238			$5,045,753

Commitments and contingencies
Class A ordinary share subject to possible redemption	-	42,302,501	-	(42,302,501	)(B)

Stockholder's equity:
Classover's Ordinary shares, $0.0001 par value	158	-	-	(158	)(G)	-
BFAC Class A Ordinary shares, $0.0001 par value	-	200	-	(200	)(J)	-
BFAC Class B Ordinary shares, $0.0001 par value	-	663	-	(663	)(D)	-
Pubco Class B Ordinary Shares, $0.0001 par value	-	-	1	(1	)(L)	-
New issuance of Company Series A Preferred shares, $0.0001 par value	-	-	-	100	(G)	100
New issuance of Company Series B Preferred shares, $0.0001 par value	-	-	-	1	(K)	1
New issuance of Company Class B Ordinary shares, $0.0001 par value	-	-	-	17	(B)	1,574
				663	(D)
				694	(G)
				200	(J)
New issuance of Company Class A Ordinary shares, $0.0001 par value	-	-	-	654	(G)	654
Additional paid-in capital	80,412	2,438,872	1	1,917,788	(B)	5,055,011
				1,748,710	(G)
				(3,380,771	)(I)
				2,249,999	(K)
				(1	)(L)
Retained earnings (Accumulated deficit)	(4,599,724)	(3,380,771)	(238)	(544,428	)(E)	(5,760,197)
				(616,045	)(F)
				3,380,771	(I)
				238	(L)

Total stockholder's equity	(4,519,154)	(941,036)	(236)			(702,858)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,845,349	$42,304,575	$2			$4,342,895

See accompanying notes to the unaudited pro forma combined financial information.

38

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

				Actual Redemption Scenario
	Classover	BFAC	Pubco	Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Service revenues	$3,375,604	$-	$-			$3,375,604
Consulting revenues (related party)	300,000	-	-			300,000

Total revenues	3,675,604	-	-			3,675,604

Cost of revenues:
Cost of revenues	1,616,428	-	-			1,616,428

Total cost of revenues		-	-			1,616,428

Gross profit	2,059,176	-	-			2,059,176

Operating expenses:
Selling and marketing	657,003	-	-			657,003
General and administrative	2,196,747	561,738	238	(238	)EE	2,758,485
Research and development	39,254	-	-			39,254

Total operating expenses	2,893,004	561,738	238			3,454,742

(Loss) from operations	$(833,828)	$(561,738)	$(238)			(1,395,566)

Other Income (Expense)
Interest Income (Expense)	(9,220)	2,229,081	-	(2,229,081	)AA	(9,220)
Change in fair value of warrants	-	1,447,044	-			1,447,044
(Loss) on promissory note - related party	-	(7,306)	-			(7,306)
Debt forgiveness	-	1,606,901	-			1,606,901

Total other income (expense)	(9,220)	5,275,720	-			3,037,419

Income (Loss) before provision for income taxes	(843,048)	4,713,982	(238)			1,641,853
Provision for income taxes	-	-	-			-

Net income (loss)	$(843,048)	$4,713,982	$(238)			1,641,853

Net loss per share - basic and diluted	(0.53)	0.34	(2.38)			0.07
Weighted average shares outstanding - basic and diluted*	1,576,995	13,795,599	100	6,895,662	DD	22,268,356

See accompanying notes to the unaudited pro forma combined financial information.

39

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

			Assuming Actual Redemption Scenario
	Classover	BFAC	Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Service revenues	$2,996,835	$-			2,996,835
Consulting revenues (related party)	100,000	-			100,000

Total revenues	3,096,835	-			3,096,835

Cost of revenues:
Cost of revenues	1,437,979	-			1,437,979

Total cost of revenues	1,437,979	-			1,437,979

Gross profit	1,658,856	-			1,658,856

Operating expenses:
Selling and marketing	505,518	-			505,518
General and administrative	1,551,633	3,430,328	544,428	BB	6,142,434
			616,045	CC
Research and development	26,730	-			26,730

Total operating expenses	2,083,881	3,430,328			6,674,682

(Loss) from operations	$(425,025)	$(3,430,328)			(5,015,826)

Other Income (Expense)
Interest Income (Expense)	(8,030)	9,953,034	(9,953,034	)AA	(8,030)
Change in fair value of warrants	-	(1,260,642)			(1,260,642)
(Loss) on promissory note - related party	-	(76,149)			(76,149)
Debt forgiveness	-	80,059			80,059

Total other income (expense)	(8,030)	8,696,302			(1,264,762)

Income (Loss) before provision for income taxes	(433,055)	5,265,974			(6,280,588)
Provision for income taxes	-	-			-

Net income (loss)	$(433,055)	$5,265,974			(6,280,588)

Net loss per share - basic and diluted	(0.29)	0.18			(0.28)
Weighted average shares outstanding - basic and diluted*	1,500,000	29,318,851	(8,550,495	)DD	22,268,356

See accompanying notes to the unaudited pro forma combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, BFAC has been treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Class Over’s stockholders being expected to comprise 94.55% of the voting power of the Company under the redemption scenarios, respectively, after considering the 25:1 voting power of the Class A shares that Ms. Hui Luo owns after the Business Combination, directors appointed by Class Over constituting four of the five members of the Company’s board of directors, the Company’s operations prior to the transaction comprising the only ongoing operations of the Company, and Class Over’s senior management comprising all of the senior management of the Company.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of Class Over with the Business Combination treated as the equivalent of the Company issuing stock for the net assets of BFAC, accompanied by a recapitalization. The net assets of BFAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Class Over in future reports of the Company.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on December 31, 2024. The unaudited pro forma condensed combined statements of operations for the for the years ended December 31, 2024 and 2023, give pro forma effect to the Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical unaudited financial statements of BFAC as of December 21, 2024;

•	the historical audited financial statements of BFAC as of December 31, 2023;

•	the historical audited consolidated financial statements of Class Over as of and for the year ended December 31, 2024;

•	the historical audited consolidated financial statements of Class Over as of and for the year ended December 31, 2023;

•	the historical audited consolidated financial statements of the Company as of and for the period from inception to December 31, 2024; and

•

other information relating to BFAC, Class Over, and the Company contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under certain proposals.

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Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

 One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Company’s retained earnings or additional paid-in capital, and are assumed to be either cash settled or settled in shares. Please refer to Note 2.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

(A)	Reflects the liquidation and reclassification of $42,302,760 of cash held in the Trust Account to cash and cash equivalents that becomes available for general use by the Company following the Closing.

(B)

Represents the actual redemption scenario in which 3,514,769  BFAC public ordinary shares are redeemed at a redemption price of approximately $11.49 per share, the remaining 168,356 shares are reclassified to permanent equity immediately prior to the Closing

(C)	N/A

(D)	Reflects the conversion of 6,625,000 BFAC Class B founder shares to the Company’s Class B common stock on a one-on-one basis.

(E)

Represents preliminary estimated transaction costs to be incurred by BFAC of approximately $922,000, inclusive of advisory, legal, accounting, SEC registration, proxy service, and printing fees that are incurred in connection with the Transactions, $377,572 has been accrued as of December 31, 2024. Transaction cost that already accrued as of December 31, 2024 is recorded as a reduction of accrued liabilities; Transaction cost that is expected to be paid prior to the Closing in the amount of $544,428 is recorded as general expenses and a reduction of retained earnings. Transaction cost expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations.

(F)

Represents preliminary estimated transaction costs to be incurred by Class Over of approximately $1,000,000, inclusive of advisory, legal, accounting, and printing fees that are incurred in connection with the Transactions, $383,955 has been accrued and paid as of December 31, 2024, which has been reflected in Class Over's historical statement of operations; Transaction cost that is expected to be paid prior to the Closing in the amount of $616,045 is recorded as general expenses and a reduction of retained earnings. Transaction cost expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations.

(G)

Reflects the recapitalization through 1) issuance of 12,500,000 shares of the Company’s common stock in exchange for Class Over’s common stock shareholder and convertible debt holders, including 6,535,014 Class A super voting shares to the founder, and 5,964,986 Class B shares to the rest of Classover shareholders and noteholders, 2) the issuance of 1,000,000 Series A Preferred Stock and 3) the issuance of 975,000 ordinary shares to advisors at the Closing. The amount is allocated to ordinary shares at $0.0001 per share, and the difference between historical book value of Class Over’s common stock and the amount allocated to ordinary shares are then charged to additional paid-in capital. The Company’s new shares are issued at $10.00 per share.

42

(H)	Reflects the payment of BFAC's accrued liabilities and due to related parties at closing.

(I)

Reflects the reclassification of BFAC’s historical accumulated deficit to additional paid-in capital. Adjustment is made to the extend that paid-in capital would not be negative under maximum redemption scenario.

(J)	Reflects the conversion of 2,000,000 BFAC Class A non-redeemable shares to Class B common stock on a one-on-one basis.

(K)

Reflects an issuance of 2,400 Series B preferred shares to the PIPE Investor at the closing of the Business Combination in exchange for an aggregate net amount investment of $2.25 million. The issuance is the first installment of the three-installment $5 million PIPE Financing pursuant to the PIPE Agreement which was executed on November 22, 2024. Of the $5.0 million investment: (i) 2,400 shares shall be issued upon consummation of the Business Combination; (ii) up to 1,600 shares shall be issued upon exercise of the First Preferred Warrants; and (iii) up to 1,000 shares shall be issued upon exercise of the Second Preferred Warrants. The Preferred Warrants expire on the 12-month anniversary of the consummation of the business combination and have an initial exercise price of $1,000, subject to adjustment as set forth therein. The Company has determined that the second two installments are not material probable transactions (because neither are guaranteed to be consummated) and thus excluded them from the pro forma.

(L)	Reflects elimination between BFAC and its subsidiaries.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2024

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2024 are as follows:

(AA)	Represents the elimination of interest income related to the investments held in the BFAC Trust Account.

(DD)

Represents the calculation of net income per share using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

(EE)	Reflects elimination between BFAC and its subsidiaries.

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Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(AA)	Represents the elimination of interest income related to the investments held in the BFAC Trust Account.

(BB)	Represents preliminary estimated transaction costs to be incurred by BFAC of approximately $544,428 in connection with the Business Combination. Please refer to Note 2 (E)

(CC)	Represents preliminary estimated transaction costs to be incurred by Class Over of approximately $616,045 in connection with the Business Combination. Please refer to Note 2 (F)

(DD)

Represents the calculation of net income per share using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

3. Net Income per Share

Net income per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming no redemptions scenario and maximum redemptions scenario.

	Assuming Actual Redemption Scenario
	Year Ended December 31, 2024		Year Ended December 31, 2023
Pro forma net income attributable to common shareholders	1,641,853		(6,280,588)
Weighted average shares outstanding – basic and diluted	22,268,356		22,268,356
Net income per share – basic and diluted	0.07		(0.28)
Weighted average shares outstanding – basic and diluted
BFAC redeemable public shares	168,356	0.8%	168,356	0.8%
BFAC founder shares (including non-redeemable Class A shares held by founders)	8,625,000	38.7%	8,625,000	38.7%
Mrs. Hui Luo - founder and shareholder of Classover (super voting class)	6,535,014	29.3%	6,535,014	29.3%
Remaining Classover's shareholders and note holders	5,964,986	26.8%	5,964,986	26.8%
Shares issued to advisors	975,000	4.4%	975,000	4.4%
Total	22,268,356	100.0%	22,268,356	100.0%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an online enrichment class platform that offers over 40 courses taught by experienced, independent educators. Our program caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. Unlike traditional classes, we give students the unique opportunity to explore their interest in-depth via interactive, live streaming courses with flexible time slots. Although we have incurred continuing losses from operations and net losses in the past few years, our business has experienced continuous growth in sales. Our total revenue decreased by $214,963, or 23% from $940,611 for the three months ended June 30, 2024, to $725,648 for the three months ended June 30, 2025. Our gross profit decreased by $206,754, from $529,472 for the three months ended June 30, 2024, to $322,718 for the three months ended June 30, 2025. Gross profit margin decreased from 56% for the three months ended June 30, 2024 to 44% for the three months ended June 30, 2025. Our total revenue decreased by $284,232, or 16% from $1,825,896 for the six months ended June 30, 2024, to $1,541,664 for the six months ended June 30, 2025. Our gross profit decreased by $276,524, from $1,004,608 for the six months ended June 30, 2024, to $728,084 for the six months ended June 30, 2025. Gross profit margin decreased from 55% for the six months ended June 30, 2024 to 47% for the six months ended June 30, 2025, as a result of decreased revenue during 2025. Our total revenue increased by $578,769, or 19%, from $3,096,835 for the year ended December 31, 2023, to $3,675,604 for the year ended December 31, 2024. Our gross profit increased by $400,320, from $1,658,856 for the year ended December 31, 2023, to $2,059,176 for the year ended December 31, 2024. Gross profit margin increased from 54% for the year ended December 31, 2023 to 56% for the year ended December 31, 2024.

Business Model

We understand that it is easier to learn when students are interested, so we highlight variety in our business model. Our platform offers a wide breadth of affordable enrichment programs including language, science, technology, engineering, arts, mathematics, music, and many more. Since our platform handles enrollments, record keeping, and many other tasks that usually take up educators’ time, our educator can focus on sharing knowledge about topics they love with our students.

We analyze data gathered on our platform to better determine our students’ most relevant needs, helping us match them with relevant courses and learning paths, thereby driving higher satisfaction. Once a learner enrolls in a course, we strive to provide an effective learning experience through tutoring, assessments, Q&As, and interactive exercises.

We provide time-based subscriptions and credit-based subscriptions to our online courses. For time-based subscriptions, we provide students with unlimited access to our courses for a specified period of time. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance.

Key Factors Affecting Our Performance

Our results of operations and financial condition have been, and will continue to be, affected by a number of factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and elsewhere in this prospectus.

Ability to attract new registered users base

Our business model is dependent upon our ability to grow and maintain a large user base. As of June 30, 2025 and December 31, 2024, we have 68,374 and 61,387 registered users, respectively.

"Registered users" are individuals who have signed up and created an account on our platform. This group includes all users who access our services, regardless of whether they have made a financial commitment to our offerings. Registered users may take advantage of free trials, access limited content, or use basic features available at no cost. While registered users do not directly contribute to subscription revenue, they play a crucial role in the overall revenue strategy by expanding the potential market. They provide a pool of potential customers who can be converted into paying customers through targeted marketing and engagement strategies. Additionally, registered users might generate revenue through advertisements, in-app purchases, or by upgrading to paid plans.

"Paid subscribers," on the other hand, include those registered users who have opted for a subscription plan and have made a financial commitment to access our premium content and features. Paid subscribers also encompass customers who purchase lesson credit packages, allowing them to access specific lessons or courses without committing to a recurring subscription. These subscribers typically pay either a recurring fee, which can be monthly, quarterly, or annually, depending on the subscription model, or a one-time fee for lesson credit packages. Paid subscribers are the primary source of revenue for the Company. The consistent and recurring nature of subscription payments ensures a steady revenue stream, while lesson credit packages offer flexibility and contribute additional non-recurring revenue. This combination supports the Company's operational costs, development, and expansion plans.

Ability to retain existing paid subscribers and customer relationships

Our ability to increase our revenues and profitability will depend on the ability to retain our existing customers as well as to convert registered users to paid subscribers.

45

Ability to attract and retain high quality independent teacher contractors

We believe that students are attracted to us largely because of the high quality and wide selection of enrichment and academic lessons offered by our high quality independent teacher contractors, and that continuing to attract and retain many high quality educator partners will be an important factor in attracting registered users and paid subscribers and increasing our revenue over time. We believe that our reach, reputation, and compensation packages provide an attractive value proposition for educators to partner with us to develop and distribute enrichment content. To be the platform of choice for educator partners, we continue to invest in increasing the size and engagement of our user base, improving recommendation and personalization features, and developing marketing capabilities that drive higher conversions. As of June 30, 2025 and December 31, 2024, we have 1,051 and 936 educator partners working with us, respectively.

Operating Efficiency

Our ability to maintain and increase profitability also depends on our ability to effectively control our costs and expenses. The significant component of our cost of revenues is the compensation expense to our educators. We pay our educators based on the number of hours they teach. In addition, we initiated time limit on certain courses, which encouraged students to pick courses in a shorter period of time, which also lead to an increase in the number of students in each class. However, to ensure quality of our online courses, we generally maintain a student to teacher ratio within 6:1.

Key Components of Results of Operations

Revenues

We have two predominant sources of revenue : (i) time-based subscriptions and (ii) credit-based subscriptions to our online courses. Customers are required to pay in advance to enroll for courses. In 2023, we started generating consulting revenue by providing marketing consulting services to a related party.

Cost of revenues

Cost of revenue consists of streaming services, third-party payment processing fees, and compensation for teachers and certain employees.

Selling expenses

Selling expenses consist primarily of advertising costs on social media platforms such as Google and WeChat.

General and administrative expenses

General and administrative expenses consist primarily of (i) compensation for our management and administrative personnel, (ii) expenses in connection with operation supporting functions such as legal, accounting, consulting, and other professional service fees, and (iii) office rental, depreciation, and other administrative related expenses.

Research and Development Expenses

Our research and development expenses include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

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For the three months ended June 30, 2025 and 2024

The following table summarizes our results of operations for the years presented. The results below are not necessarily indicative of results to be expected for future periods.

	For the Three Months Ended June 30,
	2025	2024	Variance Amount	Variance %
	(Unaudited)	(Unaudited)
Revenues:
Service revenues	$725,648	$840,611	$(114,963)	(14)%
Consulting revenues (related party)	-	100,000	(100,000)	(100)%

Total revenues	725,648	940,611	(214,963)	(23)%

Cost of revenues:
Cost of revenues	402,930	411,139	(8,209)	(2)%

Total cost of revenues	402,930	411,139	(8,209)	(2)%

Gross profit	322,718	529,472	(206,754)	(39)%

Operating expenses:
Selling and marketing	110,085	143,735	(33,650)	(23)%
General and administrative	1,889,175	550,224	1,338,951	243%
Research and development	22,491	6,426	16,065	250%

Total operating expenses	2,021,751	700,385	1,321,366	189%

(Loss) from operations	(1,699,033)	(170,913)	(1,528,120)	894%

Other income (expense)
Change in fair value of warrants	(1,540,424)	-	(1,540,424)	100%
Change in fair value of crypto assets	182,665	-	182,665	100%
Change in fair value of convertible debt	(260,630)	-	(260,630)	100%
Financing cost	(473,500)	-	(473,500)	100%
Staking rewards	6,548	-	6,548	100%
Interest and other expense	(43,435)	(1,906)	(41,529)	2,179%

Total other income (expense)	(2,128,776)	(1,906)	(2,126,870)	111588%

(Loss) before provision for income taxes	(3,827,809)	(172,819)	(3,654,990)	2,115%
Provision for income taxes	38,360	-	38,360	100%

Net (loss)	$(3,866,169)	$(172,819)	$(3,693,350)	2,137%

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Revenue

The summary information by revenue stream are as follows:

	For the Three Months Ended June 30,
	2025	2024	Variance Amount	Variance %
Service revenues	$725,648	$840,611	$(114,963)	(14)%
Consulting revenues (related party)	-	100,000	(100,000)	(100)%

Total revenues	725,648	940,611	(214,963)	(23)%

Our total revenue decreased by $214,963, or 23% from $940,611 for the three months ended June 30, 2024, to $725,648 for the three months ended June 30, 2025.

The decrease in the revenue in the second quarter of 2025 as compared to the second quarter of 2024 was primarily attributable to the absence of consulting revenue and decrease in service revenues. In the fourth quarter of 2023, we added a new revenue stream by providing marketing consulting services to Genius Kid Class LLC, one of our related parties. Consulting revenue generated in the second quarter of 2024 was $100,000. We completed our consulting service obligation by the end of 2024. We are uncertain about future growth of consulting revenue as we have not secured any new consulting contracts yet as of June 30, 2025. As a result, no consulting revenue was generated in the second quarter of 2025. Service revenues decreased by $114,963, or 14%, from $840,611 for the three months ended June 30, 2024, to $725,648 for the three months ended June 30, 2025, driven by a decrease in credit-based subscriptions and number of courses delivered during the second quarter of 2025.

Costs of Revenue

	For the Three Months Ended June 30,
	2025	2024	Variance Amount	Variance %
Compensation	$371,866	$371,838	$28	0%
Payment Processing Fee	13,164	18,451	(5,287)	(29)%
Streaming Services	17,900	20,850	(2,950)	(14)%
Total	$402,930	$411,139	($8,209)	(2)%

Cost of revenues decreased by $8,209, or 2%, from $411,139 for the three months ended June 30, 2024, to $402,930 for the three months ended June 30, 2025.

Payment processing fee decreased by $5,287, or 29%, from $18,451 for the three months June 30, 2024, to $13,164 for the three months ended June 30, 2025. The cost of streaming service decreased by $2,950, or 14%, from $20,850 for the three months June 30, 2024, to $17,900 for the three months ended June 30, 2025. The decrease in payment processing and streaming service expenses was due to decreased class sessions provided during the second quarter of 2025.

Gross profit margin

Our gross profit and gross profit margin from the two revenue streams are summarized as follows:

	For the Three Months Ended June 30,
	2025	2024	Variance
Service revenues
Gross profit	322,718	448,011	(125,293)
Gross margin	44%	53%	(9)%
Consulting revenues (related party)
Gross profit	-	81,461	(81,461)
Gross margin	-	81%	19%
Total
Gross profit	322,718	529,472	(206,754)
Gross margin	44%	56%	(12)%

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The total gross profit margin decreased from 56% for the three months ended June 30, 2024 to 44% for the three months ended June 30, 2025, as a result of decreased revenue during the second quarter of 2025.

Our gross margin of service revenue decreased from 53% for the three months ended June 30, 2024 to 44% for the three months ended June 30, 2025, mainly due to lower student enrollment in 2025.

Operating expenses

During the three months ended June 30, 2025, we incurred total operating expenses of $2,021,751, an increase of $1,321,366, or 189%, as compared to a total of $700,385 during the three months ended June 30, 2024.

General and administrative expenses increased by $1,338,951, or 243% from $550,224 for the three months ended June 30, 2024, to $1,889,175 for the three months ended June 30, 2025. Our general and administrative expenses include compensation related to the administrative personnel, amortization and depreciation expenses, rent, and other general expenses.

Other general expenses increased by $1,062,068 from $96,562 for the three months ended June 30, 2024, to $1,158,630 for the three months ended June 30, 2025. The increase was primarily attributable to higher consulting fees, regulatory registration expenses, and insurance as we completed a merger with Battery Future Acquisition Corp. (“BFAC”) in this quarter.

Employee compensation expenses increased by $121,197 from $347,458 for the three months ended June 30, 2024, to $468,655 for the three months ended June 30, 2025. The increase is primarily driven by additional hiring during the second quarter of 2025 to support our growth. In addition, there was an upward adjustment to executive compensation, further contributing to the overall compensation growth.

Employee stock compensation was $137,277 for the three months ended June 30, 2025. There was no employee stock compensation in 2024.

Interest and other expenses for the three months ended June 30, 2025, were $2,128,776 as compared to $1,906 for the three months ended June 30, 2024. The increase was primarily attributable to the financing cost and change in fair value of warrants, convertible notes, and crypto assets.

Provision for income taxes

Provision for income taxes for the three months ended June 30, 2025 was $38,360. We had no income tax provision for the three months ended June 30, 2024 as we made fully allowance on the deferred tax assets as we have determined that it is not more likely than not that the assets will be realized.

Net Loss

As a result of the combination of factors discussed above, our net loss increased from $172,819 for the three months ended June 30, 2024 to $3,866,169 for the three months ended June 30, 2025.

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For the six months ended June 30, 2025 and 2024

The following table summarizes our results of operations for the years presented. The results below are not necessarily indicative of results to be expected for future periods.

	For the Six Months Ended June 30,
	2025	2024	Variance Amount	Variance %
Revenues:
Service revenues	$1,541,664	$1,625,896	$(84,232)	(5)%
Consulting revenues (related party)	-	200,000	(200,000)	(100)%

Total revenues	1,541,664	1,825,896	(284,232)	(16)%

Cost of revenues	813,580	821,288	(7,708)	(1)%

Total cost of revenues	813,580	821,288	(7,708)	(1)%

Gross profit	728,084	1,004,608	(276,524)	(28)%

Selling and marketing	231,512	256,594	(25,082)	(10)%
General and administrative	2,462,714	1,059,126	1,403,588	133%
Research and development	28,798	24,918	3,880	16%

Total operating expenses	2,723,024	1,340,638	1,382,386	103%

(Loss) from operations	(1,994,940)	(336,030)	(1,658,910)	494%

Change in fair value of warrants	(1,540,424)	-	(1,540,424)	100%
Change in fair value of crypto assets	182,665	-	182,665	100%
Change in fair value of convertible debt	(260,630)	-	(260,630)	100%
Financing cost	(473,500)	-	(473,500)	100%
Staking rewards	6,548	-	6,548	100%
Interest and other expense	(44,735)	(3,878)	(40,857)	1,054%

Total other income (expense)	(2,130,076)	(3,878)	(2,126,198)	54827%

(Loss) before provision for income taxes	(4,125,016)	(339,908)	(3,785,108)	1,114%
Provision for income taxes	38,360	-	38,360	100%

Net (loss)	$(4,163,376)	$(339,908)	$(3,823,468)	1,125%

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Revenue

The summary information by revenue stream are as follows:

	For the Six Months Ended June 30,
	2025	2024	Variance Amount	Variance %
Revenues:
Service revenues	$1,541,664	$1,625,896	$(84,232)	(5)%
Consulting revenues (related party)	-	200,000	(200,000)	(100)%

Total revenues	1,541,664	1,825,896	(284,232)	(16)%

Our total revenue decreased by $284,232, or 16% from $1,825,896 for the six months ended June 30, 2024, to $1,541,664 for the six months ended June 30, 2025.

The decrease in the revenue was primarily attributable to the absence of consulting revenue and the increase in service revenues. In the fourth quarter of 2023, we added a new revenue stream by providing marketing consulting services to Genius Kid Class LLC, one of our related parties. Consulting revenue generated in the first quarter of 2024 was $100,000. Consulting services were provided over the past nine months. We completed our consulting service obligation by the end of 2024. We are uncertain about future growth of consulting revenue as we have not secured any new consulting contracts yet as of June 30, 2025. As a result, no consulting revenue was generated in 2025. Service revenues decreased by $84,232, or 5%, from $1,625,896 for the six months ended June 30, 2024, to $1,541,664 for the six months ended June 30, 2025, which is primarily attributable to a decrease in credit-based subscriptions and number of courses delivered in 2025.

Costs of Revenue

	For the Six Months Ended June 30,
	2025	2024	Variance Amount	Variance %
Compensation	$743,256	$740,113	$3,143	0%
Payment Processing Fee	29,974	38,920	(8,946)	(23)%
Streaming Services	40,350	42,255	(1,905)	(5)%
Total	$813,580	$821,288	$(7,708)	(1)%

Cost of revenues decreased by $7,708, or 1%, from $821,288 for the six months ended June 30, 2024, to $813,580 for the six months ended June 30, 2025.

Payment processing fee decreased by $8,946, or 23%, from $38,920 for the six months June 30, 2024, to $29,974 for the six months ended June 30, 2025. The cost of streaming service decreased by $1,905, or 5%, from $42,255 for the six months June 30, 2024, to $40,350 for the six months ended June 30, 2025. The decrease in payment processing and streaming service expenses were due to decreased class sessions provided during the second quarter of 2025.

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Gross profit margin

Our gross profit and gross profit margin from the two revenue streams are summarized as follows:

	For the Six Months Ended June 30,
	2025	2024	Variance
Service revenues
Gross profit	728,084	833,834	(105,750)
Gross margin	47%	51%	(4)%
Consulting revenues (related party)
Gross profit	-	170,774	(170,774)
Gross margin	100%	85%	15%
Total
Gross profit	728,084	1,004,608	(276,524)
Gross margin	47%	55%	(8)%

The total gross profit margin decreased from 55% for the six months ended June 30, 2024 to 47% for the six months ended June 30, 2025, as a result of decreased revenue during 2025.

Our gross margin of service revenue decreased from 51% for the six months ended June 30, 2024 to 47% for the six months ended June 30, 2025, mainly due to lower student enrollment.

Operating expenses

During the six months ended June 30, 2025, we incurred total operating expenses of $2,723,024, an increase of $1,382,386, or 103%, as compared to a total of $1,340,638 during the six months ended June 30, 2024.

General and administrative expenses increased by $1,403,588, or 133% from $1,059,126 for the six months ended June 30, 2024, to $2,462,714 for the six months ended June 30, 2025. Our general and administrative expenses include compensation related to the administrative personnel, amortization and depreciation expenses, rent, and other general expenses.

Other general expenses increased by $1,126,812 from $203,147 for the six months ended June 30, 2024, to $1,329,958 for the six months ended June 30, 2025. The increase was primarily attributable to higher professional consulting fees, regulatory registration expenses, insurance as we completed a merger with Battery Future Acquisition Corp. (“BFAC”).

Employee compensation expenses increased by $113,787 from $649,767 for the six months ended June 30, 2024, to $763,555 for the six months ended June 30, 2025. The increase is primarily driven by additional hiring during 2025 to support our growth. In addition, there was an upward adjustment to executive compensation, further contributing to the overall compensation growth.

Employee stock compensation was $137,277 for the six months ended June 30, 2025. There was no employee stock compensation in 2024.

Interest and other expenses for the six months ended June 30, 2025, were $2,130,076 as compared to $3,878 for the six months ended June 30, 2024. The increase was primarily attributable to the financing cost and change in fair value of warrants, convertible notes, and crypto assets.

Provision for income taxes

Provision for income taxes for the six months ended June 30, 2025 was $38,360. We had no income tax provision for the six months ended June 30, 2024 as we made fully allowance on the deferred tax assets as we have determined that it is not more likely than not that the assets will be realized.

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Net Loss

As a result of the combination of factors discussed above, our net loss increased from $339,908 for the six months ended June 30, 2024 to $4,163,376 for the six months ended June 30, 2025.

Liquidity and Capital Resources

As of June 30, 2025, we had cash and cash equivalents of $5,978,572. Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits:

	June 30, 2025	December 31, 2024

Cash on hand	$3,146	$3,144
Bank deposits	5,975,426	47,538
Total cash shown in the Statement of Cash Flows	$5,978,572	$50,682

The accompanying consolidated financial statements have been prepared applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of June 30, 2025, the Company had cash of $5,978,572, current liabilities of $4,585,015, a working capital of $1,400,847 and a stockholders’ equity of $2,704,703. For the three months ended June 30, 2025 and 2024, the Company had losses of $3,866,169 and $172,819, respectively, and for the six months ended June 30, 2025 and 2024, the Company had losses of $4,163,376 and $339,908, respectively. The continuing losses raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company completed business combination with Battery Future Acquisition Corp on April 4, 2025 and received $1,075,936 from BFAC’s trust account. Additionally, the Company received an aggregate of $4,700,000 from PIPE investors following the business combination, and entered into an equity purchase facility agreement (the “FPFA”) with Solana Holdings for up to an aggregate of $400 million in newly issued shares of the Company’s Class B common stock. Moreover, on May 30, 2025, the “Company entered into a Securities Purchase Agreement with an investor and the Company may sell to the investor up to an aggregate of $500 million in newly issued Notes. On June 6, 2025, the Company consummated the initial closing of $11 million of Notes. Management of the Company has evaluated the mitigation plans and determined that the current working capital, cash position, FPFA, and Notes available for future issuance are sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these combined and consolidated financial statements. Accordingly, the Company’s combined and consolidated financial statements are prepared on going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

These financial statements do not include any adjustment relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue additional equity or debt securities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

	For the Six months ended June 30,
	2025	2024

Net cash (used in) operating activities	$(624,777)	$(306,309)
Net cash (used in) investing activities	(2,300,000)	(136,394)
Net cash provided by financing activities	8,852,667	100,000
Change in cash and cash equivalents	5,927,890	(342,703)
Cash and cash equivalents, beginning of year	50,682	787,652
Cash and cash equivalents, end of year	$5,978,572	$444,949

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Operating Activities

Net cash used in operating activities for the six months ended June 30, 2025, was primarily attributable to net loss of $4,163,376, decrease in operating lease liabilities of $154,885 as we made payment under the lease contract, decrease in deferred revenues of $240,112, and change in fair value of crypto assets of $182,665. Cash outflow was partially offset by the change in fair value of warrants of $1,540,424, increase in accounts payable of $1,513,002, change in fair value of convertible debt of $260,630, non-cash amortization of operating lease right-of-use assets $151,201, employee stock compensation of $118,444, and increase in accrued liabilities and other payables of $374,008.

Net cash used in operating activities for the six months ended June 30, 2024, was primarily attributable to net loss of $339,908, decrease in due to related party $170,765 as we repaid our related party for the amount due, and decrease in operating lease liabilities of $115,394 as we made payment under the lease contract. Cash outflow was partially offset by the non-cash amortization of operating lease right-of-use assets $145,419, stock compensation issued for consulting services $25,120 and increase in deferred revenues of $92,329 as we collected in advance from online class subscription.

Investing Activities

Net cash used in investing activities was $2,300,000 for the six months ended June 30, 2025. The decrease was primarily due to our purchases of crypto assets and intangible assets.

Net cash used in investing activities was $136,394 for the six months ended June 30, 2024. The decrease was primarily due to our purchases of property and equipment.

Financing Activities

Net cash provided by financing activities was $8,852,667 for the Six months ended June 30, 2025. The increase was mainly due to the issuance of promissory notes of $3,089,400, capital contribution from private placement of $4,700,000, and proceeds from the reverse recapitalization of $1,077,752.

Net cash provided by financing activities was $100,000, for the six months ended June 30, 2024. The decrease was mainly due to the issuance of convertible loan.

Critical Accounting Policies and Estimates

Accounting Principles—The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of consolidation—The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

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Use of Estimates— The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition— The Company has Three predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

Subscription Revenue

Customers are required to pay in advance to enroll for course. For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as single performance obligation which is satisfied ratably over the service period. We charge fixed fees to the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized overtime on a straight-line basis through the service term.

Principal Agent Considerations—The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue— Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining session are expected to be delivered within twelve months or less.

Cost of Revenue—Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Property and Equipment—Property and equipment primarily includes computers and furniture are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

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Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Investment accounts—Investment accounts consist of cash and crypto assets held for investment purposes. Cash is carried at cost, which approximates fair value due to its short-term nature. The Company has elected to use the weighted average cost (WAC) method to determine the cost basis for its initial recognition of crypto asset holdings. Under this method, the cost of crypto assets sold or exchanged is calculated using the weighted average cost per unit at the time of the transaction. This method is applied consistently across all crypto asset holdings. The Company measures the fair value of its crypto assets subsequently, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. The Company establishes a deferred tax liability if the market value of crypto assets at the reporting date is greater than the average cost basis of the Company’s crypto holdings at such reporting date, and any subsequent increases or decreases in the market value of crypto assets increases or decreases the deferred tax liability. In determining the gain (loss) to be recognized upon sale, the Company calculates the difference between the sales price and carrying value of the crypto assets with WAC method.

Intangible assets—Intangible assets acquired by the Company are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses. Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful life, which is the period over which an asset is expected to be available for use. The estimates and associated assumptions of useful life determined by the Company are based on technical or commercial obsolescence, legal or contractual limits on the use of the asset, and other relevant factors. Both the period and method of amortization are reviewed annually. Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.

Income Taxes—The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at September 30, 2024 and 2023 related to uncertain tax positions.

Fair Value of Financial Instruments—The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, cash equivalents, accounts payable, deferred revenues, interest payable, loan payable, due to related parties, operating lease liabilities and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs— Research and development expenses include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Recent Issued Accounting Pronouncements

For a detailed discussion on recent accounting pronouncements, see Note 2 to the consolidated financial statements included elsewhere in the Form 8-K.

Contingencies—The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements including arrangements that would affect the Company’s liquidity, capital resources, market risk support and credit risk support or other benefits.

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BUSINESS

Our Mission

We operate through our wholly-owned subsidiary Class Over. We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students' academic achievements and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions. With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking, and problem-solving, in an engaging and interactive environment.

Business Overview

We leverage a proprietary cross-platform teaching and learning technology that we continuously develop and refine. This platform supports a variety of interactive tools and features, such as real-time communication and adaptive learning environments, designed to operate effectively across multiple device types and operating systems. Our investment in developing this technology aims to enhance user accessibility and improve educational delivery by facilitating a seamless and flexible learning experience for all students.

Our curriculum development process utilizes big data analytics to systematically analyze student performance data. This allows us to optimize and refine our educational content and learning plans, supporting our objective to offer more personalized learning experiences tailored to individual student needs. This data-driven approach helps to ensure that our curriculum remains adaptive and responsive, improving educational outcomes by aligning with students' evolving educational requirements.

Regarding our teaching staff, Class Over has worked with over 1,000 K-12 educators, screened through a stringent multi-round interview process. Regular assessments of teaching performance are conducted to maintain educational quality. This rigorous selection process ensures that our teaching staff possesses the necessary expertise and skills to deliver effective and engaging instruction, contributing to the overall educational efficacy of our programs.

Course Offerings

We offer a diverse array of course options to meet the varied educational needs of students from middle school through high school.

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Academic Tutoring Subjects: Our academic tutoring courses are closely aligned with the U.S. school curriculum, ensuring that students receive support that complements their regular schoolwork. We offer tutoring in core subject areas including English Language Arts, Math, and Science. Each subject area includes multiple levels of tutoring to cater to students with different academic capabilities and needs, from foundational understanding to advanced problem-solving.

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After-school Enrichment Program: To broaden students' educational experience beyond traditional subjects, we provide a wide range of afterschool enrichment courses. These courses are designed to cultivate interests and skills in both niche and popular areas. Students can engage in activities such as chess, which enhances strategic thinking; coding, which builds foundational tech skills; and music lessons like guitar. Additionally, we offer courses in Lego construction, which fosters creativity and engineering skills, as well as foreign languages including Chinese, French, and Spanish, enhancing cultural awareness and communication skills.

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Competition and Examination Preparation: Recognizing the importance of competitive and examination success in academic careers, Class Over introduced specialized courses in 2022 to prepare students for various competitions and examinations. These preparation courses are tailored to help students excel in specific contests such as the AMC Math Competition, where problem-solving and mathematical reasoning are crucial; Debate Championships, which enhance argumentative skills and critical thinking; and the Math Kangaroo Olympiad, known for its unique problem sets that challenge students' understanding of mathematical concepts. These courses aim to equip students with the necessary skills and confidence to perform excellently in competitive environments.

Teaching Methodology and Course Design

Classover’s TALENT Teaching Method

We employ the proprietary "TALENT" teaching method, developed by our research team to align with and enhance the U.S. educational system, specifically for the developmental stages of young learners. This method systematically incorporates all six cognitive domains of Bloom's Taxonomy—remembering, understanding, applying, analyzing, evaluating, and creating—across six key developmental aspects:

•	Task-Based: This component integrates practical applications with theoretical knowledge, aiming to deepen students' understanding and ability to apply concepts through practical, hands-on experiences.

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Academy: The curriculum is designed in accordance with the Common Core State Standards to ensure alignment with national academic benchmarks, preparing students for subsequent educational requirements and professional settings.

•	Logical: This stage emphasizes the development of logical and critical thinking capabilities through structured training, essential for solving complex problems and making informed decisions.

•	Evaluate: Continuous assessment mechanisms are utilized to monitor student progress, with personalized feedback provided to adapt teaching methods to individual learning needs.

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Numerical: A focus on mathematics and logic within the STEM fields (science, technology, engineering and mathematics) prepares students for advanced academic and professional pursuits in technology and engineering sectors.

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Target: This final aspect aims to enhance students' academic profiles and success in accessing higher educational opportunities and competitive environments, focusing on comprehensive skill development.

The TALENT teaching method is structured to foster comprehensive cognitive development and academic achievement, preparing students effectively for higher education and professional success.

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Classover Learning Experience

We primarily deliver our educational services through online real-time interactive private tutoring and small group sessions. This format is designed to provide a personalized and engaging learning environment, where each student's individual needs and learning pace are accommodated. Our use of proprietary technology enables real-time interaction between students and educators, which is crucial for effective learning and immediate feedback. This method allows us to tailor educational content and pacing specifically to the abilities and progress of each student, fostering a highly personalized learning experience.

Additionally, our small group sessions encourage a collaborative and interactive learning atmosphere. These sessions are structured to promote peer interaction, which enhances the learning process by incorporating diverse perspectives and collective problem-solving. The small group format ensures that each student receives adequate attention and support from instructors, which is essential for effective learning and academic growth. This approach not only helps in maintaining high engagement levels among students but also builds a community of learners who can grow together.

In addition to our primary online offerings, we have initiated pilot programs aimed at expanding our educational delivery methods. These programs involve partnerships with local learning centers, allowing us to blend our advanced online instructional capabilities with in-person class experiences. Through this hybrid model, local centers utilize our technology and remote teachers to offer a wide range of subjects. This approach not only broadens our reach but also provides students with the benefits of direct interaction and personalized instruction in a classroom setting.

This expansion into hybrid educational models represents our commitment to innovation in educational delivery. By combining the strengths of online and in-person learning, we aim to enhance accessibility and adaptability, ensuring that students have the opportunity to benefit from high-quality education in a format that best suits their learning preferences and situational needs.

Technology and Platform

Our proprietary teaching and learning platform is integral to our operational strategy, designed to ensure high levels of customer satisfaction and sustain strong relationships. Developed and continually refined by our team, this platform adapts to the evolving demands of the educational landscape through user feedback and the application of advanced big data analytics and AI technologies. These technologies are crucial for enhancing our educational offerings and the overall learning experience, enabling continuous improvement and optimization by analyzing detailed data on user interactions and performance.

The platform's robust functionality supports a range of critical educational activities. It allows students to schedule classes conveniently, aligning their learning with personal schedules and pacing. This flexibility is essential for accommodating diverse learning styles and commitments. For parents, the platform offers detailed progress tracking tools, providing visibility into their child's educational development and enabling more informed support and engagement in the learning process. Educators benefit from the platform’s analytics capabilities, which provide insights into student performance and engagement levels, assisting in the customization of teaching approaches to better meet the needs of individuals and groups.

Moreover, the platform enhances the user experience by offering exclusive benefits accessible through the app, such as personalized learning resources and interactive tools that improve engagement and educational outcomes. Integrating these functionalities with big data analytics and AI, the Classover app not only facilitates essential educational activities but also continually evolves to create a more effective, connected, and dynamic learning environment. This strategic use of technology underscores our commitment to delivering a high-quality, adaptive educational experience that meets the expectations of students, parents, and educators in today's digital-first world.

The continual collection and analysis of big data, augmented by AI, enable us to refine and enhance our educational services systematically. By identifying trends and preferences, we can make targeted improvements that directly address the needs of our students and educators. This ongoing enhancement process ensures that our platform's features, such as class scheduling, progress tracking, and access to exclusive benefits, not only remain useful but also evolve to better serve our users. Our strategic application of technology and data is a testament to our dedication to delivering a superior and adaptive educational experience, aligned with the high standards expected by our stakeholders in the current digital landscape.

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Our Target Learners

We serve a diverse range of students across the entire K-12 learning lifecycle, offering a comprehensive and high-quality educational experience tailored to meet a variety of needs and aspirations. Our platform caters to students who are proactive about enhancing their academic performance; many of these learners utilize our resources to advance their understanding of key academic concepts, get ahead in their studies, and ultimately achieve higher academic success. This group of students often seeks to deepen their knowledge in core subjects and excel beyond the standard curriculum offered in traditional school settings.

Additionally, we are an invaluable resource for students who are experiencing academic challenges. For these learners, our platform offers specialized support designed to address areas of underperformance and equip them with the necessary tools to catch up and excel. Through personalized tutoring and targeted learning plans, we help these students overcome their difficulties, restore their confidence, and foster a positive and productive learning experience. This remedial support is crucial for ensuring that all students have the opportunity to succeed and meet their educational goals.

Beyond academic improvement and remediation, our courses also appeal to students interested in enrichment and personal development. Our diverse course offerings allow students to explore new areas of interest and develop essential skills that are increasingly important in the modern world, such as coding, public speaking, and creative writing. For students preparing for academic tests and competitions, our platform provides rigorous preparation materials and coaching, helping them maximize their performance and stand out in competitive environments.

Moreover, we place a strong emphasis on enrichment and exploration, with courses designed to stimulate curiosity and foster a deeper understanding of the world. Whether it’s engaging in the arts, exploring scientific concepts, or mastering a new language, these courses cater to learners aged 6 to 18 and are accessible not just in the U.S. but also to a growing number of international students. This holistic approach not only complements students’ academic pursuits but also contributes to their all-around development, preparing them for a well-rounded and fulfilling future.

The Benefits We Offer to Learners

We are committed to establishing a reliable and trustworthy learning environment, constantly striving to exceed learner expectations and strengthen our brand. This commitment is grounded in our dedication to providing an exceptional educational experience, which is reflected in the high satisfaction rates reported by our users. Our platform incorporates advanced features such as multi-way video, collaborative workspaces, and integrated personalization tools, all designed to enhance the learning process. These features support the development of personalized learning paths for each student, ensuring a tailored educational experience that optimizes learning outcomes.

Our educational offerings are extensive, covering a broad spectrum of subjects that range from core academic disciplines to interest-based enrichment programs. This diversity allows us to cater to a wide array of learning preferences and educational needs, making our platform a comprehensive solution for students across various learning levels. The availability of such a wide range of courses under one platform significantly contributes to our mission of providing inclusive and adaptable educational options that accommodate the unique interests and goals of every student.

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Accessibility and affordability are cornerstone features of our service. Our platform enables students to access learning resources and connect with instructors from any device, offering the flexibility to learn from anywhere and at any time. This level of accessibility, combined with our flexible scheduling options and private tutoring services, empowers learners to customize their educational experiences to fit their individual schedules and learning styles. Moreover, our pricing models are designed to provide substantial value, offering a cost-effective alternative to traditional offline learning methods. This strategic pricing ensures that quality education is affordable and accessible to a broader demographic, supporting our goal of democratizing education globally.

Social Responsibility and Impact

We are deeply committed to social responsibility, striving to make a significant positive impact on global education through our various initiatives and partnerships. We actively engage in activities that enhance the lives of young learners around the world, embodying our dedication to shaping a brighter future for all children.

One of our key partnerships is with Keep a Child Alive, a charity focused on providing life-saving anti-retroviral treatments and support services to children and families affected by HIV in Africa and India. However, our collaboration goes beyond healthcare; we also work to ensure these children receive the educational support they need to not just survive but thrive. Our involvement with Keep a Child Alive has enabled us to participate in numerous activities across Africa, significantly enhancing educational resources for children and enriching their learning environments.

Locally, our efforts are no less impactful. We donate courses to regions with limited access to quality education, ensuring that children from all socioeconomic backgrounds have the opportunity to learn and succeed. This initiative is a vital part of our mission to democratize education and bridge the educational divide, providing free access to our courses and empowering students with essential knowledge and skills for their development.

Our international initiatives continue to expand, particularly with our recent focus on supporting Afghan refugee children. In partnership with multiple nonprofit groups, we have set up a program specifically tailored to the educational needs of over 100 Afghan refugee children, enabling them to participate in remote learning. This initiative helps them overcome the barriers that conflict and instability in their home country create, providing them with a chance to continue their education.

This commitment to offering safe and accessible education to Afghan children reflects our broader strategy to ensure every child has the opportunity to pursue academic and personal success. Our remote learning programs are comprehensive, designed to meet the unique challenges these children face, ensuring that education remains a stable, unifying force in their lives.

Through these varied initiatives, we exemplify the essence of corporate social responsibility. Whether it’s improving educational outcomes in Africa, supporting local communities, or addressing the specific needs of Afghan refugee children, we remain dedicated to our mission of fostering educational equality and enriching the lives of children globally. Our efforts not only change individual lives but also contribute significantly to the broader goal of creating a more educated and equitable world.

Classover's Commitment and Dedication to Empowering Educators in the U.S. Education Market

We are deeply committed to fostering job opportunities and empowering educators within the U.S. education market. As a technological education platform, we recognize the pivotal role that educators play in shaping the future of education. Our dedication to supporting job opportunities stems from our belief in the importance of providing fair compensation, professional development, and a supportive community for teachers across the nation.

We prioritize transparency and inclusivity in our hiring processes, actively seeking out highly qualified educators from diverse backgrounds to join our team. Through our platform, teachers have the flexibility to create personalized learning experiences for students while receiving competitive compensation based on their expertise and teaching hours. Additionally, we provide ongoing training and resources to help educators refine their skills and stay abreast of the latest trends in online education. By investing in our educators, we aim to not only enhance the quality of education provided to students but also contribute to the growth and prosperity of the education workforce in the U.S.

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Effect of Existing or Probable Governmental Regulations on Our Business

We operate within the educational technology sector, which is subject to a range of existing and potential governmental regulations that could impact our business. These regulations pertain to data privacy, online education standards, labor laws, and other relevant areas:

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Data Privacy and Security Regulations: As a provider of online educational services, we collect and process significant amounts of personal data from students and their families. We are subject to strict data privacy laws such as the Children's Online Privacy Protection Act (COPPA) in the United States and the General Data Protection Regulation (GDPR) in the European Union. Compliance with these regulations requires robust data protection measures, and any changes or breaches could result in significant fines and damage to our reputation.

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Online Education Standards: Various state and federal agencies regulate the quality and delivery of online education. Regulations may include accreditation requirements, curriculum standards, and teacher qualifications. Compliance with these standards ensures the credibility of our programs but may also impose operational constraints and additional costs.

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Labor Laws and Independent Contractor Regulations: We employ a large number of educators as independent contractors. Changes in labor laws, such as those redefining the classification of independent contractors versus employees, could impact our business model. Compliance with new regulations may require adjustments to our hiring practices, compensation structures, and benefits offerings, potentially increasing operational costs.

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Regulations on Educational Content: Governments may impose restrictions on the content that can be taught in schools and online educational platforms. These regulations could affect our curriculum and course offerings, requiring us to modify or eliminate certain programs to comply with legal standards.

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International Regulations: As we serve students from many international countries, we must navigate the educational and business regulations of multiple jurisdictions. This includes varying requirements for data protection, consumer protection laws, and educational content standards. Keeping abreast of and complying with these diverse regulations can be complex and resource-intensive.

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Future Legislation and Policy Changes: The regulatory environment for online education is continually evolving. Future legislation or policy changes could impose new compliance requirements or restrictions that may affect our operations. Staying informed and adaptable to these changes is crucial for maintaining our competitive edge and ensuring uninterrupted service delivery.

Overall, compliance with existing governmental regulations is essential for our operations, and vigilance in monitoring and adapting to probable regulatory changes will be critical to our ongoing success and growth in the educational technology sector.

Industry Background

The education sector is experiencing substantial transformations influenced by technological advancements and shifts in consumer behavior. The online education segment, especially within the K-12 scope, has exhibited significant growth. This expansion reflects the increasing acceptance of digital learning solutions that provide convenience, adaptability, and a comprehensive educational experience, transcending geographical limitations.

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Despite the increasing demand, meeting the escalating need for after-school tutoring and enrichment programs poses a challenge due to limited supply, attributable to the following factors:

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Shortage of Qualified Instructors: There is a significant challenge in finding enough qualified educators to meet the rising demand for specialized after-school tutoring and enrichment programs. Qualified instructors who are proficient in specialized subjects and have the necessary skills to engage and motivate students are often in short supply, particularly in more specialized or advanced topics.

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Geographical Limitations: In-person after-school tutoring and enrichment programs often faces significant geographical limitations. Many regions, particularly those that are rural or less economically developed, lack local educational facilities that offer such specialized programs. This scarcity results in unequal access based primarily on where students live, denying many the opportunity to participate in these beneficial educational experiences. Even in urban areas, the concentration of programs in certain neighborhoods rather than a widespread distribution can hinder access for students who cannot travel far from their homes. This geographic disparity necessitates either transportation solutions or the establishment of more localized programs to ensure broader accessibility.

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High Operational Costs: Running after-school programs can be expensive, especially when considering the costs associated with securing physical spaces, maintaining facilities, and providing necessary resources and materials. These costs can make it difficult to scale these programs to meet increasing demand without significant investments.

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Affordability: Affordability challenges in high-quality after-school tutoring and enrichment programs primarily arise from high tuition costs and a lack of adequate public or private funding. These challenges are compounded by additional expenses, including the cost of materials, specialized equipment, and transportation. This is particularly problematic for in-person sessions in regions with inadequate public transit options, making these programs less accessible to those who could benefit from them the most.

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Inflexible Scheduling: The rigid scheduling of many after-school programs can also be a barrier. Parents and students with demanding or unconventional schedules may find it difficult to participate in programs that do not offer flexible timing options, thus limiting the reach and effectiveness of these programs.

To summarize, the demand for K-12 tutoring and after-school programs currently exceeds the available supply due to several critical factors. There is a notable shortage of qualified instructors, coupled with significant geographical limitations that affect the distribution of offline programs. Additionally, the high costs associated with running these programs and the financial burden on participants pose considerable challenges. These issues collectively contribute to the inability to meet the rising demand for educational services, leading to a gap in the availability and accessibility of quality tutoring and enrichment opportunities for students across various regions. This demand-supply mismatch presents a significant opportunity for our services to fill the gap.

Impact of the COVID-19 Pandemic on Education

The COVID-19 pandemic has had a profound impact on the K-12 education sector, particularly accelerating the adoption of online learning and significantly affecting tutoring and after-school programs. During the peak of the pandemic, approximately 1.2 billion children worldwide were displaced from traditional classroom settings, as reported by a 2020 World Economic Forum study. This unprecedented situation necessitated a rapid transition to e-learning platforms, which not only enabled the continuation of education during lockdowns but also drove significant growth in the online tutoring market. According to a Grand View Research report, the global online tutoring market, which was valued at approximately $10.42 billion in 2024, is expected to grow at a compound annual growth rate (CAGR) of 14.5% from 2025 to 2030, fueled by a critical need for supplemental education.

Classover’s Solution — A Comprehensive After-School Tutoring and Enrichment Program Platform

We have developed a cross-platform, multi-format online learning technology service platform that caters to the diverse needs of K-12 students. This comprehensive platform provides one-stop educational services, offering private 1-on-1 tutoring, small group classes, and specialty test and competition preparation programs, all delivered utilizing our proprietary technology.

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Private Tutoring

In our private tutoring offerings, learners receive a fully personalized educational experience. Sessions are typically structured in 30-minute or 60-minute formats, designed to replicate and enhance the traditional in-person learning experience. This model allows learners to access highly qualified tutors from any location—whether at home, while traveling, or even during vacation—ensuring consistent educational engagement regardless of physical location.

Small Group Class Sessions

Our small group classes are structured to group students by similar age and learning needs, facilitating a tailored and interactive learning environment. These live lessons cover a range of subjects including academic tutoring, enrichment programs, foreign languages, competition preparation, and professional certification. Adaptive assessments are utilized to gauge each learner’s proficiency level before placement, ensuring an optimized and personalized class experience. Classes are led by experts with extensive tutoring and teaching backgrounds, providing a cost-effective yet high-quality educational solution.

Specialty Test and Competition Preparation Programs

Our specialty programs leverage our TALENT teaching methodology, which is geared towards result-oriented training. These programs are designed for learners aiming to excel in specialty tests, such as the SAT, or in academic competitions, such as the Math Kangaroo Competition. The emphasis is on equipping students with the skills and knowledge required to achieve high performance in these challenging environments, enhancing their academic profile and competitive edge in the educational landscape.

Through these diverse offerings, we address significant market opportunities by combining advanced technology with effective teaching methods to provide a scalable, flexible, and comprehensive educational service tailored to the needs of today’s learners.

Classover Learning App Overview

The Classover Learning App is engineered to enrich the online learning experience by incorporating a suite of interactive features, including multi-way video, collaborative workspaces, and session recording capabilities. These features foster a dynamic and engaging environment that allows students to track their academic progress, receive personalized learning recommendations, and engage in a supportive educational community. With the integration of the latest advancements in learning science, the app offers adaptive assessments and customized recommendations, meeting the growing demand for educational tools that enable students to manage their own learning effectively.

The development and functionality of the Classover Learning App significantly rely on third-party technology platforms and service providers. Specifically, the app utilizes a third-party streaming service and a video recording storage provider via Application Programing Interface (API) to enable live audio and video multi-way streaming services. This integration is essential for maintaining the high-quality, real-time interactions that are a cornerstone of our educational experience. However, we have not entered into any long-term agreements with these third-party providers. All technology service agreements are usage-based with monthly billings, ensuring flexibility and no long-term obligations.

Available through both web and mobile platforms, the Classover Live Learning app enhances connectivity among students and educators, promoting greater flexibility in learning. The mobile application is divided into two distinct components: “Classover Parent” and “Classover Student,” both accessible on iOS and Android devices. These applications boast a clean and user-friendly interface, providing straightforward access to a wide range of courses and educational content. Teachers can also utilize our web application to organize their teaching schedules, manage course materials, and conduct live teaching sessions with individuals or groups, further improving educational delivery.

The Classover App seamlessly integrates the functionalities of both the parent and student apps to provide a comprehensive educational platform. This platform is designed to support personalized learning experiences tailored to students at different stages of their educational journey. By leveraging advanced data analytics and AI, we continuously optimize course content, align educational resources, and adjust course difficulty and pacing based on individual student performance. Moreover, our platform’s virtual classroom and online learning community facilitate real-time interactions between students and teachers worldwide, enabling rich exchanges of ideas and discussions on various educational topics.

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Classover Parent App

The Classover Parent app is specifically designed to facilitate parental involvement in their child’s education. It offers a platform for managing class schedules and interacting with course content. The app enables parents to monitor their child’s academic progress, receive notifications, and communicate directly with educators, thereby supporting a collaborative learning environment.

Classover Parent APP–- Course Scheduling

Course Browsing by Subject and Level:

The Classover Parent App offers a comprehensive catalog of courses, allowing parents to easily browse available classes based on subjects and levels that fit their child’s schedule.

Classover Parent APP–- One-Click Course Registration
One-Tap Course Enrollment: After choosing the desired course and time, parents can confirm their selection with a single tap, making the registration process hassle-free.

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Classover Parent APP–- Examination preparation
Examination Preparation and Coaching: Showcases other coaching and examination preparation courses to give children an edge in academic competitions.
Classover Parent APP–- Sharing and Referral Bonuses
Referral Incentives and Social Sharing: Promote sharing and referrals by users to earn credit by sharing their learning experience on social media with an easy one-click process.

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Classover Student App

The Classover Student app offers an intuitive and engaging interface for students to access our comprehensive suite of educational content. Through this app, students can attend live online classes, interact with their peers and instructors, and explore a wide range of educational resources. The app’s clear and functional design ensures a personalized learning experience, accommodating the diverse needs of students across various subjects and age groups.

Classover Student App–- Live classes

Live Interactive Learning Session

Students connect with teacher live in our app at scheduled class times. During the lesson, teachers can showcase a diverse range of teaching materials and examples through screen sharing to enable a more intuitive delivery of course content. Students engage in real-time communication with teachers, ask questions, share ideas and receive immediate feedback and guidance. A virtual whiteboard function allows teachers to write, draw and utilize other forms of auxiliary tools to enhance interaction and learning efficiency.

Classover Student App–- Live classes

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Classover Student App–- Course Overview
Class Schedule Management: Students can view their upcoming and past classes through a clear and functional interface.
Classover Student App–- Teacher Feedback

Teacher Ratings and Feedback:

After each class, students have the opportunity to rate their teachers, which helps us maintain high teaching standards and allows us to continuously improve the quality of education provided.

Our Strengths

 Our proprietary educational technology platforms, accessible online via web or mobile, facilitate live, interactive lessons between students around the globe and teachers mostly based in the United States, available on demand. These platforms and our operational strategies are continually enhanced through direct feedback from students and teachers, along with comprehensive data analytics.

Our business model, emphasizing scalability, leverages a shared economy framework to organize a robust network of U.S.-based teachers. This model supports a flexible teaching schedule, allowing teachers to select optimal lesson times and locations while compensating them based on the quantity of lessons conducted. We have cultivated considerable expertise in key operational domains including teacher recruitment and training, curriculum development, and the execution of sales, marketing, and student support initiatives.

Proprietary Curriculum and Teaching Method

Our offerings differ from the prevalent exam-oriented rote learning approach. Instead of simply centering on standardized tests, we focus on the cultivation of critical learning capabilities and habits as we aim to enable a student to pursue and understand the underlying logics and patterns behind each knowledge area and resolve complex problems creatively. In addition, we endeavor to deliver an engaging, interactive and personalized learning experience to give our students not only concrete knowledge they need to succeed academically in schools, but also develop valuable skills and capabilities that will benefit them throughout their lives.

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Affordable Small Group Interactive Classes

At the core of our educational approach is the belief that small, interactive online classes are the most effective way to engage students and provide a personalized, foundational learning experience. Our emphasis on technology-driven innovations and pedagogical research informs our development of immersive courseware designed to enliven abstract concepts and foster student curiosity. We utilize advanced technologies to enhance student-to-student interactions and have implemented a sophisticated algorithm to assemble small groups of students. This algorithm matches students based on age, background, subject interest, and proficiency level, enabling highly personalized education at an affordable cost.

To effectively scale our small-class model, we have navigated numerous operational challenges and addressed critical barriers. Our proven ability to recruit, train, and retain qualified teachers ensures the consistent high quality of our courses. We have also developed advanced systems and algorithms to efficiently schedule classes for numerous students and teachers, tailoring them to individual needs and availability. This approach not only maximizes class attendance but also optimizes teacher utilization, boosting our operational efficiency. Our focused R&D efforts, extensive operational expertise, and deep insights gleaned from learning data are vital to our competitive edge and ability to offer cost-effective educational solutions.

Innovative highly scalable technology platform purpose-built for online learning.

We have developed a proprietary technology platform specifically designed for online learning, constructed from the ground up to revolutionize the educational landscape. Our platform is engineered to rapidly scale, accommodating large volumes of users and seamlessly integrating new learning formats and subject areas. This scalability allows us to expand our service offerings and reach without substantial increases in capital expenditures.

The design and architecture of our platform emphasize flexibility and efficiency, enabling us to respond swiftly to changes in educational demand and market dynamics. The platform's robust infrastructure supports a wide range of interactive and adaptive learning experiences, making it possible to introduce innovative educational products and services rapidly.

We believe that our investment in this technology platform is a core strength of our business, positioning us to capitalize on the growing demand for online education while maintaining a competitive edge in a rapidly evolving industry. Our ability to scale effectively is anticipated to drive continued growth and expand our market presence, all while keeping capital expenditures at a manageable level.

Strong Unit Economics with Low Acquisition Costs

Our revenue model is driven by our learners' purchase of paid online sessions, encompassing both individual and group classes. Unique to our approach is the profitability achieved from the initial package purchased by our customers, setting us apart from some other direct to consumer business models which typically require substantial customer retention to reach profitability. Our strategic use of referral marketing significantly lowers user acquisition costs, enhancing our profitability early in the customer lifecycle.

Additionally, our platform offers a variety of learning formats, including adaptive self-study options, which encourage both free and paid engagements. This not only increases the consumption of our educational resources but also substantially enhances the lifetime value of our users. Through effective referral incentives and a diverse range of educational products, we maintain a strong and profitable economic model from the outset.

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Sustained Customer Retention

One of our defining strengths is its exceptional customer retention rates, which we believe stem from its commitment to delivering a personalized and engaging learning experience. Among those paid subscribers who completed their purchased usage in 2023, 54.5% made a subsequent repeat purchase. Additionally, our ability to maintain a high level of satisfaction among our students and their parents is evident from the student reviews and ratings. After each lesson session, students can review and rate their experience in our app, and we have received an average rating of 4.76 out of 5 from 24,902 ratings during 2023. By leveraging advanced analytics and customized content, we look to ensure that each learner's journey is tailored to their individual needs and learning styles, which significantly enhances satisfaction and educational outcomes. The platform's intuitive design and the high quality of instruction further contribute to its appeal, encouraging sustained engagement. Our strategic focus on maintaining a robust customer relationship through continuous interaction and feedback also fosters a sense of community and loyalty among users. This relentless emphasis on customer satisfaction not only strengthens retention but also drives organic growth through positive word-of-mouth and referrals.

Advanced Data Analytics

We leverage our direct-to-consumer online model to amass a robust dataset, enhancing the learning journey for our customers and establishing a competitive advantage driven by data. Through the strategic application of intelligent data analytics and process automation, we efficiently identify and validate expert instructors, ensuring a consistently high standard of instruction delivered at scale.

As our platform expands, the value of our data assets grows, allowing us to continually refine and personalize the learning experience based on a burgeoning dataset of user interactions. Our educational content is meticulously organized into modules that group together course sessions requiring similar cognitive skills and methodologies, fostering a comprehensive understanding of subjects rather than fragmented knowledge acquisition.

In our commitment to making learning both engaging and enriching, we provide a diverse range of instructional materials, including graphics, developmental puzzles, and interactive games. Furthermore, our content not only imparts factual knowledge but also delves into the underlying principles and patterns, nurturing intellectual curiosity and honing advanced problem-solving abilities. This holistic approach to content creation and data utilization significantly elevates learning outcomes and enhances customer retention.

Our Business Strategies

The market for foundational learning services is fast-growing, and we believe we’re still in the early stages of capturing this tremendous opportunity. We plan on executing the following strategies to further our leading position in this market:

Continue to Invest in Our Pedagogy, Courseware and Educational Content

We are committed to continuous investment in our core competencies which include content development, courseware design, and pedagogical research. These areas are fundamental to our mission of providing top-tier educational experiences. Our commitment is reinforced by our strategic use of learning data, which is continuously analyzed to inform enhancements in our educational offerings. This includes the development of interactive courseware and the integration of physical learning kits, which are designed to bridge the gap between digital and hands-on learning. By continuously refining our educational materials, we aim to not only meet but exceed the evolving educational standards and expectations.

These investments are crucial as they enable us to maintain a competitive edge by staying at the forefront of educational innovation. Our focus on enhancing the interactivity and personalization of our learning experiences ensures that we can offer more compelling and effective educational outcomes than our competitors. This strategic approach not only enhances our current offerings but also positions us well for future growth and expansion in the global education market. By prioritizing these key areas of development, we are better equipped to adapt to changes in educational demand and technology, ensuring long-term sustainability and success.

Expand and Diversify Our Course Offerings

As part of our strategic initiatives to enhance educational access and diversity, we are committed to enriching our course offerings across a broader spectrum of subjects, age groups, and delivery formats, while steadfastly adhering to our student-centric educational philosophy. Initially focused on mathematical thinking, we have successfully broadened our curriculum to include language and science courses. We are actively planning to introduce additional subjects to meet the evolving educational demands of our learners. To support this expansion, we are significantly investing in our content development team by recruiting top-tier educational experts and further developing our proprietary pedagogical approaches tailored to new subjects.

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Moreover, our strategy includes exploring innovative course delivery formats to better accommodate the changing preferences and circumstances of our students. This exploration could encompass hybrid models that blend online and in-person learning, asynchronous courses to provide greater flexibility, and enhanced interactive platforms that support real-time collaboration and feedback. Through these efforts, we intend not only to expand our educational offerings but also to enhance the overall effectiveness and appeal of our courses. This dual focus on diversification and innovation is designed to position us as a leader in educational innovation and accessibility, ensuring we continue to deliver exceptional value and outcomes to our students and maintain our competitive edge in the industry.

Strategic Focus on Customer Retention

Our strategy places a strong emphasis on customer retention, which is pivotal for sustained growth and competitive advantage in the educational technology sector. We foster customer loyalty by delivering consistently high-quality, personalized learning experiences, and maintaining regular, meaningful engagement with our users. This includes continuously updating our course offerings to reflect the latest educational trends and ensuring our platform evolves to meet the changing needs of learners. Additionally, we invest in effective customer support and feedback systems to promptly address and resolve user concerns, thereby enhancing overall satisfaction and trust in our services.

These retention efforts are supported by rigorous analysis of user behavior and feedback, which guide our strategies for content updates, platform enhancements, and customer interaction. By keeping our users engaged and satisfied, we not only encourage ongoing participation but also ensure they see continual value in our offerings. This approach reduces churn and increases the lifetime value of each customer, creating a stable and predictable revenue stream that is crucial for long-term profitability.

Referral and Word-of-Mouth Marketing Enhanced by Influencer Partnerships

We are committed to expanding our user base through an active referral and word-of-mouth marketing program. Recognizing the power of personal recommendations, we incentivize our satisfied customers to share their positive experiences with peers. This program is further strengthened by strategic partnerships with key opinion leaders and influencers, including our innovative "SuperMOM" program, which engages influential parents to advocate for our educational products within their networks.

These influencers significantly amplify our message, extending our reach and lending credibility to our campaigns. By synergizing traditional customer referrals with influencer marketing, we achieve a dual benefit: substantially lowering our customer acquisition costs and enhancing conversion rates. The trust and credibility built with our current users, when leveraged through these referrals and endorsements, effectively attract new users and improve the efficiency of our marketing efforts. As we continue to scale, this strategic use of grassroots referrals coupled with high-profile endorsements not only boosts our brand's visibility but also reinforces our reputation as a leader in educational technology, driving robust growth across diverse markets.

Expand Our Student Base

As part of our strategic growth initiatives, we are dedicated to expanding our student base by pursuing international expansion and forming strategic partnerships with local neighborhood learning and daycare centers. Recognizing the global demand for quality education, we aim to extend our reach beyond domestic markets by adapting our educational offerings to meet the diverse needs of international students. This includes localizing content and integrating cultural relevancy into our curriculum. Simultaneously, we plan to collaborate with local learning and daycare centers to tap into community-based networks, enhancing accessibility and visibility of our programs at a grassroots level. These partnerships will not only broaden our demographic reach but also strengthen our local presence, making our educational solutions more accessible and tailored to meet the specific needs of varied communities. This dual approach ensures a comprehensive expansion strategy that leverages both global opportunities and local insights to foster substantial growth in our student base.

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Further Invest in Technology and Data Capabilities

Technology remains at the forefront of our strategic initiatives as we aim to solidify and extend our market leadership. To support our growth, we are committed to continuously attracting top talent in technology development and data science. This approach is critical as we plan to enhance our platform’s capabilities, focusing on leveraging the extensive learning data we collect. By applying advanced analytics and expanding our AI capabilities, we aim to refine our algorithms for even better personalization and more effective learning outcomes.

Our commitment to technology innovation is designed to improve not only the personalization but also the standardization and efficiency of our operations and service offerings. We plan to invest in state-of-the-art technologies that streamline our processes, reduce overhead costs, and improve service delivery. This technology-driven strategy ensures that we maintain a competitive edge by offering a superior, seamless educational experience that can scale effectively both domestically and internationally. Our technological advancements will enable us to adapt more quickly to market changes and user demands, driving continuous improvement across all facets of our business.

Enhance Our Brand Recognition and Awareness

Our brand and reputation are fundamental to our success and are key focal points in our ongoing strategy. To further enhance our brand recognition, we are dedicated to refining and expanding our course offerings, ensuring they remain innovative and directly aligned with the evolving needs of students and the education industry at large. By consistently delivering a unique, student-centric learning experience, we aim to differentiate ourselves in the competitive educational technology landscape. This commitment to excellence is designed not only to satisfy our current user base but also to attract new users through the strength of our offerings.

Targeted acquisitions

In line with our strategic goals, we plan to utilize our established brand reputation, extensive industry experience, and the scalable nature of our platform to strategically acquire businesses. These acquisitions are aimed at unlocking new technology capabilities and integrating transformative learning technologies that enrich our educational offerings. By doing so, we aim to drive continuous improvements across our platform, enhancing the quality and effectiveness of the user experience. This approach not only ensures our leadership in educational technology but also supports our mission to deliver superior and innovative learning solutions to our users.

Additionally, we are targeting acquisitions of local traditional learning centers, which present unique opportunities to expand our footprint and directly integrate our advanced technology and curriculum into existing educational frameworks. By modernizing and upgrading these traditional centers, we aim to transform them into state-of-the-art learning facilities that align with contemporary educational demands. This strategy will not only extend our market presence but also allow us to implement our proven educational models in new settings, thereby enhancing the learning experience for a broader audience. Through these efforts, we seek to strengthen our competitive edge, increase accessibility to quality education, and deliver consistent value to our stakeholders.

Our Business Model

Our business model is strategically structured to accommodate diverse customer preferences and optimize financial performance. We offer two principal payment options designed to enhance flexibility and accessibility for our users. The first option allows users to purchase lesson credits in advance, which can be applied to a selection of classes at their discretion. This model is designed to attract users who value flexibility in managing their learning schedules and course selection. The second option is an unlimited lesson attendance pass, ideal for users seeking extensive, regular access to our educational offerings. This pass enables users to attend an unlimited number of classes during the subscription period, promoting frequent engagement and consistent learning.

To address the demand for customized educational solutions, we also provide add-on services for students preferring private, personalized tutoring sessions over standard small group classes. Additionally, we offer premium classes, such as specialized exam preparation courses, which are priced higher due to their intensive nature and the substantial value they deliver to students preparing for critical assessments. These premium and add-on services are integral to our approach to catering to specific educational needs and preferences.

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Financially, our model is designed to capitalize on the different benefits of each payment option. The unlimited lesson pass helps increase lesson utilization rates, enhancing the efficiency of our resource deployment and sustaining high user engagement. In contrast, the lesson credit package yields higher margin contributions by securing revenue upfront, thus allowing for more effective management of resources and capacity. This dual approach not only supports our financial stability but also reinforces our ability to expand and adapt in the dynamic educational technology landscape, as outlined in our filings.

Diversified Course Offerings and Revenue Contribution

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Tutoring: We offer a comprehensive range of tutoring courses tailored to the U.S. school curriculum and includes foreign languages such as Chinese, French, and Spanish. These courses are designed to cater to middle school and high school students, with various levels available in English Language Arts, Math, and Science. The tutoring segment has shown substantial revenue generation, accounting for 68.01% of our total lesson participation in 2022 and 70.96% in 2023, highlighting its significant role in our educational offerings.

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Afterschool Enrichment Program: Our afterschool enrichment program encompasses a wide array of subjects and activities, from niche interests like chess and coding to more broadly appealing courses such as guitar and Lego. We contract teachers who bring a wealth of industry experience and have achieved notable award and recognition in their fields. This segment contributed 31.44% of our total lesson participation in 2022 and 23.22% in 2023. Based on continuous feedback from parents and students, as well as our ongoing analysis of market trends and demands, we periodically introduce new courses to keep our offerings aligned with learner interests.

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Competition and Examination Preparation: Introduced in 2022, our competition and examination preparation courses have quickly gained popularity, featuring programs like the AMC Math Competition, Debate Championship, and Math Kangaroo Olympiad. These courses are increasingly contributing to our total lesson participation, representing 0.55% in 2022 and growing to 5.82% in 2023. This growth indicates a strong demand and an expanding market for rigorous academic preparation courses that equip students for competitive and high-stakes environments.

These diverse course offerings are integral to our strategy, providing a balanced approach to education that meets a wide range of student needs and preferences, thereby supporting our revenue growth and market expansion.

Marketing Consulting Revenue

In 2023, we started generating revenue by providing marketing consulting services. This shift is driven by the growing demand for effective student acquisition strategies among local learning centers and educational institutions, which seek to enhance their competitiveness. Marketing consulting services that we provide are designed to support local afterschool and tutoring centers. These services include developing effective student acquisition strategies, optimizing digital marketing efforts, and refining brand positioning and messaging. By leveraging our extensive network of parents and students, along with its expertise in market analysis, digital marketing, and operational efficiency, local centers can improve their outreach, attract new students, and enhance their competitive edge. Currently, we have only one customer for its marketing consulting services, with a one-year term. The Company has not entered into any long-term agreements with this or any other customers.

Our Learning Experience

Our educational courses are delivered live through our proprietary website and mobile application, enabling us to provide a high-quality teaching environment while cost-effectively scaling student enrollment. We primarily offer our classes in small groups, with a maximum of six students per class. This size is strategically chosen to optimize the instructional quality and to enhance the learning experience by fostering higher levels of engagement and personalized interaction with each student.

The flexibility of our online platform allows students to access courses at various times throughout the day, accommodating different schedules and time zones, or to consistently attend the same classes as part of a regular schedule. This flexibility enhances the accessibility and convenience of our educational offerings, making it easier for students to integrate learning into their daily lives.

Furthermore, we provide our educators with comprehensive educational content, empowering them to prepare and instruct effectively. All instructional materials are carefully developed and continually updated by our dedicated course development team to ensure they meet high educational standards and cater to the evolving needs of our students. This meticulous approach to course preparation and delivery is fundamental to maintaining the integrity and effectiveness of our educational model.

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Our Students

Our success is fundamentally linked to our profound understanding of our students' unique needs and lifestyles. Our primary demographic comprises students who are deeply engaged in various extracurricular activities and require high-quality tutoring and homework assistance but face logistical constraints that limit their access to traditional physical education settings. These students are drawn to our platform seeking an engaging, interactive learning environment equipped with substantial teacher support and guidance. This comprehension of our students' requirements has been critical in shaping our tailored educational solutions and remains a cornerstone of our operational philosophy.

Since our founding, we have witnessed significant growth in our student base, a clear indicator of our robust brand reputation, effective marketing strategies, and our ongoing efforts to expand and diversify our course offerings. This has allowed us to cater to a wider range of educational needs and preferences. As of December 31, 2024 and 2023, we have 61,387 and 38,954 registered users, including 8,644 and 6,611 paid subscribers, respectively. Initially targeting the 4-12 age group, in 2022 we expanded our curriculum to include middle and high school students, extending our age demographic to 4-17 years. Currently, the majority of our students are aged between 5 and 12 years.

"Registered users" are individuals who have signed up and created an account on our platform. This group includes all users who access our services, regardless of whether they have made a financial commitment to our offerings. Registered users may take advantage of free trials, access limited content, or use basic features available at no cost. While registered users do not directly contribute to subscription revenue, they play a crucial role in the overall revenue strategy by expanding the potential market. They provide a pool of potential customers who can be converted into paying customers through targeted marketing and engagement strategies. Additionally, registered users might generate revenue through advertisements, in-app purchases, or by upgrading to paid plans.

"Paid subscribers," on the other hand, include those registered users who have opted for a subscription plan and have made a financial commitment to access our premium content and features. Paid subscribers also encompass customers who purchase lesson credit packages, allowing them to access specific lessons or courses without committing to a recurring subscription. These subscribers typically pay either a recurring fee, which can be monthly, quarterly, or annually, depending on the subscription model, or a one-time fee for lesson credit packages. Paid subscribers are the primary source of revenue for the company. The consistent and recurring nature of subscription payments ensures a steady revenue stream, while lesson credit packages offer flexibility and contribute additional non-recurring revenue. This combination supports the company's operational costs, development, and expansion plans.

Our operational reach is global, facilitated by our advanced website and mobile application, allowing us to serve a diverse student body over 20 countries. Our core market remains North America, with U.S.-based students contributing approximately 66.9% of our revenue for 2024, respectively, while international students accounted for approximately 33.1% during the same period. Students from International locations in 2024 include Australia, China, Ecuador, France, Germany, Greece, Hong Kong, Japan, Mexico, Netherlands, New Zealand, Panama, Peru, Singapore, Switzerland, Taiwan, Tanzania, United Arab Emirates, Uzbekistan, and Vietnam. This global footprint not only demonstrates the scalability and appeal of our educational offerings but also positions us strategically for sustained growth and enhanced market penetration in the education sector.

Our Teachers

At the core of our brand and reputation is our commitment to recruiting a team of highly accomplished and experienced educators. Given our online delivery model, the performance of each educator significantly impacts the learning experience of a multitude of students. To manage this effectively, we closely monitor the total number of teaching hours dedicated by our teachers regularly. This oversight helps ensure that we maintain an optimal balance of teacher availability to meet the needs of our expanding student enrollments and provide appropriate teaching assignments that match our teachers' skills and experience levels.

Our teachers, who are primarily engaged as independent contractors, play a crucial role in the delivery of our courses. As of the fiscal years ending December 31, 2023, and December 31, 2024, we had 731 and 936 teachers, respectively, contributing to our programs. The compensation for our teachers is based on the number of hours they teach, with variations in fees depending on the specific courses they deliver. Furthermore, we adjust service fees based on performance evaluations, which incorporate student reviews, the number of lessons taught, and the completion of ongoing training. This structured feedback mechanism, facilitated through our Student App, allows students to review and comment on their courses, providing us with valuable insights that inform both teacher development and course improvement efforts. This rigorous approach ensures that our educational offerings are consistently aligned with our high standards and our students' evolving needs.

We enter into formal contracts with our independent contractor teachers, specifying terms such as compensation, obligations, and confidentiality. Teachers are typically compensated at an hourly rate, with payments made monthly. They are responsible for their own expenses, and we do not offer reimbursement. Teachers have control over their schedules within the framework of the minimum required hours set by the Company and are required to pass a background check.

Additionally, these agreements emphasize the independent contractor status of our teachers, making it clear that they are not employees and are responsible for their own taxes. The contracts include indemnification clauses, requiring teachers to protect us from liabilities arising from their actions or breaches of the agreement. Confidentiality provisions ensure that all proprietary information is safeguarded, with teachers obliged to return all such information upon termination. The agreements are typically set for one year with automatic renewals, and either party may terminate the agreement with written notice.

Recruitment, training and support

We use multiple avenues to recruit teachers which include Indeed, Linkedin, Handshake, teacher recommendations, and word of mouth. We review resumes for several key criteria to determine if a candidate will be a good fit, before moving forward to the first interview. We accept teachers from a variety of different backgrounds but prefer at least one year of teaching experience, a bachelor’s degree in a related field, and teacher certification depending on the subject. At the first interview, we ask multiple questions relating to their teaching experience and content knowledge.

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Selected candidates go through both a demonstration and a technology test class for our team to evaluate their teaching style in a virtual environment. The technology test also ensures that the teacher knows what is expected of them in the class in terms of professionalism and teaching, and the demo class is evaluated by our Director of Learning. We use a rubric to evaluate the teacher based on teaching style, engagement style, content knowledge, and other criteria to ensure the teacher is a good fit for our program. Candidates that successfully pass the demo lesson will undergo a background check. When a teacher is hired, they will then receive onboarding training with one of our own teachers, to ensure that they know our expectations are for their classes.

Course Content Development

Our commitment to educational excellence is supported by a dedicated course content development team based in the United States. This team is tasked with the ongoing development, enhancement, and maintenance of our curriculum and course materials. In addition to creating robust educational content, the team is responsible for developing comprehensive training resources to ensure our teachers are well-prepared and informed about the latest educational methods and materials. A significant portion our course content is developed in-house allowing for a high level of quality control and the ability to quickly implement changes based on feedback or emerging educational trends.

We recognize the importance of continually improving and expanding our curriculum to meet the dynamic needs and interests of our students and their families. Our development team is actively involved in researching and identifying emerging trends and student interests to inform the creation of new courses. Regular updates and enhancements to our existing courses are part of our strategy to maintain the relevance and effectiveness of our educational offerings. Looking forward, we are committed to expanding our course catalog to include new subjects and topics, ensuring that we continue to meet the diverse interests and learning needs of our growing student body. This proactive approach to curriculum development is a cornerstone of our strategy to provide high-quality, engaging, and effective learning experiences.

Marketing

We employ a comprehensive array of marketing and promotional strategies to attract new customers, leveraging the exceptional quality of our course offerings to generate robust word-of-mouth promotion. This grassroots approach has proven effective in increasing brand awareness and facilitating organic growth in enrollments. Our belief in the strength of our courses to naturally inspire endorsements underscores our commitment to maintaining high educational standards that resonate with our students and their communities.

To optimize our outreach efforts, our sales and marketing force is organized into specialized teams, each dedicated to implementing customized strategies that align with the distinct needs and profiles of prospective students in various markets. These teams focus their efforts within specific geographic regions or on particular course offerings, allowing for a targeted approach to market penetration. By tailoring our strategies to the unique characteristics of different demographics and locations, we have developed a series of refined marketing tactics designed to maximize engagement and conversion rates effectively. This structured and strategic deployment of our marketing resources ensures that we continue to expand our customer base while maintaining alignment with our overall business objectives.

Referral Programs

We have established an effective customer referral mechanism, encouraging satisfied customers to recommend our courses to their friends and family. This method not only strengthens our customer network but also is a crucial means to increase sales. Central to our approach is leveraging the power of personal recommendations. We encourage our existing customers to refer our services to their friends and family by offering credit incentives. This method is effective across all our major markets as it builds on the trust between our customers and their personal networks, leading to higher conversion rates.

Social Media and Content Marketing

 We actively engage in a dynamic social media and content marketing strategy to enhance our online presence and engage with a broader audience. Through platforms such as Facebook, Instagram, Twitter, and LinkedIn, we share educational content, success stories, and updates about our courses, creating a vibrant community around our brand. Our content is carefully crafted to inform, educate, and inspire both current and prospective students, reinforcing our reputation as a leader in online education. By consistently providing value through these channels, we foster meaningful interactions and strengthen relationships with our audience, enhancing brand loyalty and encouraging further exploration of our educational offerings. This approach not only helps to attract new students but also keeps our existing community engaged and connected to our evolving curriculum and services.

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Targeted Advertising

We place ads on platforms frequented by our target demographic, such as educational forums, parenting blogs, and some platforms. This ensures that our marketing efforts reach those most likely to be interested in our services.

Incentive Mechanisms

To encourage the sharing of positive learning experiences, we offer rewards such as additional course credits. This not only motivates our current customers to spread the word but also attracts new customers looking for proven educational solutions.

Sales Process

The sales leads generated by our various marketing channels are initially handled by our sales team. The primary function of our sales representatives is to encourage prospective students who have registered their information on our online and mobile platforms to sign-up for free trial lessons and to assist with the sign-up process.

We offer free trial lessons to prospective students. In addition to giving prospective students a preview of our interactive learning experience. Once prospective students have completed their trial lessons, our dedicated course consultants will offer feedback on the results. Based on this assessment and the data we had gathered from the student, our staff recommend an appropriate starting level and provide advice as to the most appropriate course package and study plan for each prospective student.

Besides new sales leads, we also generate sales through course renewal and cross-sale. Due to our high quality course products and dedicated educational services, we are able to maintain a high level of satisfaction among our students and their parents. With positive user experience and assistance and counseling from our tutors, many parents and students are willing to enter into the next level of the same course or enroll in other courses covering different subject matters.

Our Pricing Strategy

In accordance with our pricing strategy, our course fees primarily operate on a per-course basis, offering three key pricing alternatives:

•	Prepaid lesson credit packages: Users purchase lesson credits corresponding to a specific monetary amount, such as $499 for 36 credits. These credits are deducted as users attend classes.
•	Unlimited passes: Time-based unlimited passes allow users to access unlimited classes for a set duration, such as $499 for one month or $998 for three months.
•

Test and competition prep programs: Tailored for competition preparation, typically consisting of 30 hours of instruction to assist students in preparing for competitions or exams, priced ranging from $300 to $1,200 for the each program.

Our small group classes are priced at 2 credits each, while each private 1-on-1 tutoring session costs 5 credits. We reserve the right to adjust the prices of our credits and passes periodically, considering factors such as competitor analysis, prevailing economic conditions, cost considerations, and other relevant market factors.

The predominant attendance within our course offerings is attributable to holders of unlimited passes. In response to heightened costs stemming from increased teacher compensation linked to these passes, our strategic focus is on optimizing student enrollment in small-sized classes. Specifically, within our small group class framework, our cost optimization strategy entails maximizing class capacity to near full levels, with six students per live session. This approach is instrumental in facilitating our pursuit of maximum achievable margins.

We accept fee payments through major third-party online payment solutions in Stripe, Paypal-Braintree and Pocky. These providers typically charge processing fees ranging from 2% to 3% per transaction.

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Competition

We operate in a highly competitive educational market, where we contend with both direct and indirect competitors spanning online, offline, and technologically driven domains. Our competition includes a variety of entities, each specializing in different modes of education delivery. In the realm of online live-streaming education, entities like LingoAce and Think Academy serve as direct competitors, offering real-time interactive classes that closely mimic our own model. In the offline sector, traditional tutoring services such as Kumon and Mathnasium provide in-person educational support, catering to customers who prefer a physical classroom setting. Additionally, we face competition from AI-driven learning platforms like Duolingo and Coursera, which utilize advanced technology to offer self-paced learning environments that are increasingly popular among learners seeking flexibility.

The competitive landscape in which we operate requires us to excel in several key areas to successfully attract, engage, and retain customers. Factors such as pricing strategies, diversity and quality of course offerings, caliber of instructors, and overall brand awareness and reputation play critical roles in differentiating our services from those of our competitors. Moreover, technological advancements in our platform are essential to enhance user experience and instructional quality, thereby bolstering our competitive position. Our ability to maintain a compelling value proposition is crucial not only for attracting students but also for retaining high-quality teachers who are fundamental to our educational delivery.

Despite the intense competition, some of our competitors possess longer operating histories, more established brand identities, and superior financial, technical, or marketing resources compared to ours. These advantages could potentially pose challenges in various aspects of our operations, including market penetration and talent acquisition. Recognizing these challenges, we continuously strive to innovate and improve our offerings and operational capabilities. For a detailed discussion of the risks associated with our competitive environment and how they might impact our business, refer to the "Risk Factors" section of our filings, see “Risk Factors - Risks Relating to Our Business and Industry – We face competition from established as well as other emerging companies, which could divert customers to our competition, result in pricing pressure, reduced operating margins, loss of market share, departure of qualified teachers and significantly reduce our revenue.”

Seasonality

Seasonal fluctuations have affected, and may affect our business in the future. We experienced greater participation rates for our courses in terms of numbers of hours during the summer holidays each year, particularly in the months of July and August. Due to our limited operating history, the seasonal trends that we have experienced in the past may not be indicative of our future operating results. Our financial condition and results of operations for future periods may continue to fluctuate.

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Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, financial condition, results of operations or cash flows. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

Intellectual Property

We seek to protect our intellectual property by relying on a combination of federal, state and common law in the United States, as well as on contractual measures. We use a variety of measures, such as trademarks, trade secrets and copyrights, to protect our intellectual property. We also place appropriate restrictions on our proprietary information to control access and prevent unauthorized disclosures, a key part of our broader risk management strategy.

Proprietary Cross-Platform Teaching and Learning Technology

Our proprietary cross-platform teaching and learning technology is a key asset that underpins our educational services. This technology focuses on creating an interactive learning experience through features such as student-teacher matching, lesson scheduling, and efficient course enrollment. It is designed to provide a seamless and engaging learning experience across different devices and platforms, including web and mobile applications. We have not yet filed patents for this technology and are actively evaluating the feasibility of intellectual property protection to ensure our innovations are adequately safeguarded.

Proprietary 'TALENT' Teaching Method

The 'TALENT' teaching method is another critical component of our intellectual property portfolio. This proprietary method encompasses a unique blend of pedagogical techniques and curriculum design principles aimed at enhancing student engagement and learning outcomes. We protect the specific methodologies, curriculum materials, and instructional strategies as trade secrets. Although we have not filed for copyrights on the 'TALENT' teaching method, we may do so in the future as applicable. Additionally, we are constantly improving and optimizing the 'TALENT' teaching method to ensure it remains effective and relevant. Unlike patents, trade secrets can offer indefinite protection as long as the information remains confidential and undisclosed.

Trademarks and Brand Identifiers

We have registered trademarks for the name "Classover" and our logo. We believe that our name, logo, and other trademarks serve as crucial brand identifiers for our clientele.  Our trademarks provide protection for an initial period of 10 years, with the possibility of renewal for additional 10-year periods, contingent upon continued use and the timely filing of renewal documents.

By employing a comprehensive strategy that combines various forms of intellectual property protection, we aim to safeguard our innovations and maintain a competitive edge in the educational technology market.

Facilities

We do no not own any real property. We lease our headquarter at 450 7th Avenue, New York, New York 10123 of approximately 7,000 square feet. We consider our current office space sufficient to meet our current needs and that suitable additional space will be available as and when needed.

Insurance

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. Our insurance coverage includes workers compensation and employers liability. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

Employees

As of December 31, 2024, we employed 9 full-time and 2 part-time employees in the United States. To date, we have not experienced any work stoppages and maintains good working relationships with its employees. None of our employees are subject to a collective bargaining agreement or are represented by a labor union at this time.

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MANAGEMENT

Board of Directors and Executive Officers

The following persons are the members of our board of directors  and our executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Hui (Stephanie) Luo	46	Chief Executive Officer, Chairwoman and Director
Yanling (Flora) Peng	30	Chief Financial Officer

Directors
Yan Zhang	43	Director
Tracy Xia	41	Director
Mona Liang	38	Director
Amanda Chang	46	Director

Executive Officers

Hui (Stephanie) Luo – Chief Executive Officer and Chairwoman

Stephanie Luo has served as Chief Executive Officer and chairwoman of the board of directors of the Company since April 2025. Ms. Luo is the founder and has been Chief Executive Officer of Class Over since the Company's inception in June 2020. Prior to launching the company, Ms. Luo founded Dream Legal Group in January 2018, a business and immigration legal service company based in New York City. Previously in October 2016, she founded Dream Go Inc., an education consulting and advisory company. Ms. Luo was also a founder and Chief Executive Officer of Tutor Cube from 2008 to 2010, an afterschool learning center in Queens, New York City. Ms. Luo holds a Master's Degree in Mathematics from Marshall University. Her educational and entrepreneurial experience is pivotal in steering the Company toward delivering high-quality educational offerings and innovative online learning solutions.  We believe Ms. Luo is well-qualified to serve on our board of directors due to her operational expertise and relationships.

Yanling (Flora) Peng – Chief Financial Officer

Yanling (Flora) Peng has served as Chief Financial Officer of the Company since April 2025. Ms. Peng has served as Class Over’s Chief Financial Officer since March 2024. Ms. Peng joined Class Over in June 2020, serving as a General Manager until she took over the Chief Financial Officer position. From January 2019 to May 2020, Ms. Peng served as Financial and Marketing Manager of Dream Go Inc. From March 2018 to December 2018, she served as a Digital Marketing and Financial Specialist for Forward Pathway LLC, an educational consulting company. Ms. Peng received a Bachelor of Science in International Economics and Trade from Central South University of Forestry & Technology in China and a M.S. in Business Analytics from Fordham University.

Non-Employee Directors

Yan Zhang

Yan Zhang has served as a member of the board of directors since April 2025.  She has been the President and a board member of Lion Group Holding Ltd (NASDAQ: LGHL) since May 2021. From September 2009 to June 2020, Ms. Zhang served as a manager, senior manager, and subsequently, principal of UHY Advisors NY, Inc., with her last role being a principal. From 2004 to 2007, Ms. Zhang served as a senior accountant of PricewaterhouseCoopers LLP in Beijing, China. Ms. Zhang received her bachelor’s degree and master’s degree both in Economics from Central University of Finance and Economics in Beijing, China, and obtained a second Master’s Degree in information assurance from The State University of New York at Albany. Ms. Zhang has been a member of The New York State Society of Certified Public Accountants since November 2010 and also a member of the New York Institute of Internal Auditors since September 2011.  We believe Ms. Zhang is well-qualified to serve as a member of the Board due to her work experience and relationships.

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Tracy Xia

Tracy Xia has served as a member of the board of directors since April 2025. Since January 2018, she has served as the co-founder and Chief Operating Officer of Rejection Therapy, a pioneering learning and development platform that helps individuals and organizations overcome fear and unlock their full potential. Prior to this, she held various roles at major tech corporations. From August 2015 to December 2017, she was a Senior Program Manager at Google, where she successfully led the TOPPA career development community, growing its membership to over 5,000. From June 2011 to July 2015, Ms. Xia served as a Product Manager at Dell. She also co-founded the Bay Area Chinese Young Professional Fellowship in June 2014, which has provided career development training to hundreds of young professionals. Ms. Xia holds an Master’s Degree in Business Administration from the Fuqua School of Business at Duke University. We believe Ms. Xia is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Mona Liang

Mona Liang has served as a member of the board of directors since April 2025. Ms. Liang has served as a Project Manager and Business Analyst at TD Bank since November 2023, where she works in the Global AML (Anti-Money Laundering) department, focusing on management reporting, system enhancement proposals, and risk mitigation.  From August 2021 to September 2023, she was a Project Manager at Prudential Financials. Ms. Liang co-founded TechWithU in April 2017, a staffing and consulting company in New York City, specializing in IT process optimization and business analytics solutions. From October 2015 to July 2019, she also served as a Project Manager and Business Analyst at Morgan Stanley Wealth Management. Ms. Liang holds a Master’s Degree in Economics from the State University of New York at Stony Brook. We believe Ms. Liang is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Amanda Chang

Amanda Chang has served as a member of the board of directors since April 2025. Since September 2023, Ms. Chang has served as a Marketing Director at Bodhi Meditation Center, a nonprofit organization based in New York.  From January 2022 to August 2023, she has served as the E-commerce Marketing Regional Lead at 99 Ranch Market. From January 2016 to December 2021, she served as the Digital Marketing Lead at the Arts Culture Center New York. From June 2013 to November 2015, Ms. Chang worked as an art and fashion design consultant for clients in New York, Berlin, Los Angeles, and Beijing. From February2003 to December2011, she was a Project Manager at Far Rail Tours. Ms. Chang holds a Bachelor’s of Arts Degree in Art Design from Beijing Institute of Fashion Technology and an Associate’s of Arts Degree in Tourism & Marketing from Beijing Union University. We believe Ms. Chang is well-qualified to serve as a member of the board of directors due to her work experience and relationships.

Controlled Company Exemption

Hui Luo holds a majority of the voting power of the Company’s Common Stock and as a result, the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. The Company currently satisfies all of Nasdaq’s corporate governance requirements and has not taken advantage of any of the exemptions available to it as a controlled company.  If the Company determines in the future to avail itself of any of the corporate governance exemptions available to controlled companies, our shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that the Company ceases to be a “controlled company” and its Common Stock continues to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

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Role of Board in Risk Oversight

One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not currently have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the board of directors’ Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Company’s Compensation Committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Director Independence

The Company adheres to the listing rules of Nasdaq in affirmatively determining whether a director is independent. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that each of the directors, other than Ms. Luo, qualifies as an independent director, as defined under the listing rules of Nasdaq, and that the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. Although the board of directors  presently consists of a majority independent directors, there can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future, which would remove this requirement.

Committees of the Board of Directors

We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.  Each committee operates under a charter that has been approved by the board of directors. The committees have the composition and responsibilities described below.

Audit Committee

Yan Zhang, Mona Liang, and Amanda Chang are currently the members of the Audit Committee, with Yan Zhang serving as chair. The Audit Committee meets Nasdaq audit committee composition requirements. Each member of the Audit Committee is financially literate. The board of directors of the Company has determined that of Yan Zhang qualifies as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain the existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices;

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•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on the engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the independent auditor;

•

reviewing annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in periodic reports to be filed with the SEC and discussing the statements and reports with independent auditors and management;

•

reviewing with the independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and the auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by Company regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable Nasdaq listing rules. We will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to our company.

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Mona Liang, Tracy Xia, and Amanda Chang are currently the members of the Compensation Committee, with Mona Liang acting as chair. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

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The functions of the Compensation Committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•	reviewing and approving the compensation and other terms of employment of our executive officers;
•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;
•	reviewing and making recommendations to the board of directors of Company regarding the type and amount of compensation to be paid or awarded to non-employee board members;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans, to the extent such authority is delegated by the Board;
•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for executive officers;

•

reviewing with management disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board Company.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the Compensation Committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company. The Company maintains the Compensation Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Nominating and Governance Committee

Tracy Xia, Mona Liang, and Amanda Chang are currently the members of the Nominating and Corporate Governance Committee, with Tracy Xia acting as chair. The board of directors  has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq.

The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the board of directors. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board of directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board of directors , reviewing the corporate governance principles and making recommendations to the board of directors regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics.

The Company maintains the Nominating and Corporate Governance Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. In the event the Company makes any amendments to, or grants any waiver from, a provision of the code that applies to its principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or Nasdaq rules, the Company will disclose such amendment or waiver and reasons therefore in a Current Report on Form 8-K as required by SEC rules.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each executive officer and director of the Company. The indemnification agreements provide that, subject to limited exceptions specified therein, the Company will indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides (or provided) services at the Company’s request.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the Company’s named executive officers (“NEOs”) who are identified in the 2024 Summary Compensation Table below. This discussion contains forward-looking statements that are based on the Company’s current plans, considerations, expectations, and determinations regarding future compensation programs and related target milestones for the Company’s future results of operations.

2024 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to the Company’s NEOs for services during 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Plan Compensation(1) ($)	Total ($)
Hui (Stephanie) Luo	2024	84,000	__	__	__	84,000
Chief Executive Officer	2023	84,000	__	__	__	84,000
Yanling (Flora) Peng	2024	103,141	__	__	__	103,141
Chief Financial Officer	2023	112,700	__	__	__	112,700

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Our NEOs each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Ms. Luo’s annual base salary during fiscal years 2024 and 2023 was $84,000 and $84,000 and Ms. Peng’s annual base salary during fiscal years 2024 and 2023 was $112,700 and $103,141.

On April 29, 2025, our Board of Directors and Compensation Committee approved and adopted an increase to the monthly base salary payable to Ms. Peng to $13,000 per month (or $156,000 on an annualized basis), effective May 1, 2025.

Perquisites

We generally do not provide perquisites or personal benefits to our employees, including our NEOs.

Offer Letters and Employment Agreements with the Company’s NEOs

Ms. Luo has entered into an employment agreement with the Company. The terms of this agreement include an annual base salary of $240,000, payable monthly. Ms. Luo is also eligible for an annual bonus in cash, Company stock, or both, based on performance targets set by the Board.  She will also participate in the Company’s equity incentive plans. Upon termination, Ms. Luo will receive any accrued but unpaid base salary, an additional amount equal to 50% of the then-current base salary, and any awarded but unpaid annual bonus for the preceding year.

All NEOs are eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans.

2024 Plan

The Company’s 2024 Plan was adopted on November 22, 2024.  The 2024 Plan became effective immediately upon the Closing.

Share Reserve. Pursuant to the 2024 Plan, 3,268,668 shares of Common Stock have been reserved for issuance under the 2024 Plan.  In addition, each January 1, beginning in 2026 and ending in 2034, up to an additional 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year may be issued pursuant to the automatic annual share increase under the 2024 Plan.

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As of the date of this prospectus, the Company has issued an aggregate of 920,000 shares of restricted stock under the 2024 Plan to two key employees, including 460,000 restricted shares to Flora Peng, and one consultant.

Administration. Pursuant to its terms, the 2024 Plan may be administered by the compensation committee of the Board, such other committee of the board of directors appointed to administer the 2024 Plan or the board of directors, as determined by the board of directors. The plan administrator has the power and discretion necessary to administer the 2024 Plan, with such powers including, but not limited to, the authority to select persons to participate in the 2024 Plan, determine the form and substance of awards under the 2024 Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The plan administrator’s determinations, interpretations and actions under the 2024 Plan are binding on the Company, the participants in the 2024 Plan and all other parties. The administrating body may delegate authority to one or more officers of the Company to grant awards to eligible persons other than members of the board of directors or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the 2024 Plan and under applicable law.

Awards. The types of awards available under the 2024 Plan include stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”)), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and stock-based awards. Each award is set forth in a separate award agreement indicating the type of the award and the terms and conditions of the award.

•

Stock Options. Stock options provide for the right to purchase shares of Common Stock in the future at a specified price that is established on the date of grant. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any.

•

SARs. SARs provide for the right to receive the appreciation in the value of a certain number of shares of Common Stock during a specified period of time. The term of a SAR may not be longer than ten years. The appreciation distribution payable on the exercise of the SAR will not be greater than an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of shares of Common Stock equal to the number of common stock equivalents vested under the SAR, over (B) the aggregate strike price of the number of common stock equivalents exercised on the date of exercise. The appreciation distribution may be paid in shares of Common Stock, cash, or any combination of the two or in any other form of consideration as determined by the Board and contained in the applicable award agreement. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•

Restricted Stock. Awards of restricted stock are grants of shares of Common Stock, which remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. The terms and conditions applicable to restricted stock awards are determined by the plan administrator, subject to the conditions and limitations contained in the 2024 Plan.

•

RSUs. RSUs are contractual promises to deliver cash or shares of Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2024 Plan.

•

Stock-Based Awards. Stock-based awards are grants of shares of Common Stock or awards valued by reference to shares of Common Stock. Stock-based awards may remain forfeitable unless and until specified vesting conditions are met. The terms and conditions of stock-based awards are determined by the plan administrator, subject to the conditions and limitations in the 2024 Plan.

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Certain Transactions. The plan administrator has broad discretion to take action under the 2024 Plan, as well as to make adjustments to the terms and conditions of existing and future awards in the event of certain transactions and events affecting our stock, such as recapitalizations, stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions.

In the event of a Change of Control (as defined in the 2024 Plan) that has not been authorized or otherwise approved by the board of directors, the vesting periods of any and all stock options and other awards granted and outstanding under the 2024 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such stock options and awards on the terms set forth in the 2024 Plan and the respective agreements respecting such stock options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

 In the event of a Change of Control that has been approved by the board of directors, the Compensation Committee has the ability to take certain actions with respect to awards as provided for in the 2024 Plan.

Transferability and Restrictions. With limited exceptions for the laws of descent and distribution, awards under the 2024 Plan are generally non-transferable unless otherwise determined by the plan administrator and are exercisable only by the participant during his or her lifetime.

Term. Unless terminated by the Board, this 2024 Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the 2024 Plan are no longer outstanding. Notwithstanding the foregoing, grants of ISOs may be made only during the ten-year period beginning on the Effective Date.

The foregoing description of the 2024 Plan is qualified in its entirety by the full text of the 2024 Plan, which is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of December 31, 2024 and December 31, 2023, Class Over has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Yi Liu	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Tigerless Health, Inc*	Hui Luo as a minority shareholder
First Cover, Inc*	Hui Luo as a minority shareholder
Dream Go Inc.	An entity controlled by Hui Luo

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Due from related parties

	As of December 31,
	2024	2023

Due from First Cover, Inc*	$—	$2,699
Due from Tigerless Health, Inc*	—	6,598
Due from Dream Legal Group, Inc.	8,251	-
Total due from related parties	$8,251	$9,297

*As of December 31, 2024, Tigerless Heath, Inc and First Cover, Inc are no longer related parties to the Company

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Due to related parties

	As of December 31,
	2024	2023
Due to Yi Liu-accrued interest on convertible note* (see Note 8)	$—	$2,146
Due to Luo Hui-accrued interest on promissory note***	866	—
Due to Luo Hui – promissory note***	130,000	-
Due to Dream Go Inc.	117,379	54,485
Due to Genius Kid Class LLC**	—	300,000
Total due to related parties - current	249,545	356,631
Due to Yi Liu – convertible note due February 7, 2027* (see Note 8)	—	250,000

* Convertible note was transferred from Yi Liu to third party holders on December 20, 2024.

**Consulting fee received in advance. Services were provided over the nine months ended September 30, 2024.

*** Due on August 15, 2025, at a rate of 4% per annum.

The following table represents related party transactions for the years ended December 31, 2024 and 2023:

		Year Ended December 31,
Name	Business Purpose of Transaction	2024	2023
Dream Legal Group, Inc	Sublease income	$71,344	$60,080
First Cover, Inc*	Sublease income	—	22,432
Tigerless Health, Inc*	Sublease income	—	67,295
Dreamgo Inc.	Rent expense	361,011	361,011
Genius Kid Class LLC	Consulting revenue	300,000	100,000

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2024 and December 31, 2023, the Company has the following right of use (“ROU”) assets and operating lease liabilities recognized from related party under ASC 842:

		December 31, 2024	December 31, 2023
Dreamgo Inc.	ROU assets	$1,552,242	$1,845,768
Dreamgo Inc.	Short term obligation under operating leases	$(314,685)	$(295,475)
Dreamgo Inc.	Long term obligation under operating leases	$(1,241,495)	$(1,556,180)

 On November 1, 2022, the Company entered into a sublease agreement with related party Dream Go Inc pursuant to which Dream Go Inc subleased to the Company the offices currently serving as the Company’s headquarters at 450 7th Avenue, New York, New York 10123. Dream Go Inc is an entity controlled by Hui Luo, a Company director and chief executive officer. The lease expires October 31, 2029. For the years ended December 31, 2024 and 2023, rent expense for the operating sublease was $361,011 and $361,012, respectively. For the years ending December 31, 2025, 2026, 2027, 2028 and 2029, the Company will pay Dream Go Inc $370,221, $242,211, $388,790, $407,405 and $310,114, for a total of $1,718,741, pursuant to this sublease agreement.

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Also on November 1, 2022, the Company entered into sublease agreements with related parties Dream Legal Group, Inc., Tigerless Health, Inc. and First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, New York, NY 10123. Hui Luo controls Dream Legal Group, Inc. and is a minority shareholder of Tigerless Health, Inc. and First Cover, Inc. The subleases are month-to-month leases starting on November 1, 2022 and ending upon a notice of 30 days from either party. For the years ended December 31, 2024 and December 31, 2023, the Company’s income from these three subleases totaled $108,965 and $149,807, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations).

Related Person Transactions Policy

The Company’s board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction or arrangement, or any series of transactions or arrangements in which the Company (or its direct and indirect subsidiaries and controlled entities) is to be a participant, whether or not the Company is a party, and a related party has a direct or indirect material interest in such transaction (unless clearly incidental in nature or it is determined in accordance with the related person transaction policy that such interest is immaterial in nature such that further review is not warranted), including without limitation sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or provided, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Company of an immediate family member of a related person or a change in the terms or conditions of employment of such an individual that is material to such individual. In reviewing and approving any such transactions, the Company’s audit committee is tasked, in light of the relevant facts and circumstances whether the transaction is in, or not inconsistent with, the best interests of the Company, including, but not limited to, the position or relationship of the related person with the Company, materiality of the transaction, business purpose for and rationale of the transaction, whether the transaction is on terms comparable to those available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons, whether the transaction is in the ordinary course of business, the effect of the transaction on the Company’s business and operations, potential for a conflict of interest, and overall fairness. All such approved transactions must be reviewed and approved or ratified by the audit committee, taking into account the foregoing considerations, during the next meeting of the audit committee, or sooner if determined to be necessary by the Company’s general counsel.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock by:

•	each person who is known to be the beneficial owner of more than 5% of the Common Stock;

•	each executive officer and director; and

•	all executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owners(1)	Number of Class A Common Stock (#)	Percentage (%)	Number of Class B Common Stock (#)		Percentage (%)	% of Total Voting Power(2)
Executive Officers and Directors:
Hui Luo	6,535,014	100%	522,801	(3)	3.2%	91.2%
Yanling Peng	-	-	-	(4)	-	-
Yan Zhang	-	-	-		-	-
Tracy Xia	-	-	-		-	-
Mona Liang	-	-	-		-	-
Amanda Chang	-	-	-		-	-
All Directors and Executive Officers as a group (6 Individuals)	6,535,014	100%	522,801	(3)(4)	3.2%	91.2%

Greater than 5% Holders:
Battery Future Sponsor LLC(5)	-	-	1,751,501		11.1%	*
Camel Bay, LLC(6)	-	-	2,912,099		18.5%	1.6%
Pala Investments Limited	-	-	1,254,704		7.9%	*
Highbridge Capital Management, LLC(7)	-	-	2,279,097		9.9%

____________________

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 450 7th Avenue, Suite 905, New York, New York 10123.
(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B Common Stock, as a single class. The holders of our Class A Common Stock are entitled to 25 votes per share, and holders of our Class B Common Stock are entitled to one vote per share.

(3)	Represents 522,801 shares of Class B Common Stock issuable upon conversion of a like number of shares of Series A Preferred Stock which are convertible at any time at the option of the holder.
(4)	Does not include an aggregate of 460,000 shares of Common Stock issued to Ms. Peng under the 2024 Plan subject to vesting conditions that will not be satisfied in the next 60 days.
(5)

Battery Future Manager LLC is the manager of Battery Future Sponsor LLC. Joshua Payne is the sole member of Battery Future Manager LLC and has voting and investment discretion with respect to the ordinary shares held of record by Battery Future Sponsor LLC. Mr. Payne disclaims any beneficial ownership of the shares held by such entity, except to the extent of his pecuniary interest therein.

(6)

Graham Wood, LLC (“Wood”) is the managing member of Camel Bay LLC. Ling Shi is the managing member of Wood.  The business address of each of Camel Bay and Wood, as reported in the Schedule 13D, is 8 The Green, Suite 15614, Dover, DE 19901.

(7)

Represents shares held by Highbridge Capital Management, LLC and certain funds and accounts which it acts as investment adviser for.  The business address of Highbridge is 277 Park Avenue, 23rd Floor, New York, New York 10172.  Information obtained from a Schedule 13G filed on August 14, 2025.

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SELLING SECURITYHOLDERS

The Selling Securityholders may use the registration statement to sell up to (i) 29,168,390 shares of  Common Stock that are issuable upon the conversion of the Notes held by the Selling Securityholders, (ii) 920,000 shares of Common Stock held by certain of our officers and consultants that were issued under our 2024 Plan and (iii) 1,539,278 shares of Common Stock, including 739,278 shares issuable upon exercise of pre-funded warrants, held by the APA Seller from which we purchased certain intellectual property.

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Securityholders. The second column lists the aggregate number of shares of Common Stock beneficially owned as of September 25, 2025, assuming conversion of the Preferred Stock held by any Selling Securityholder on that date but taking into account any limitations on conversion set forth therein. The third column lists the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby (assuming the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus) and  does not take into account any limitations on conversion  of the Preferred Stock set forth therein.  The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering in transactions described in the section titled “Plan of Distribution.”  In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

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Name of Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Sold	Number of Shares of Common Stock Owned After Offering(1)
	Number	Percent	Number	Percent
Solana Growth Ventures LLC(2)	902,365	4.99%	29,168,390	0%
Yanling (Flora) Peng	460,000		400,000	0%
Man Jiang	360,000		360,000	0%
Chaince Securities, LLC(3)	100,000		100,000	0%
Silver Run Group, LLC(4)	902,365	4.99%	1,539,278	0%

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* Less than 1%

(1)

Represents the amount of shares of Common Stock that will be held by the Selling Securityholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the securities owned by the Selling Securityholder registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Securityholder prior to completion of this offering. However, no Selling Securityholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

(2)

For purposes of calculating the number of shares of Class B Common Stock to be offered pursuant to this prospectus, we have assumed, in accordance with the registration rights agreement between us and the Selling Stockholder, that 100% of the maximum number of shares issuable upon conversion of the Note are included. The Note bears interest at a rate of 7.0% per annum, accrues through its two-year maturity, and provides for a 20% redemption premium and 5% conversion amount premium. We further assume full conversion of the Note at the floor price of $0.736 per share, without giving effect to any limitations on conversion contained in the Note or the registration rights agreement.  Sonala Growth Ventures LLC is managed by its investment manager, Steven Oliveira, who has voting and investment discretion with respect to the securities held of record by Sonala Growth Ventures LLC. Mr. Oliveira may be deemed to beneficially own such securities.  The address of record is 207 Commodore Dr, Jupiter, FL 33477

(3)

Chaince Securities LLC footnote: Chaince Securities LLC (“Chaince”) is a wholly owned subsidiary of Chaince Securities, Inc., which is a wholly owned subsidiary of Mercurity Fintech Holding, Inc. Voting and investment discretion over the securities held of record by Chaince is exercised by an investment committee of Chaince, which includes its Chief Executive Officer, Wilfred Daye, among other members. Mr. Daye disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of Chaince is 1330 Ave of Americas, Fl 33rd A, New York, NY 10019.

(4)

Includes (i) 800,000 shares of Common Stock and (ii) 739,278 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. Jingcheng Ruan is the Director of the Selling Stockholder and has sole voting and investment discretion with respect to the securities held of record by the Selling Stockholder. The address of record is 732 6th Street, #5894, Las Vegas, NV 89101.

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DESCRIPTION OF  SECURITIES

Authorized and Outstanding Stock

The Company Charter authorizes the issuance of 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, 450,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Common Stock

Voting. Holders of shares of Common Stock are entitled vote on all matters submitted to Company stockholders for their vote or approval. Each share of Class A common stock has the voting power of twenty-five votes and each share of Common Stock has the voting power of one vote. Under the terms of the Company Bylaws, directors will be elected by a plurality of the votes cast by Company’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Company’s stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Company Charter (as further described below), the Company Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Common Stock are entitled to receive dividends, as and if declared by the board of directors out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in those of Company’s assets that are legally available for distribution to Company stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the board of directors providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the board of directors is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

In connection with the Business Combination, the Company has established two series of preferred stock (Series A and Series B) as set forth below.  The following is a summary of the material terms of such preferred stock.

Series A Preferred Stock

In connection with the Business Combination, the Company issued 1,000,000 shares of Series A Preferred Stock. Following the issuance, holders of an aggregate of 384,702 shares of Series A Preferred Stock converted such shares to Common Stock, leaving an aggregate of 615,298 shares of Series A Preferred Stock outstanding.  Each share of Series A Preferred Stock had a stated value of $10.00 per share and is convertible into a share of Common Stock at $10.00 per share (subject to adjustment for stock dividends, splits and similar structural changes).  In addition, if Company, at any time while shares of Series A Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

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Holders of Series A Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

On any matter presented to the stockholders of Company for their action or consideration at any meeting of stockholders of Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Company Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Certificate of Designations governing the Series A Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Company Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series A Preferred Stock are outstanding, Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of the Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (b) increase the number of authorized shares of Series A Preferred Stock or (c) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series A Preferred Stock with respect to the distribution of assets on any liquidation.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Company (including upon certain deemed liquidation events), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of Company available for distribution to its stockholders, before any payment shall be made to the holders of Company Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of such shares ($10.00), plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series A Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Series B Preferred Stock

Holders of Series B Preferred Stock are entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. From and after the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designations), which generally is certain events of default under the Certificate of Designations, dividends shall accrue on the stated value of each share of Series B Preferred Stock at a rate of 18% per annum until such Triggering Event is cured.

Holders of Series B Preferred Stock have no voting rights except as required by the Delaware General Corporation Law or otherwise set forth in the Certificate of Designations governing the Series B Preferred Stock.  On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) that requires authorization of holders of Series B Preferred Stock under the Delaware General Corporation Law, each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or pursuant to the provisions of the Certificate of Designations governing the Series B Preferred Stock, holders of Series B Preferred Stock shall vote together with the holders of the Common Stock as a single class and on an as-converted to Common Stock basis. In addition, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the consent of a majority of the holders of such preferred stock, (a) amend, alter or repeal any provision of its certificate of incorporation, Bylaws or the Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock, (b) increase or decrease (except upon conversion) the number of authorized shares of Series B Preferred Stock, (c) pay dividends or make any other distribution on any shares of any junior ranking capital stock, (d) issue any Series B Preferred Stock other than as contemplated by the Certificate of Designations or pursuant to the PIPE Agreement or (e) issue, or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Series B Preferred Stock with respect to the distribution of assets on any liquidation.

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The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and all common stock. At any time after May 4, 2025 (the “Initial Convertibility Date”), the Series B Preferred Stock will be convertible into shares of Common Stock by taking 120% of the stated value of the shares being converted (initially $1,000 per share) divided by the conversion price (which is initially set at $12.00 per share, subject to adjustment for stock dividends, splits and similar structural changes).  In addition, if Company, at any time while shares of Series B Preferred Stock are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, or adjust, whether by operation of purchase price adjustment, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents, at an effective price per share less than the then conversion price, then the conversion price shall be reduced to such lower price; provided, however, that the conversion price shall not be adjusted in connection with issuances of (a) awards to employees, officers, consultants or directors of Company pursuant to any existing stock or option plan or any future duly adopted stock option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on April 4, 2025, provided that such securities have not been amended or otherwise adjusted since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities pursuant to certain acquisitions or strategic transactions.

In addition, at any time after the Initial Convertibility Date, at the option of the holder or upon the occurrence of certain Triggering Events, such as the suspension of trading of the Common Stock on a stock exchange, the failure to pay amounts to the holders of Series B Preferred Stock when due and any bankruptcy of Company, the holders of the Series B Preferred Stock shall be entitled to convert such shares into Common Stock at an “Alternate Conversion Price” (as defined in the Certificate of Designations). Alternatively, upon the occurrence of any Triggering Event, the holders have the right to require Company to redeem all or any of the Series B Preferred Stock at the Triggering Event Redemption Price (as defined in the Certificate of Designations).

Upon a Change of Control of Company, the holders may also require the Company to redeem all or any of the Series B Preferred Stock at the Change of Control Redemption Price (as defined in the Certificate of Designations).

The Series B Preferred Stock is also subject to redemption, at the Company’s option, upon the payment to the holders of an amount in cash equal to 110% of the greater of (i) the stated value of the stock being redeemed and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designations) with respect to the amount being redeemed multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date Company delivers notice to the holders of its intent to redeem the stock and ending on the trading day immediately prior to the date Company makes the redemption payment.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including upon certain deemed liquidation events), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 125% of the of the Conversion Amount (as defined in the Certificate of Designations) and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

Except as set forth above, the Series B Preferred Stock has no other rights, including no dividend rights, sinking fund provisions, redemption provisions, voting rights or preemption rights.

Public Warrants

Each Public Warrant is exercisable for one share of Common Stock. The following is a description of the Public Warrants.

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Each whole Public Warrant entitles the registered holder to subscribe for one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. Pursuant to the Warrant Agreement governing the Public Warrants, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire at 5:00 p.m., New York City time, on April 3, 2030 or earlier upon redemption or liquidation.

If the registration statement of which this prospectus forms a part is not effective by the sixtieth (60th) business day after the Closing Date, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Public Warrants

The Company may call the Public Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the last reported sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before Company sends the notice of redemption to the Public Warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

The Company does not intend to take any steps to notify holders of Public Warrants that such Public Warrants have become eligible for redemption except if it actually seeks to redeem the Public Warrants. In order to redeem the Public Warrants, the Company must provide 30 days’ prior written notice of redemption to each Public Warrant holder and have a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants. If the foregoing conditions are satisfied and Company issues a notice of redemption, each Public Warrant holder can exercise his, her or its Public Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination.

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A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Company Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of issued shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Company Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Company Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Company Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants have been issued in registered form under the Warrant Agreement by and among Continental and the Company. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants.

Senior Secured Convertible Notes

On May 30, 2025, the Company entered into the Note Purchase Agreement with the Note Purchase Investor.  Pursuant to the Note Purchase Agreement, subject to certain conditions precedent contained therein, the Company may sell to the Note Purchase Investor up to an aggregate of $500 million in newly issued Notes. On June 6, 2025, the Company consummated the initial sale of $11 million of Notes.  The Note Purchase Investor now has the sole option, upon one business day’s notice, to cause the Company to sell up to an additional $339 million of Notes and, subject to mutual agreement, the Company and the Note Purchase Investor may agree to sell up to an additional $150 million of Notes.  The Notes are convertible into Common Stock at the option of the holder at an initial conversion price equal to $7.36  per share (200% of the closing price of the Common Stock on June 5, 2025), subject to adjustment as provided for in the Notes.  Interest is payable under the Notes at a rate of 7% per annum and is payable, quarterly, at the option of the Company in cash, through the issuance of additional Notes or, under certain situations, through the issuance of shares of Common Stock.  The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Notes) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes as well as any Solana tokens purchased with the proceeds from the EPFA, as evidenced by a security agreement, as evidenced by a security agreement.  The Notes provide that so long as they remain outstanding and have not been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock. The Notes are due on June 6, 2027 (the two-year anniversary of the date of issuance) unless earlier converted or repaid.

In connection with the Note Purchase Agreement, certain holders of the Company’s Series A Preferred Stock and Series B Preferred Stock have each provided waivers to the Company with respect to (i) the Company entering into the Note Purchase Agreement and/or (ii) any anti-dilution protection those certain holders may have as a result of the issuance of the Notes (and underlying shares of Common Stock). Additionally, the EPFA Investor consented to the Company entering into the Note Purchase Agreement and to delay the filing of the registration statement required by such transaction.

Exclusive Forum

The Company Charter will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against Company’s directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits Company by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act or the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction

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Anti-Takeover Effects of Provisions of the Company Charter and Bylaws

The provisions of the Company Charter and the Company Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Company Common Stock.

The Company Charter and the Company Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Company unless such takeover or change in control is approved by the Company Board.

These provisions include:

Advance Notice Procedures. The Company Bylaws provide that Company stockholders seeking to bring business before Company’s annual meeting of stockholders, or to nominate candidates for election as directors at Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Company secretary at Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Company’s annual proxy statement must comply with the notice periods contained therein. The Company Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Company’s stockholders from bringing matters before Company’s annual meeting of stockholders or from making nominations for directors at Company’s annual meeting of stockholders.

Authorized but Unissued Shares. Company’s authorized but unissued shares of Company Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Company Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Public Warrants and employee benefit plans. The existence of authorized but unissued shares of Company Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Company Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder.  From and after the first date on which Hui Luo no longer beneficially owns more than 50% of the outstanding voting stock of the Company, the Company Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change to a classified board, Class B will serve for a term expiring at the second annual meeting after such change to a classified board and Class C will serve for a term expiring at the third annual meeting after such change to a classified board. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Company Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company stockholders to effect a change in control of the Company Board, because in general less than a majority of the members of the Company Board will be elected at a given annual meeting. Once the Company Board is classified, and because the Company Charter does not otherwise provide, under Delaware law, Company’s directors may only be removed for cause.

Special Meetings of Stockholders. The Company Bylaws provide that special meetings of Company’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Company Board.

Business Combinations. Company has opted out of Section 203, but the Company Charter has protections similar to those afforded by Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

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•

prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•

on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring Company to negotiate in advance with the Company board of directors because the stockholder approval requirement would be avoided if the Company board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exchange Listing

The Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for the Company’s Common Stock, and the warrant agent for the Public Warrants, is Continental.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 permits the resale of restricted securities without registration under the Securities Act if certain conditions are met.

If such conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock or Public Warrants for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock or Public Warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Common Stock or Public Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

Locked-up Common Stock

On the Closing Date, we entered into lock-up arrangements with certain shareholders, including, among others, former security holders of Class Over. The lock-up arrangements impose restrictions on the holders ability to sell, transfer or assign our securities received as part of the Business Combination.

Under the terms of the lock-up arrangements, subject to certain exceptions and permitted transfers:

•	Class Over stockholders receiving Class A common stock will be restricted from transferring their shares until April 3, 2026.
•

Certain of the Class Over management team members holding Common Stock will be restricted from transferring their shares for six months following the effective date of the registration statement of which this prospectus forms a part.

Form S-8 Registration Statement

We have filed a registration statement on Form S-8 under the Securities Act to register the Common Stock issuable under our 2024 Plan. Such Form S-8 registration statement became effective automatically upon filing. Once these shares are issued, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock and Public Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income, and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates or former long-term residents of the U.S.;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements, judicial decisions  in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock or Public Warrants.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock or Public Warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Public Warrants which, in general, would include a redemption of Public Warrants that is treated as a sale as described below. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Public Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Public Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

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Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Public Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock or Public Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Public Warrants less, in the case of a share of Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Common Stock or Public Warrants originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock and Public Warrants that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise, Lapse or Redemption of a Public Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Public Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Public Warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Public Warrants and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Public Warrants will begin on the date following the date of exercise or on the date of exercise of the Public Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Public Warrants. If a Public Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Public Warrants.

The tax consequences of a cashless exercise of a Public Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Public Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Common Stock would either include the period during which the U.S. holder held the Public Warrant or be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Public Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Public Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Public Warrants treated as surrendered to pay the exercise price of the Public Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in such Public Warrants. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial tax basis in the Public Warrants exercised (except for any such tax basis allocable to the surrendered warrants) and the exercise price of the exercised Public Warrants. A U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Public Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Public Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities— Public Warrants” or if we purchase Public Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.”

Possible Constructive Distributions. The terms of each Public Warrant provide for an adjustment to the number of shares of Common Stock for which the Public Warrant may be exercised or to the exercise price of the Public Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities— Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Public Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the Public Warrants received a cash distribution from us equal to the fair market value of such increased interest.

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Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Public Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Public Warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Public Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Public Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Public Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of Public Warrants for cash described in the section of this prospectus entitled “Description of Securities— Public Warrants” (or if we purchase Public Warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants.”

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Public Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Public Warrants (including a redemption of our Public Warrants), unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Public Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Public Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Possible Constructive Distributions. The terms of each Public Warrant provide for an adjustment to the number of shares of Common Stock for which the Public Warrant may be exercised or to the exercise price of the Public Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities— Public Warrants.” An adjustment which has the effect of preventing dilution is generally not taxable. The Non-U.S. holders of Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Public Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of a stock dividend to the holders of our Common Stock, in each case which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions as described above.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Public Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of up to (i) 29,168,390 shares of  Common Stock that are issuable upon the conversion of the Notes held by the Selling Securityholders, (ii) 920,000 shares of Common Stock held by certain of our officers and consultants that were issued under our 2024 Plan and (iii) 1,539,278 shares of Common Stock, including 739,278 shares issuable upon exercise of pre-funded warrants, held by a third party from which we acquired certain intellectual property, through any means described below.

We will not receive any proceeds from the issuance or sale of shares of our Common Stock but any Notes converted would be retired and the debt thereunder would be extinguished.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services (other than up to $3,500 we have agreed to reimburse legal counsel to Solana Growth Ventures for its review of this prospectus) or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Common Stock. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date of this prospectus;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A Selling Securityholder that is an entity may also elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

Subject to applicable law and Company policies relating to insider transactions, the Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any Selling Securityholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Notwithstanding the foregoing, the Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We have agreed to indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Warrants are currently listed on Nasdaq under the symbols “KIDZ” and “KIDZW,” respectively.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

110

LEGAL MATTERS

The validity of securities offered by this prospectus has been passed on by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Classover Holdings, Inc. as of December 31, 2024 appearing in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Class Over Inc. as of December 31, 2024 and 2023 appearing in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of BFAC as of December 31, 2024 and 2023 appearing in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock and Public Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its shares of Common Stock, and its Public Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at www.classover.com. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

111

Battery Future Acquisition Corp. Financials
Balance Sheets as of March 31, 2025 and December 31, 2024 (Unaudited)	F-50
Unaudited Condensed Statements of Operations for the three months ended March 31, 2025 and 2024 (Unaudited)	F-51
Unaudited Condensed Statements of Changes in Shareholders' Deficit for the three months ended March 31, 2025 and 2024 (Unaudited)	F-52
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2025 and 2024 (Unaudited)	F-53
Notes to Consolidated Financial Statements	F-54

F-1

   CLASSOVER HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

 (EXPRESSED IN US DOLLARS)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS

Current assets:
Cash	$5,978,572	$50,682
Prepayments and other current assets	3,485	15,557
Due from related parties	3,805	8,251

Total current assets	5,985,862	74,490

Noncurrent assets:
Property and equipment, net	186,175	218,617
Intangible assets, net	5,775,478	-
Operating lease right-of-use assets, net	1,401,041	1,552,242
Investment accounts	8,742,813	-
Deposit	5,000	-

Total noncurrent assets	16,110,507	1,770,859

TOTAL ASSETS	$22,096,369	$1,845,349

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,655,224	$7,200
Interest payable	50,630	19,072
Deferred revenues	2,478,979	2,719,091
Due to related parties	181,877	249,545
Operating lease liabilities - current	187,882	314,685
Accrued liabilities and other payables	30,423	63,415

Total current liabilities	4,585,015	3,373,008

Noncurrent liabilities:
Convertible notes payable	11,260,630	1,750,000
Operating lease liabilities - noncurrent	1,213,413	1,241,495
Deferred tax liabilities	38,360	-
Warrant liabilities	2,294,248	-

Total noncurrent liabilities	14,806,651	2,991,495

TOTAL LIABILITIES	19,391,666	6,364,503

Commitments and contingencies	-	-

Stockholders' equity:
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized,
-Series A, 584,869 and 100,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024*, repectively	58	100
-Series B, 5,000 and no shares issued and outstanding as of June 30, 2025 and December 31, 2024*, repectively	1	-
Class A Common Stock, $0.0001 par value, 50,000,000 shares authorized, 6,535,014 shares issued and outstanding as of June 30, 2025 and December 31, 2024*, repectively	654	654
Class B Common Stock $0.0001 par value, 450,000,000 shares authorized, 18,083,473 and 10,730,691 shares issued and outstanding as of June 30, 2025 and December 31, 2024*, repectively	1,809	1,113
Additional paid-in capital	11,465,281	78,703
Accumulated deficit	(8,763,100)	(4,599,724)

Total stockholders' equity (deficit)	2,704,703	(4,519,154)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$22,096,369	$1,845,349

See accompanying notes to the consolidated financial statements.

F-2

CLASSOVER HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (EXPRESSED IN US DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Service revenues	$725,648	$840,611	$1,541,664	$1,625,896
Consulting revenues (related party)	-	100,000	-	200,000

Total revenues	725,648	940,611	1,541,664	1,825,896

Cost of revenues:
Cost of revenues	402,930	411,139	813,580	821,288

Total cost of revenues	402,930	411,139	813,580	821,288

Gross profit	322,718	529,472	728,084	1,004,608

Operating expenses:
Selling and marketing	110,085	143,735	231,512	256,594
General and administrative	1,889,175	550,224	2,462,714	1,059,126
Research and development	22,491	6,426	28,798	24,918

Total operating expenses	2,021,751	700,385	2,723,024	1,340,638

(Loss) from operations	(1,699,033)	(170,913)	(1,994,940)	(336,030)

Other income (expense)
Change in fair value of warrants	(1,540,424)	-	(1,540,424)	-
Change in fair value of crypto assets	182,665	-	182,665	-
Change in fair value of convertible debt	(260,630)	-	(260,630)	-
Financing cost	(473,500)	-	(473,500)	-
Staking rewards	6,548	-	6,548	-
Interest and other expense	(43,435)	(1,906)	(44,735)	(3,878)

Total other income (expense)	(2,128,776)	(1,906)	(2,130,076)	(3,878)

(Loss) before provision for income taxes	(3,827,809)	(172,819)	(4,125,016)	(339,908)
Provision for income taxes	38,360	-	38,360	-

Net (loss)	$(3,866,169)	$(172,819)	$(4,163,376)	$(339,908)

Weighted average shares outstanding-Preferred Stock-Series A*	1,000,000	1,000,000	1,000,000	1,000,000
Basic and diluted net income per share-Preferred Stock-Series A*	$(160,914)	$(9,258)	$(195,026)	$(18,209)
Weighted average shares outstanding-Preferred Stock-Series B*	2,328	-	2,328	-
Basic and diluted net income per share-Preferred Stock-Series B*	$(375)	$-	$(454)	$-
Weighted average shares outstanding-Class A Common Stock*	6,535,014	6,535,014	6,535,014	6,535,014
Basic and diluted net income per share-Class A Common Stock*	$(1,051,573)	$(60,502)	$(1,274,499)	$(118,997)
Weighted average shares outstanding-Class B Common Stock*	16,489,015	11,131,864	13,810,439	11,131,864
Basic and diluted net income per share-Class B Common Stock*	$(2,653,308)	$(103,059)	$(2,693,397)	$(202,702)

See accompanying notes to the consolidated financial statements.

F-3

CLASSOVER HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

 (EXPRESSED IN US DOLLARS)

	Preferred Stock-Series A*	Preferred Stock-Series A amount	Preferred Stock-Series B*	Preferred Stock-Series B amount	Class A Common Stock*	Class A Common Stock amount	Class B Common Stock*	Class B Common Stock amount	Additional Paid-in Capital	Accumulated deficit	Total
Balance at December 31, 2023	1,000,000	$100	-	$-	6,535,014	$654	10,730,691	$1,073	$53,623	$(3,756,676)	$(3,701,226)
Stock compensation issued for consulting services	-	-	-	-	-	-	401,173	40	25,080	-	25,120
Net loss	-	-	-	-	-	-	-	-	-	(167,089)	(167,089)
Balance at March 31, 2024 (unaudited)	1,000,000	$100	-	$-	6,535,014	$654	11,131,864	$1,113	$78,703	$(3,923,765)	$(3,843,195)
Net loss	-	-	-	-	-	-	-	-	-	(172,819)	(172,819)
Balance at June 30, 2024 (unaudited)	1,000,000	$100	-	$-	6,535,014	$654	11,131,864	$1,113	$78,703	$(4,096,584)	$(4,016,014)

Balance at December 31, 2024	1,000,000	$100	-	$-	6,535,014	$654	11,131,864	$1,113	$78,703	$4,599,724	$4,519,154
Net loss	-	-	-	-	-	-	-	-	-	(297,207)	(297,207)
Balance at March 31, 2025 (unaudited)	1,000,000	$100	-	$-	6,535,014	$654	11,131,864	$1,113	$78,703	$(4,896,931)	$(4,816,361)
Net loss	-	-	-	-	-	-	-	-	-	(3,866,169)	(3,866,169)
Reverse recapitalization	-	-	-	-	-	-	-	-	(2,183,392)	-	(2,183,392)
Conversion of convertible debt	-	-	-	-	-	-	4,433,122	443	1,768,629	-	1,769,072
Common stock issued to SPAC public shareholders	-	-	-	-	-	-	168,356	17	1,942,281	-	1,942,298
Capital contribution from private placement	-	-	5,000	1	-	-	-	-	4,699,999	-	4,700,000
Employee stock compensation	-	-	-	-	-	-	820,000	82	118,362	-	118,444
Stock compensation to advisors	-	-	-	-	-	-	290,000	29	448,804	-	448,833
Conversion of preferred stock to common stock	(415,131)	(42)	-	-	-	-	415,131	42	-	-	-
Issurance of common stock and warrants for intangible assets acquisition	-	-	-	-	-	-	800,000	80	4,525,398	-	4,525,478
Stock issued for waiving contractual restriction	-	-	-	-	-	-	25,000	3	66,497	-	66,500
Balance at June 30, 2025 (unaudited)	584,869	$58	5,000	$1	6,535,014	$654	18,083,473	$1,809	$11,465,281	$(8,763,100)	$2,704,703

See accompanying notes to the consolidated financial statements.

F-4

CLASSOVER HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN US DOLLARS)

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss)	$(4,163,376)	$(339,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,442	23,380
Amortization of operating lease right-of-use assets	151,201	145,419
Employee stock compensation	118,444	-
Stock compensation issued for advisory service	18,833	25,120
Deferred tax liabilities	38,360	-
Change in fair value of warrants	1,540,424	-
Change in fair value of crypto assets	(182,665)	-
Change in fair value of convertible debt	260,630
Stock issued for waiving contractual restriction	66,500	-
Staking rewards	(6,548)	-
Changes in operating assets and liabilities:
Due from related parties	4,446	9,297
Prepayments and other current assets	12,072	(998)
Deposit	(5,000)	-
Accounts payable	1,513,002	2,039
Interest payable	50,630	3,201
Deferred revenues	(240,112)	92,329
Operating lease liabilities	(154,885)	(115,394)
Due to related parties	(53,183)	(170,765)
Accrued liabilities and other payables	374,008	19,971
Net cash (used in) operating activities	(624,777)	(306,309)

Cash flows from investing activities:
Purchases of property and equipment	-	(136,394)
Purchases of crypto assets	(1,050,000)	-
Purchases of intangible assets	(1,250,000)	-
Net cash (used in) investing activities	(2,300,000)	(136,394)

Cash flows from financing activities:
Proceeds from convertible notes payable	3,089,400	100,000
Capital contribution from private placement	4,700,000	-
Proceeds from the reverse recapitalization	1,077,752	-
Repayment of promissory notes to related party	(332,485)	-
Proceeds from promissory notes related party	318,000	-
Net cash provided by financing activities	8,852,667	100,000

Net (decrease) increase in cash	5,927,890	(342,703)
Cash, beginning of period	50,682	787,652

Cash, end of period	$5,978,572	$444,949

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Noncash activities:
Issuance of common stock and warrants for intangible assets acquisition	4,525,398	-
Purchase of crypto assets through convertible debt	7,503,600	-
Common stock issued for liability payment	430,000	-
Conversion of convertible debt and interest payable	1,769,072	-
Conversion of preferred stock to common stock	42	-

See accompanying notes to the consolidated financial statements.

F-5

 CLASSOVER HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(UNAUDITED)

Note 1. Description of the Business and Basis of Presentation

Classover Holdings, Inc. (the “Company”) is a company incorporated on May 2, 2024 under Delaware law as a wholly owned subsidiary of the Battery Future Acquisition Corp., a Cayman Islands exempted Company (the “BFAC”).

On April 4, 2025, upon the closing of the business combination (the “Closing”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”) merged with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, BFAC Merger Sub 2 Corp. (“Merger Sub 2”) merged with and into Class Over Inc. (“Classover DE”), with Classover DE being the surviving corporation of the acquisition merger and becoming a wholly-owned subsidiary of the Company.

The Merger is considered as a reverse recapitalization in accordance with Accounting Standards Codification (“ASC”) 805-40. Under this method of accounting, BFAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Classover DE stockholders comprise majority of the voting power of the Company, directors appointed by Classover DE constituting majority of the Company’s board of directors, Classover DE’s operations prior to the merger comprising the only ongoing operations of the Company, and Classover DE’s senior management comprising all of the senior management of the Company.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of Classover DE with the merger treated as the equivalent of Classover DE issuing stock for the net assets of BFAC, accompanied by a recapitalization. The net assets of BFAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be presented as those of Classover DE in financial statements of the Company. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5. All share and per share data has been retroactively restated to reflect the current capital structure of the Company.

Classover DE was formed on March 16, 2022 as a holding company in Delaware, which was 100% controlled by the sole owner Hui Luo. Class Over Inc. (“Classover NJ”) was formed on June 16, 2020 in New Jersey, which was 100% controlled by the sole owner Hui Luo. Classover NJ is an online enrichment program that offers over 20 courses taught by certified instructors. It caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. On April 19, 2022, Classover DE entered into a stock transfer agreement with Classover NJ. After the share exchange, Classover DE owned 100% of Classover NJ.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. The results of operations for the three and six months ended June 30, 2025 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2025. Accordingly, these statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the years ended December 31, 2024 and 2023.

F-6

Note 2. Summary of Significant Accounting Policies

Accounting Principles

The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

Liquidity and Going Concern

As of June 30, 2025, the Company had cash of $5,978,572, current liabilities of $4,585,015, a working capital of $1,400,847 and a stockholders’ equity of $2,704,703. For the three months ended June 30, 2025 and 2024, the Company had losses of $3,866,169 and $172,819, respectively, and for the six months ended June 30, 2025 and 2024, the Company had losses of $4,163,376 and $339,908, respectively. The continuing losses raise substantial doubt about the ability of the Company to continue as a going concern. The Company completed business combination with BFAC on April 4, 2025 and received $1,075,936 from BFAC’s trust account. Additionally, the Company received an aggregate of $4,700,000 from PIPE investors following the business combination, and entered into an equity purchase facility agreement (the “FPFA”) with Solana Strategic Holdings LLC (“Solana Holdings”) for up to an aggregate of $400 million in newly issued shares of the Company’s Class B common stock. Moreover, on May 30, 2025, the Company entered into a Securities Purchase Agreement with an investor and the Company may sell to the investor up to an aggregate of $500 million in newly issued senior secured convertible notes (the “Notes”). On June 6, 2025, the Company consummated the initial closing of $11 million of Notes. Management of the Company has evaluated the mitigation plans and determined that the current working capital, cash position, the FPFA, and Notes available for future issuance are sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these combined and consolidated financial statements. Accordingly, the Company’s combined and consolidated financial statements are prepared on going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition

The Company has six predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

Subscription Revenue

Customers are required to pay in advance to enroll for courses. For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as a single performance obligation which is satisfied ratably over the service period. We charge fixed fees for the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

F-7

Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay the full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized over time on a straight-line basis through the service term.

Principal Agent Considerations

The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing the subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue

Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions occurs. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining sessions are expected to be delivered within twelve months or less.

Cost of Revenue

Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Referral Incentives

Referral incentives are course credits that we offer to our customers for referring new customers. The incentives are expensed as incurred when the credits are consummated and the corresponding expenses, which are independent educators’ compensation allocated to service the referral credits, are included in selling expenses

Cash and Cash Equivalents

Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits.

	June 30, 2025	December 31, 2024

Cash on hand	$3,146	$3,144
Bank deposits	5,975,426	47,538
Total cash shown in the Statement of Cash Flows	$5,978,572	$50,682

F-8

Deposits

Deposits consist of credit card security deposits, which paid to the bank upon the account open. Management regularly reviews the age of these deposits and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off against the allowance after exhaustive efforts at collection is made. As of June 30,2025, there was no allowance for deposits.

Property and Equipment

Property and equipment primarily includes computers and furniture stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Investment accounts

Investment accounts consist of cash and crypto assets held for investment purposes. Cash is carried at cost, which approximates fair value due to its short-term nature. The Company has elected to use the weighted average cost (WAC) method to determine the cost basis for its initial recognition of crypto asset holdings. Under this method, the cost of crypto assets sold or exchanged is calculated using the weighted average cost per unit at the time of the transaction. This method is applied consistently across all crypto asset holdings. The Company measures the fair value of its crypto assets subsequently, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. The Company establishes a deferred tax liability if the market value of crypto assets at the reporting date is greater than the average cost basis of the Company’s crypto holdings at such reporting date, and any subsequent increases or decreases in the market value of crypto assets increases or decreases the deferred tax liability. In determining the gain (loss) to be recognized upon sale, the Company calculates the difference between the sales price and carrying value of the crypto assets with WAC method.

Intangible assets

Intangible assets acquired by the Company are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses. Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful life, which is the period over which an asset is expected to be available for use. The estimates and associated assumptions of useful life determined by the Company are based on technical or commercial obsolescence, legal or contractual limits on the use of the asset, and other relevant factors. Both the period and method of amortization are reviewed annually. Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.

Income Taxes

The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

F-9

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at June 30, 2025 and December 31, 2024 related to uncertain tax positions.

Fair Value of Financial Instruments

The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, accounts payable, deferred revenues, interest payable, due to related parties, and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs

Research and development expenses are expensed as incurred and include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Segment Information and Geographic Data

FASB ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

Advertising Costs

Advertising costs amounted to $11,187 and $23,074 for the three months ended June 30, 2025 and 2024, respectively, and $18,589 and $43,423 for the six months ended June 30, 2025 and 2024. Advertising costs are expensed as incurred and included in selling expenses.

Contingencies

The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

Operating Leases

Effective January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On November 1, 2022, the Company recognized approximately $2.2 million of right of use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease with related party Dream Go for its office space expiring on October 31,2029, using an incremental borrowing rate of 4%.

F-10

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. The Company’s real estate sublease has been classified as an operating lease.

Since the implicit rate for the Company’s sublease was not readily determinable, the Company used its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Our sublease does not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the three and six months ended June 30, 2025 and 2024, the convertible notes payable were excluded from the calculation of diluted EPS as their inclusion would have been anti-dilutive.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which modifies the measurement of expected credit losses of certain financial instruments. This new guidance was effective for private companies for fiscal years beginning after December 15, 2021, but early adoption was permitted. The adoption of this guidance did not have an impact on our consolidated financial statements and related disclosures.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 requires in-scope crypto assets (including the Company's bitcoin holdings) to be measured at fair value in the statement of financial position, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. ASU 2023-08 also requires certain interim and annual disclosures for crypto assets within the scope of the standard. The Company adopted this guidance effective January 1, 2025.

F-11

Note 3. Property and Equipment, net

Property and equipment consists of the following as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Computers and electronic equipment	$55,532	$55,532
Furniture and fixtures	91,018	91,018
Leasehold improvements	177,865	177,865
Total property and equipment	324,415	324,415
Less: accumulated depreciation	(138,240)	(105,798)
Total property and equipment, net	$186,175	$218,617

Depreciation expense was $16,221 and $13,624 for the three months ended June 30, 2025 and 2024, respectively, and $32,442 and $23,380 for the six months ended June 30, 2025 and 2024, respectively. Depreciation expense is included within general and administrative expenses in the Company’s statements of operations.

Note 4. Investment accounts

Investment accounts consist of cash and crypto assets held for investment purposes. Cash is carried at cost, which approximates fair value due to its short-term nature. The Company accounts for its crypto assets, which are currently comprised solely of Solana, as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other and ASU 2023-08. The Company’s crypto assets are initially recorded at cost and subsequently are measured at fair value as of each reporting period. The Company determines the fair value of its crypto assets in accordance with ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for bitcoin (Level 1 inputs). Changes in fair value are recognized in the Company’s consolidated statement of operations.

The following table summarizes the Company’s digital asset holdings, as of:

	June 30, 2025	December 31, 2024
Number of Solana	39,878	-
Crypto asset carrying value	$5,951,271	$-
Unrealized gain (loss) on crypto assets	182,665	-
Staking rewards	6,548	-
Cash	2,602,329	-
Total investment accounts	$8,742,813	$-

Note 5. Intangible Assets

On June 30, 2025, the Company acquired certain intellectual property rights and trademarks (“IP”) with fair value $8,500,000 from Silver Run Group, LLC and its wholly owned subsidiary, Deer Creek IP, LLC, which are expected to enhance the Company’s development and future commercialization strategy. The total consideration for the acquisition was approximately $5,775,000, consisting of the following components:

•	Cash consideration of $1,250,000;

F-12

•	Issuance of 800,000 shares of the Company’s Class B common stock valued at $2.94, totaling $2,352,000, based on the fair value of the shares on the acquisition date;
•	Issuance of pre-funded warrants to purchase 739,278 shares of Class B common stock, with an exercise price of $0.01 per share and an expiration date of June 30, 2030. The pre-funded warrants are exercisable on a cash or cashless basis and are subject to a 9.9% beneficial ownership blocker. The fair value of the warrants on the acquisition date was estimated at $2.94 using the Black-Scholes option pricing model with the following assumptions:
○	Expected term: 5 years
○	Expected volatility: 4.43
○	Risk-free interest rate: 4.2460%
○	Dividend yield: 0%

The Company accounts for asset acquisitions in accordance with ASC 805-50, Business Combinations – Related Issues. An asset acquisition occurs when a transaction does not meet the definition of a business under ASC 805-10. In such cases, the total cost of the acquisition, including consideration transferred, transaction costs, and other directly attributable costs. No bargain purchase gain is recognized in an asset acquisition.

All equity securities issued in the transaction are subject to a six-month lock-up pursuant to a Lock-Up Agreement entered into on the same date. The acquired IP is recorded as an intangible asset and is being amortized over its estimated useful life of 12 years. Amortization expense related to the acquired IP for the three and six months ended June 30, 2025 was $0.

Future amortization of the Company’s intangible assets is presented below:

Year ended December 31,
2025	$240,625
2026	481,250
2027	481,250
2028	481,250
Remaining	4,090,625
Total	$5,775,000

Note 6. Leases

On November 1, 2022, the Company entered into an operating sublease with a related party Dream Go for its office space located at 450 7th Avenue, Suite 905, New York, NY 10123 expiring on October 31, 2029. On November 1, 2022, the Company recognized approximately $2.2 million of ROU assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease, using an incremental borrowing rate of 4%.

As of June 30, 2025, the Company’s operating sublease had a remaining lease term of approximately 4.3 years.

For the three and six months ended June 30, 2025 and 2024, rent expense for the operating sublease was $90,253 and 180,506, respectively.

The Company’s sublease obligations as of June 30, 2025 are presented below:

Year ending December 31,
2025	$186,031
2026	242,211
2027	388,790
2028	407,405
Remaining	310,114
Total future lease payments	1,534,552
Less: Interest	(133,257)
Present value of lease liabilities	$1,401,295

F-13

Future amortization of the Company’s ROU assets is presented below:

Year ended December 31,
2025	$154,275
2026	314,154
2027	326,161
2028	340,709
Remaining	265,743
Total	$1,401,041

Subleases

On November 1, 2022, the Company entered into sublease agreements with related parties (1) Dream Legal Group, Inc., (2) Tigerless Health, Inc., and (3) First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, Suite 905, New York, NY 10123. These subleases are month-to-month leases starting on November 1, 2022 and ending upon a notice of 30 days from either party.

On July 1, 2024, the Company terminated the subleases with Tigerless Health, Inc, and First Cover, Inc. Sublease income is recognized on the straight-line basis over the lease term. Billed and uncollected operating lease receivables will be included in due from related parties which are stated at their estimated net realizable value.

For the three months ended June 30, 2025 and 2024, the Company’s income from these subleases totaled $24,325 and $25,048 respectively, and for the six months ended June 30, 2024 and 2023, the Company’s income from these subleases totaled $49,920 and $62,620, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated Statements of Operations).

Note 7. Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following:

	June 30, 2025	December 31, 2024
Credit card payable	$26,496	$58,269
Payroll tax payable	3,927	5,146
Total	$30,423	$63,415

Note 8. Income Taxes

The Company had $38,360 income tax provision for the six months ended June 30, 2025 and 2024.

	For the six months ended June 30, 2025	For the six months ended June 30, 2024
Deferred income tax expense	$38,360	$-
Current income tax expense	-	-
Total	$38,360	$-

F-14

The Company has the following deferred tax assets (liabilities) as of June 30, 2025 and December 31 2024:

	As of June 30, 2025	As of December 31, 2024
Net operating loss carryforwards	$1,507,211	$965,019
Change in fair value of warrants	323,489
Change in fair value of convertible debt	54,732
Other expense temporary difference	2,813	2,813
Total deferred tax assets	1,888,245	967,833
Change in fair value of crypto assets	(38,360)	-
Deferred tax liability- Depreciation	(2,263)	(2,263)
Allowance	(1,885,982)	(965,570)
Net deferred tax liability	$38,360	$-

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will not be available against which the net operating loss and temporary differences can be utilized. A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. The Company has provided a valuation allowance for the net deferred tax asset as it is not more likely than not that the asset will be realized.

The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows for the periods ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Federal statutory rate	21.0%	21.0%
Valuation allowance	(21.9)	(21.0)

Effective income tax rate	(0.9)%	0.0%

The effective tax rate for the six months ended June 30, 2025 and 2024 is less than the statutory rate primarily as a result of the valuation allowance for net deferred tax assets.

No uncertain tax benefits have been recorded for the three and six months ended June 30, 2025 and 2024

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” (the “Act”) was signed into law. The Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the Act and determined there was no significant impact to its income taxes for the periods presented.

As of June 30, 2025, Classover NJ and Classover Holdings, Inc. has approximately $6,447,100 and $730,000 in federal net operating loss carryforwards, respectively. These loss carryforwards have an indefinite life.

The Company’s tax years 2022 and forward generally remain subject to examination by federal and state tax authorities.

F-15

Note 9. Related parties

As of June 30, 2025 and December 31, 2024, The Company has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Liu Yi	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Dreamgo Inc.	An entity controlled by Hui Luo

 Due from related parties

	June 30, 2025	December 31, 2024

Dream Legal Group, Inc.	3,805	8,251
Total due from related parties	$1,830	$8,251

Due to related parties

	June 30, 2025	December 31, 2024

Luo Hui-accrued interest on promissory note	4,427	2,166
Luo Hui – promissory note, due on August 15, 2025; at a rate of 4% per annum	130,000	130,000
Luo Hui – promissory note, due on June 30, 2026; at a rate of 4% per annum	40,000	—
Yi Liu – promissory note, due on March 17, 2026; at a rate of 4% per annum	100,000	—
Dream Legal Group, Inc-rent income received in advance	7,450	—
Due to Dream Go Inc.	—	117,379
Total due to related parties - current	$181,877	$249,545

The following table represents related party transactions for the six months ended June 30, 2025 and 2024:

		Three Months Ended		Six Months Ended
Name	Business Purpose of Transaction	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Dream Legal Group, Inc	Sublease income	$24,325	$10,000	$49,920	$25,000
Dreamgo Inc.	Rent expense	90,253	90,253	180,506	180,506
Genius Kid Class LLC	Consulting revenue	—	100,000	—	200,000
Yi Liu	Interest expense	661	—	822	—
Luo Hui	Interest expense	960	—	1,300	—
Totals		$116,199	$200,253	$232,548	$405,506

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

F-16

As of June 30, 2025 and December 31, 2024, the Company has the following ROU assets and operating lease liabilities recognized from related party under ASC 842 (Note 4):

		June 30, 2025	December 31, 2024
Dreamgo Inc.	ROU assets	$1,401,041	$1,552,242
Dreamgo Inc.	Short term obligation under operating leases	$(187,882)	$(314,685)
Dreamgo Inc.	Long term obligation under operating leases	$(1,213,413)	$(1,241,495)

Note 10. Convertible notes

Conversion of convertible notes in connection with the Business Combination

Convertible notes payable is comprised of the following as of December 31, 2024:

Borrower No.	Amount	Interest Rate	Conversion Cap	Closing Date	Maturity Date	December 31, 2024
1	$250,000	0.44%	$3,000,000	2/7/2022	2/7/2027	$250,000
2	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500
3	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500
4	35,000	0.44%	3,000,000	2/7/2022	2/7/2027	35,000
5	90,000	0.44%	3,000,000	2/7/2022	2/7/2027	90,000
6	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000
7	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000
8	10,000	0.44%	3,000,000	2/7/2022	2/7/2027	10,000
9	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000
10	30,000	0.44%	3,000,000	2/7/2022	2/7/2027	30,000
11	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000
12	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000
13	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000
14	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000
15	20,000	0.44%	3,000,000	3/3/2022	3/3/2027	20,000
16	18,176	0.44%	3,000,000	2/7/2022	2/7/2027	18,176
17	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015
18	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015
19	27,265	0.44%	3,000,000	2/7/2022	2/7/2027	27,265
20	98,529	0.44%	3,000,000	2/7/2022	2/7/2027	98,529
21	50,000	0.44%	3,000,000	4/7/2022	4/7/2027	50,000
22	200,000	0.44%	5,000,000	12/6/2023	12/6/2028	200,000
23	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000
24	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000
25	87,500	0.44%	3,000,000	2/7/2022	2/7/2027	87,500
26	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500
27	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000
Totals	$1,750,000					$1,750,000

Upon the closing of the business combination, the above notes $1,750,000 and accrued interest payable $19,072 were converted to 4,433,122 Class B Common Shares.

F-17

2025 Convertible Notes

On May 30, 2025, the Company entered into a Securities Purchase Agreement for up to an aggregate of $500 million in newly issued Notes. The Purchase Agreement provided for an initial closing of $11 million of Notes. The Company has agreed, subject to certain exceptions contained in the Purchase Agreement, to use 80% of the net proceeds from the notes to purchase certain cryptocurrency as set forth in the Purchase Agreement.

The Notes are convertible into Class B common stock of the Company at the option of the holder at an initial conversion price equal to 200% of the closing price of the Common Stock on the trading day immediately prior to the closing date, subject to adjustment as provided for in the Notes. Interest is payable under the Notes at a rate of 7% per annum and is payable, quarterly, at the option of the Company in cash, through the issuance of additional Notes or, under certain situations, through the issuance of shares of Class B common stock. The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the notes) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes. The Notes are due on the two-year anniversary of the date of issuance unless earlier converted or repaid.

Description of Notes:

Issue Date	June 6, 2025
Face Value	$11,000,000
Maturity	June 6, 2027
Coupon	7.0% per annum, quarterly, PIK-eligible
Conversion Price	Initially $7.36 subject to adjustments
Floor Price	$0.74 per share
Redemption	120% upon Issuer’s Call, 0% on Maturity
Use of Proceeds	80% for SOL investment; 20% for operations

The Company elected the fair value option for the Notes. The fair value of the Notes are remeasured at each balance sheet date and any changes are recorded in the consolidated statements of operations. For the three and six months ended June 30, 2025, the Company recorded a change in the fair value of the Notes in the amount of a loss of $260,630. For the three and six months ended June 30, 2025, interest expense related to the Notes is 50,630.

Note 11. Warrant Liabilities

In connection with the Reorganization Merger, the Company has assumed 17,250,000 warrants outstanding from BFAC public shareholders.

Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described below, commencing 30 days after the completion of its initial business combination, and expiring five years from after the completion of an initial business combination. No fractional warrant will be issued and only whole warrants will trade.

The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $18.00 (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If the Company redeems the warrants as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” If a registration statement is not effective within 90 days following the consummation of a business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the warrant exercise.

F-18

The Company accounts for the 17,250,000 warrants issued in connection with the Public Offering of BFAC in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to remeasurement at each condensed balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

The following table presents the changes in the fair value of warrant liabilities:

Fair value as of April 4, 2025 (Reorganization Merger Date)	$753,824
Change in fair value	1,540,424
Fair value as of June 30, 2025	$2,294,248

Note 12. Recurring fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP (as defined in Note 2) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following tables present fair value information as of June 30, 2025, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

June 30, 2025	Level 1	Level 2	Level 3
Assets:
Investment- Crypto asset	$6,140,484	$-	$-
Liabilities
Warrant liabilities	$2,294,248	$-	$-
Convertible notes payable	$-	$-	$11,260,630

F-19

Note 13. Segment information and revenue analysis

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting.

Disaggregated information of revenues by stream are as follows:

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Time-based subscriptions	$217,604	$300,429	$470,841	$564,332
Credit-based subscriptions	508,044	540,182	1,070,822	1,061,564
Marketing revenues (related party)	—	100,000	—	200,000
Total revenues	$725,648	$940,611	$1,541,664	$1,825,896

Note 14. Commitments and Contingencies

Legal Proceedings

The Company may be involved in various claims and legal actions arising in the ordinary course of business. The Company establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable. At June 30, 2025, the Company was not involved in any material legal proceedings regarding claims or legal actions against the Company.

Note 15. Equity

As of June 30, 2025, the total number of shares which the Company shall have the authority to issue is five hundred and ten million (510,000,000) shares, which include 50,000,000 shares of Class A common stock, par value $0.0001 per share, 450,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued in series. Each Series A Preferred Shares are convertible to Class B Common Shares on a 1 to 1 basis, and each Series B Preferred Shares are convertible to Class B Common Shares on a 1 to 100 basis. Holders of shares of Common Stock will exclusively possess all voting power with respect to the Company and are entitled vote on all matters submitted to the Company’s stockholders for their vote or approval. Each share of Class A Common Stock has the voting power of twenty-five votes and each share of Class B Common Stock has the voting power of one vote.

Reverse Recapitalization and De-SPAC Merger

On April 4, 2025, The Company consummated a business combination with Classover DE and BFAC (the SPAC), resulting in a reverse recapitalization. As part of the transaction:

•	·Former Classover DE shareholders received 12,500,000 shares of Company’s equity, including: ○ 6,535,014 Class A common shares to Hui Luo
○	1,531,864 Class B common shares to other Classover shareholders
○	1,000,000 Series A Preferred Shares to Classover equity holders
○	4,433,122 Class B common shares to convertible note holders upon conversion
•	BFAC Sponsor received 9,600,000 Class B common shares
•	Remaining BFAC IPO investors were issued 168,356 Class B common shares, representing residual trust shares post-redemptions (3,683,125 original shares less 3,514,769 redeemed)
•	17,250,000 warrants were exchanged 1-for-1 with original BFAC warrant holders

F-20

These equity issuances were part of the reverse recapitalization and accounted for in accordance with ASC 805-40. No goodwill or intangible assets were recorded. The conversion of convertible notes was accounted for in accordance with ASC 470-20, with no gain or loss recognized upon conversion.

Shares issued in connection with the Company’s Merger on April, 4, 2025:

Common Share

Holders of BFAC public shareholders – Class B	168,356
BFAC sponsors – Class B	9,600,000
Founder of Classover DE – Class A	6,535,014
Rest of Classover DE shareholders prior to merger – Class B	1,531,864
Convertible note holders of Classover Inc. prior to merger – Class B	4,433,122
Classover DE equity holders-Series A Preferred Shares	1,000,000
Total Class A common shares	6,535,014
Total Class B common shares	15,733,342
Total Series A Preferred Shares	1,000,000

PIPE Investment

On April 4 and April 14, 2025, a PIPE investor invested an aggregate of $5,000,000 via a PIPE agreement with 5,000 Series B Preferred Shares to the PIPE investor. Preferred shares were classified as equity under ASC 480. $5,000,000 was delivered, less $300,000 in transaction costs, with net proceeds of $4,700,000. On May 30, 2025, the Company issued 25,000 Class B common shares to the investor as consideration for waving specific financing restrictions under the PIPE agreement. Shares issued as contract modifications are recorded at fair value and $66,500 expense was recorded when the waiver becomes effective, per ASC 470 and ASC 505.

2024 Incentive Plan

In connection with the Reorganization Merger, the Company adopted the Equity Incentive Plan (the “2024 Incentive Plan”). The 2024 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or equity-related cash-based awards. Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2024 Incentive Plan.

The 2024 Incentive Plan provides for the future issuance of shares of the Company’s Class B Common Shares, representing 8% of the number of shares of the Company’s Common Stock outstanding following the Business Combination (after giving effect to the Redemption). Accordingly, the 2024 Incentive Plan is eligible to issue up to 3,268,668 Class B Common Shares.

•	On April 17, 2025, 820,000 shares were granted as equity-based compensation to two employees of the Company, which will be vested over three years.
•	On April 28, 2025, 100,000 shares were issued to a third-party advisor for advisory services which will be vested over one year.

Shares were measured at fair value on grant date under ASC 718. Compensation cost is recognized ratably over the vesting period. During the three and six months ended June 30, 2025, stock compensation cost were $137,278.

F-21

Other equity transactions

On April 17, 2025, 190,000 shares were issued to a professional service provider as part of an outstanding bill payment amount to $430,000.

On June 30, 2025, 415,131 Series A Preferred Shares were converted into an equivalent number of Class B common shares on a 1:1 basis. The conversion was accounted for as an equity-for-equity exchange under ASC 505. No gain or loss recognized.

On June 30, 2025, the Company acquired intellectual property using $1,250,000 cash, 800,000 Class B common shares and 739,278 warrants. The transaction was accounted for under ASC 805-50 as an asset acquisition. Shares and warrants were valued at fair value on grant date. (See Note 5)

Note 16. Concentration of risk

Credit risk

The Company’s concentration of credit risk relates to financial institutions holding the Company’s cash. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The insurance coverage for cash deposits at each bank is $250,000. As of June 30, 2025, a cash balance of $5,188,733 deposited with three financial institutions was uninsured. Management believes that the financial institutions that hold the Company’s deposits are financially credit worthy and, accordingly, minimal credit risk exists with respect to those balances.

Customer concentration risk

For the three and six months ended June 30, 2025 and 2024, no customer accounted for more than 10% of the Company’s total revenues.

Vendor concentration risk

For the three and six months ended June 30, 2025 and 2024, no vendor accounted for over 10% of the Company’s total purchases.

Note 17. Subsequent Events

On July 18, 2025, the Company held a special meeting of stockholders and approved an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of shares of Class B Common Stock the Company is authorized to issue from 450,000,000 shares to 2,000,000,000 shares.

F-22

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders,

Classover Holdings, Inc. and its subsidiaries

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Classover Holdings, Inc. and its subsidiaries as of December 31, 2024, and the related statements of operations and changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Classover Holdings, Inc. and its subsidiaries as of December 31, 2024, and the results of its operations and its cash flows for the period from May 2, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity does not have sufficient liquidity to meet its current obligations, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Classover Holdings, Inc. and its subsidiaries in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Classover Holdings, Inc. and its subsidiaries are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Classover Holdings, Inc. and its subsidiaries' auditor since 2025.

Henderson, Nevada

PCAOB ID 6797

April 28, 2025

F-23

Classover Holdings, Inc. and subsidiaries
Consolidated Balance Sheet
(Audited)

December 31, 2024
ASSETS
Current Assets
Cash	2

TOTAL ASSETS	$2

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	238

TOTAL LIABILITIES	$238

Stockholders’ Equity

Preferred Stock ($0.0001 par value, 50 shares authorized, none issued and outstanding as of December 31, 2024)	-
Common stock-Class A ($0.0001 par value, 1000 shares authorized, 0 issued and outstanding as of December 31, 2024)	-
Common stock-Class B ($0.0001 par value, 100 shares authorized, 100 issued and outstanding as of December 31, 2024)	1
Additional paid-in capital	1
Accumulated deficit	(238)
Total Stockholders’ Equity	(236)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2

The accompanying notes are an integral part of these financial statements.

F-24

Classover Holdings, Inc. and subsidiaries
Statement of Operations
(Audited)

For the Period May 2, 2024 (Inception) to December 31, 2024

Operating expenses

General and administrative expenses	$(238)
Total operating expenses	(238)

Net loss	$(238)

Basic and Diluted net loss per common share-Class B	$(2.38)

Weighted average number of Class B common shares outstanding - Basic and Diluted	100

The accompanying notes are an integral part of these financial statements.

F-25

Classover Holdings, Inc. and subsidiaries
Statement of Changes in Stockholders' Equity
For the Period May 2, 2024 (Inception) to December 31, 2024
(Audited)

	Common	Par Value Common	Additional
	Stock Class B	Stock Class B	Paid-in Capital	Accumulated Deficit	Total

Balances, May 2, 2024	-	$-	$-	$-	$-
Capital contribution	-	-	1	-	1
Ordinary shares issued	100	1	-	-	1
Net loss				(238)	(238)
Balances, December 31, 2024	100	$1	$1	$(238)	$(236)

The accompanying notes are an integral part of these financial statements.

F-26

Classover Holdings, Inc. and subsidiaries
Statement of Cash Flows
(Audited)

For the Period May 2, 2024 (Inception) to December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(238)
Changes in operating assets and liabilities:
Accounts payable	238
Net cash provided by operating activities	-
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution from stockholders	1
Class B common stock subscription	1
Net cash provided by financing activities	2

Net change in cash	2
Beginning cash balance	-
Ending cash balance	$2

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-27

Classover Holdings, Inc.

Notes to Financial Statements

For the Period from May 2, 2024 (Inception) through December 31, 2024

Note 1 – Organization and Description of Business

Classover Holdings, Inc. (the “Company”) was incorporated in the State of Delaware under General Corporation Law on May 2, 2024. The Company was a wholly-owned subsidiary of Battery Future Acquisition Corp. (the “BFAC” or “Parent”), a special purpose acquisition corporation for effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was incorporated for the purpose of effectuating a reorganization merger as part of the business combination with Class Over Inc. (“the Target”), an innovative education technology target company headquartered in New York City.

Pursuant to an Agreement and Plan of Merger (the “Business Combination Agreement”) dated on May 12, 2024 by and among the Company, BFAC, Target, BFAC Merger Sub 1 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 1”)  and BFAC Merger Sub 2 Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), upon the closing of the business combination (the “Closing”), Merger Sub 1 will merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into the Target (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Target being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

Immediately after and as a result of the Reorganization Merger, Merger Sub 1 will cease to exist as a separate legal entity. Immediately after and as a result of the Acquisition Merger, Merger Sub 2 will cease to exist as a separate legal entity. Immediately after and as a result of the Mergers, the Company will own 100% of each of BFAC and the Target as the surviving entities of the Reorganization Merger and Acquisition Merger respectively.

Pursuant to the Business Combination Agreement, at the Closing, (i) each BFAC Ordinary Share issued and outstanding will be automatically converted into the right to receive one share of the Company’s Class B Common Stock and (ii) all the Target’s Common Stock issued and outstanding immediately prior to the Closing will be automatically converted into the right to receive an aggregate of 6,535,014 shares of the Company’s Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. The Company’s stocks are held by persons who held equity securities of BFAC, the Target, and certain service providers, respectively, prior to the Mergers.

The Company has selected December 31 as its fiscal year end. As of December 31, 2024, the Company had not commenced any operations. The Company does not generate any operating revenues until the Closing Date.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

F-28

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
BFAC Merger Sub 1 Corp. (“Merger Sub 1”)	A Delaware company Incorporated on May 2, 2024 for merger purpose	100% directly owned by the Company
BFAC Merger Sub 2 Corp. (“Merger Sub 2”)	A Delaware company Incorporated on May 2, 2024 for merger purpose	100% directly owned by the Company

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of December 31, 2024, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the BFAC Sponsor and its affiliates (the “Sponsor”), and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Mergers or a minimum one year from the date of issuance of these financial statements.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and notes are presented in accordance with accounting principles generally accepted in the United States of America (the U.S. GAAP) and are presented in U.S. dollars. These financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would apply to private companies.

F-29

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $2 in cash and no cash equivalents as of December 31, 2024.

Income Taxes

The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded on December 31, 2024, related to uncertain tax positions.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2024 and, thus, anti-dilution issues are not applicable.

F-30

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on the financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Note 3 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2024.

Note 4 – Shareholder Equity

Preferred Shares

The Company is authorized to issue 10,000,000 preferred shares with a par value of $0.0001 and with such designations, voting, limitation, and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024, there were no preferred shares issued or outstanding.

Class A Ordinary shares

The Company is authorized to issue 50,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class A ordinary shares. As of December 31, 2024, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary shares

The Company is authorized to issue 450,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to five votes for each share of Class B ordinary shares. As of December 31, 2024, there were 100 Class B ordinary shares issued and outstanding.

Except as otherwise required by law or in the Bylaws, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the Company, (b) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company and (c) be entitled to vote upon such matters and in such manner as may be provided by General Corporation Law of the State of Delaware (the “DGCL”). Except as otherwise expressly provided herein or required by the DGCL, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to five (5) votes per share of Class B Common Stock held of record by such holder.

F-31

Note 5 – Subsequent Events

As previously disclosed, on May 12, 2024, the Company entered into the Business Combination Agreement by and among the Company, BFAC, Target, Merger Sub 1 and Merger Sub 2.

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of the Company, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into the Target (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Target being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of the Company.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. The Company issued to the former security holders of the Target an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Series A preferred stock in exchange for their equity interests in the Company.

In addition, at Closing, the Company issued 168,356 shares of Class B Common Stock to BFAC public shareholders in exchange for same number of BFAC Class A ordinary shares and 820,000 shares of Class B Common Stock to certain Target employees pursuant to an incentive plan. The Company also issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by Pubco, BFAC and the PIPE Investor. At the Closing, the PIPE Investor exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the First Preferred Warrant and the Second Preferred Warrant in full. Accordingly, the Company issued to the PIPE Investor an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate of $4,750,000 (net of original issue discount).

F-32

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders,

Class Over Inc.

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Class Over Inc. as of December 31, 2024, and the related statements of operations and changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Class Over Inc. as of December 31, 2024, and the results of its operations and its cash flows for year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Class Over Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Class Over Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Class Over Inc.'s auditor since 2025.

Henderson, Nevada

April 16, 2025

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders,

Class Over, Inc.

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Class Over, Inc. as of December 31, 2023, and the related notes  (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of Class Over, Inc. as of December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

This financial statement is the responsibility of the entity’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Class Over, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Class Over, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Class Over, Inc.'s auditor since 2025.

Henderson, Nevada

August 1, 2025

F-34

CLASS OVER INC.

CONSOLIDATED BALANCE SHEETS

 (EXPRESSED IN US DOLLARS)

	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash	$50,682	$787,652
Prepayments and other current assets	15,557	17,400
Due from related parties	8,251	9,297

Total current assets	74,490	814,349

Noncurrent assets:
Property and equipment, net	218,617	87,735
Operating lease right-of-use assets, net	1,552,242	1,845,768

Total noncurrent assets	1,770,859	1,933,503

TOTAL ASSETS	$1,845,349	$2,747,852

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,200	$60
Interest payable	19,072	9,969
Deferred revenues	2,719,091	2,561,246
Due to related parties	249,545	356,631
Operating lease liabilities - current	314,685	295,475
Accrued liabilities and other payables	63,415	19,517

Total current liabilities	3,373,008	3,242,898

Noncurrent liabilities:
Convertible notes payable	1,750,000	1,650,000
Operating lease liabilities - noncurrent	1,241,495	1,556,180

Total noncurrent liabilities	2,991,495	3,206,180

TOTAL LIABILITIES	6,364,503	6,449,078

Commitments and contingencies	-	-

Stockholders' equity:
Ordinary shares, $0.0001 par value, 3,500,000 shares authorized, 1,578,500 and 1,500,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	158	150
Additional paid-in capital	80,412	55,300
Accumulated deficit	(4,599,724)	(3,756,676)

Total stockholders' (deficit)	(4,519,154)	(3,701,226)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,845,349	$2,747,852

See accompanying notes to the consolidated financial statements.

F-35

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Revenues:
Service revenues	$3,375,604	$2,996,835
Consulting revenues (related party)	300,000	100,000

Total revenues	3,675,604	3,096,835

Cost of revenues:
Cost of revenues	1,616,428	1,437,979

Total cost of revenues	1,616,428	1,437,979

Gross profit	2,059,176	1,658,856

Operating expenses:
Selling and marketing	657,003	505,518
General and administrative	2,196,747	1,551,633
Research and development	39,254	26,730

Total operating expenses	2,893,004	2,083,881

(Loss) from operations	(833,828)	(425,025)

Interest and other expense	(9,220)	(8,030)

(Loss) before provision for income taxes	(843,048)	(433,055)
Provision for income taxes	-	-

Net (loss)	$(843,048)	$(433,055)

Net loss per share - basic and diluted	$(0.53)	$(0.29)
Weighted average shares outstanding - basic and diluted	1,576,995	1,500,000

See accompanying notes to the consolidated financial statements.

F-36

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

 (EXPRESSED IN US DOLLARS)

	Ordinary shares	Ordinary shares amount	Additional Paid-in Capital	Accumulated deficit	Total
Balance at December 31, 2022	1,500,000	$150	$55,300	$(3,323,621)	$(3,268,171)
Net loss			-	(433,055)	(433,055)
Balance at December 31, 2023	1,500,000	$150	55,300	(3,756,676)	(3,701,226)
Stock compensation issued for consulting services	78,500	8	25,112	-	25,120
Net loss			-	(843,048)	(843,048)
Balance at December 31, 2024	1,578,500	$158	$80,412	$(4,599,724)	$(4,519,154)

See accompanying notes to the consolidated financial statements.

F-37

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net (loss)	$(843,048)	$(433,055)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	54,823	27,741
Amortization of operating lease right-of-use assets	293,526	282,309
Stock compensation issued for consulting services	25,120	-
Changes in operating assets and liabilities:
Due from related parties	1,046	(4,297)
Prepayments and other current assets	1,843	(8,900)
Accounts payable	7,140	(484)
Interest payable	9,103	5,280
Deferred revenues	157,845	59,626
Operating lease liabilities	(295,475)	(277,578)
Due to related parties	(237,086)	324,561
Accrued liabilities and other payables	43,898	(32,977)
Net cash (used in) operating activities	(781,265)	(57,774)

Cash flows from investing activities:
Purchases of property and equipment	(185,705)	-
Net cash (used in) investing activities	(185,705)	-

Cash flows from financing activities:
Proceeds from convertible notes payable	100,000	200,000
Proceeds from promissory notes related party	130,000	-
Net cash provided by financing activities	230,000	200,000

Net (decrease) increase in cash	(736,970)	142,226
Cash, beginning of period	787,652	645,426

Cash, end of period	$50,682	$787,652

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

F-38

CLASS OVER INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Business and Basis of Presentation

Class Over Inc. (the “Company,” “Classover DE,” “we,” “us” or “our”) was formed on March 16, 2022 as a holding company in Delaware, which was 100% controlled by the sole owner Hui Luo. Class Over Inc. (“Classover NJ”) was formed on June 16, 2020 in New Jersey, which was 100% controlled by the sole owner Hui Luo. Classover NJ is an online enrichment program that offers over 20 courses taught by certified instructors. It caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. On April 19, 2022, Classover DE entered into a stock transfer agreement with Classover NJ. After the share exchange, Classover DE owned 100% of Classover NJ.

Classover DE and Classover NJ were under common control as the same shareholder held more than 50% of the voting ownership interest of each entity. Accordingly, the accompanying consolidated financial statements retroactively reflect the reorganization effective for all periods presented.

Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) from the Company’s accounting records and reflect the financial position and results of operations for the fiscal years ended December 31, 2024 and 2023.

Note 2. Summary of Significant Accounting Policies

Accounting Principles—The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of Consolidation—The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

Liquidity and Going Concern— As of December 31, 2024, the Company had cash of $50,682, current liabilities of $3,373,008, a working capital deficit of $3,298,518, and a stockholders’ deficit of $4,519,154. For the years ended December 31, 2024 and 2023, the Company had losses of $843,048 and $433,055, respectively. However, Management of the Company has evaluated the sufficiency of its working capital and concluded that the Company’s available cash and cash equivalents, cash generated from operations, issuance of debt and equity securities will be sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these combined and consolidated financial statements. Accordingly, the Company’s combined and consolidated financial statements are prepared on going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition— The Company has three predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

F-39

Subscription Revenue

Customers are required to pay in advance to enroll for courses.  For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as a single performance obligation which is satisfied ratably over the service period. We charge fixed fees for the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay the full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized over time on a straight-line basis through the service term.

Principal Agent Considerations—The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing the subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue— Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions occurs. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining sessions are expected to be delivered within twelve months or less.

Cost of Revenue—Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Referral Incentives – Referral incentives are course credits that we offer to our customers for referring new customers. The incentives are expensed as incurred when the credits are consummated and the corresponding expenses, which are independent educators’ compensation allocated to service the referral credits, are included in selling expenses

Cash and Cash Equivalents—Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits.

	December 31, 2024	December 31, 2023

Cash on hand	$3,144	$3,144
Bank deposits	47,538	784,508
Total cash shown in the Statement of Cash Flows	$50,682	$787,652

F-40

Property and Equipment—Property and equipment primarily includes computers and furniture stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Income Taxes—The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at December 31, 2024 and December 31, 2023 related to uncertain tax positions.

Fair Value of Financial Instruments—The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, accounts payable, deferred revenues, interest payable, due to related parties, and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs— Research and development expenses are expensed as incurred and include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Segment Information and Geographic Data—FASB ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

Advertising Costs—Advertising costs amounted to $63,176 and $96,255 for the years ended December 31, 2024 and 2023, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Contingencies—The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

F-41

Operating Leases—Effective January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On November 1, 2022, the Company recognized approximately $2.2 million of right of use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease with related party Dream Go for its office space expiring on October 31,2029, using an incremental borrowing rate of 4%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. The Company’s real estate sublease has been classified as an operating lease.

Since the implicit rate for the Company’s sublease was not readily determinable, the Company used its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Our sublease does not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024 and 2023, the convertible notes payable were excluded from the calculation of diluted EPS as their inclusion would have been anti-dilutive.

Recently Adopted Accounting Pronouncements—

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which modifies the measurement of expected credit losses of certain financial instruments. This new guidance was effective for private companies for fiscal years beginning after December 15, 2021, but early adoption was permitted. The adoption of this guidance did not have an impact on our consolidated financial statements and related disclosures.

F-42

Note 3. Property and Equipment, net

Property and equipment consists of the following as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Computers and electronic equipment	$55,532	$55,532
Furniture and fixtures	91,018	83,178
Leasehold improvements	177,865	—
Total property and equipment	324,415	138,710
Less: accumulated depreciation	(105,798)	(50,975)
Total property and equipment, net	$218,617	$87,735

Depreciation expense was $54,823 and $27,741 for the years ended December 31, 2024 and 2023, respectively, and is included within general and administrative expenses in the Company’s statements of operations.

Note 4. Leases

On November 1, 2022, the Company entered into an operating sublease with a related party, Dream Go, for its office space located at 450 7th Avenue, Suite 905, New York, NY 10123 expiring on October 31, 2029. On November 1, 2022, the Company recognized approximately $2.2 million of ROU assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease, using an incremental borrowing rate of 4%.

As of December 31, 2024, the Company’s operating sublease had a remaining lease term of approximately 4.8 years.

For the years ended December 31, 2024 and 2023, rent expense for the operating sublease was $361,011 and $361,012, respectively.

The Company’s sublease obligations as of December 31, 2024 are presented below:

Year ending December 31,
2025	$370,221
2026	242,211
2027	388,790
2028	407,405
Remaining	310,114
Total future lease payments	1,718,741
Less: Interest	(162,561)
Present value of lease liabilities	$1,556,180

Future amortization of the Company’s ROU assets is presented below:

Year ended December 31,
2025	$305,476
2026	314,154
2027	326,161
2028	340,709
Remaining	265,742
Total	$1,552,242

F-43

Subleases

On November 1, 2022, the Company entered into sublease agreements with related parties (1) Dream Legal Group, Inc., (2) Tigerless Health, Inc., and (3) First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, Suite 905, New York, NY 10123. These subleases are month-to-month starting on November 1, 2022 and ending upon a notice of 30 days from either party.

On July 1, 2024, the Company terminated the subleases with Tigerless Health, Inc, and First Cover, Inc. Sublease income is recognized on the straight-line basis over the lease term. Billed and uncollected operating lease receivables will be included in due from related parties which are stated at their estimated net realizable value. For the years ended December 31, 2024 and 2023, the Company’s income from these three subleases totaled $108,965 and $149,807, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated Statements of Operations).

Note 5. Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following:

	December 31, 2024	December 31, 2023
Credit card payable	$58,269	$15,289
Payroll tax payable	5,146	4,228
Total	$63,415	$19,517

Note 6. Income Taxes

The Company had no income tax provision for the years ended December 31, 2024 and 2023.

The Company has the following deferred tax assets (liabilities) as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Net operating loss carryforwards	$965,019	$790,223
Other expense temporary difference	2,813	2,544
Total deferred tax assets	967,833	792,767
Deferred revenue	-	-
Deferred tax liability- Depreciation	(2,263)	(2,777)
Allowance	(965,570)	(789,990)
Net deferred taxes	$-	$-

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will not be available against which the net operating loss and temporary differences can be utilized. A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. The Company has provided a full valuation allowance for the net deferred tax asset as it is not more likely than not that the asset will be realized.

F-44

The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows for the periods ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Federal statutory rate	21.0%	21.0%
Valuation allowance	(21.0)	(21.0)

Effective income tax rate	0.0%	0.0%

The effective tax rate for the three and twelve months ended December 31, 2024 and 2023 is less than the statutory rate primarily as a result of the valuation allowance for net deferred tax assets.

No uncertain tax benefits have been recorded for the three and twelve months ended December 31, 2024 and 2023.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” (the “Act”) was signed into law. The Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the Act and determined there was no significant impact to its income taxes for the periods presented.

As of December 31, 2024, the Company has approximately $4,595,000 in federal net operating loss carryforwards. These loss carryforwards have an indefinite life.

The Company’s tax years 2021 and forward generally remain subject to examination by federal and state tax authorities.

Note 7. Related parties

As of December 31, 2024 and December 31, 2023, the Company has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Yi Liu	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Tigerless Health, Inc*	Hui Luo as a minority shareholder
First Cover, Inc*	Hui Luo as a minority shareholder
Dream Go Inc.	An entity controlled by Hui Luo

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Due from related parties

	As of December 31,
	2024	2023

Due from First Cover, Inc*	$—	$2,699
Due from Tigerless Health, Inc*	—	6,598
Due from Dream Legal Group, Inc.	8,251	-
Total due from related parties	$8,251	$9,297

*As of December 31, 2024, Tigerless Heath, Inc and First Cover, Inc are no longer related parties to the Company.

F-45

Due to related parties

	As of December 31,
	2024	2023
Due to Yi Liu-accrued interest on convertible note* (see Note 8)	$—	$2,146
Due to Luo Hui-accrued interest on promissory note***	866	—
Due to Luo Hui – promissory note***	130,000	-
Due to Dream Go Inc.	117,379	54,485
Due to Genius Kid Class LLC**	—	300,000
Total due to related parties - current	249,545	356,631
Due to Yi Liu – convertible note due February 7, 2027* (see Note 8)	—	250,000

* Convertible note was transferred from Yi Liu to third party holders on December 20, 2024.

**Consulting fee received in advance. Services were provided over the nine months ended September 30, 2024.

*** Due on August 15, 2025, at a rate of 4% per annum.

The following table represents related party transactions for the years ended December 31, 2024 and 2023:

		Year Ended December 31,
Name	Business Purpose of Transaction	2024	2023
Dream Legal Group, Inc	Sublease income	$71,344	$60,080
First Cover, Inc*	Sublease income	—	22,432
Tigerless Health, Inc*	Sublease income	—	67,295
Dreamgo Inc.	Rent expense	361,011	361,011
Genius Kid Class LLC	Consulting revenue	300,000	100,000

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2024 and December 31, 2023, the Company has the following ROU assets and operating lease liabilities recognized from related party under ASC 842 (Note 4):

		December 31, 2024	December 31, 2023
Dreamgo Inc.	ROU assets	$1,552,242	$1,845,768
Dreamgo Inc.	Short term obligation under operating leases	$(314,685)	$(295,475)
Dreamgo Inc.	Long term obligation under operating leases	$(1,241,495)	$(1,556,180)

F-46

Note 8. Convertible Notes Payable

Promissory convertible notes are unsecured obligations subordinated to the Company’s senior debts, if any. These notes have a principal balance that accrues simple interest at a rate of 0.44% per annum and matures five years from the date of issuance.

The conversion of these notes into equity occurs at the earliest of:

1)	the closing of the next qualified equity financing, which is the next sale of preferred stock for purpose of raising capital following the issuance of convertible notes; or
2)

at the election of the requisite noteholders following a corporate transaction, which occurs at i) the sale, transfer, or disposition of all or substantially all of the Company’s assets; or ii) the consummation of a merger or consolidation of the Company with or into entity; or iii) the transfer of more than 50% of outstanding voting securities of the Company; or

3)	at the maturity.

The conversion price is calculated based on:

1)	the product of 80% and the lowest per share purchase price of preferred stock issued in the next equity financing; or
2)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to the closing of a corporate transaction; or
3)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to maturity.

Convertible notes payable is comprised of the following as of December 31, 2024 and December 31, 2023:

Borrower No.	Amount	Interest Rate	Conversion Cap	Closing Date	Maturity Date	December 31, 2024	December 31, 2023
1	$250,000	0.44%	$3,000,000	2/7/2022	2/7/2027	$250,000	$250,000
2	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
3	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
4	35,000	0.44%	3,000,000	2/7/2022	2/7/2027	35,000	35,000
5	90,000	0.44%	3,000,000	2/7/2022	2/7/2027	90,000	90,000
6	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
7	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
8	10,000	0.44%	3,000,000	2/7/2022	2/7/2027	10,000	10,000
9	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
10	30,000	0.44%	3,000,000	2/7/2022	2/7/2027	30,000	30,000
11	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
12	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
13	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
14	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
15	20,000	0.44%	3,000,000	3/3/2022	3/3/2027	20,000	20,000
16	18,176	0.44%	3,000,000	2/7/2022	2/7/2027	18,176	18,176
17	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
18	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
19	27,265	0.44%	3,000,000	2/7/2022	2/7/2027	27,265	27,265
20	98,529	0.44%	3,000,000	2/7/2022	2/7/2027	98,529	98,529
21	50,000	0.44%	3,000,000	4/7/2022	4/7/2027	50,000	50,000
22	200,000	0.44%	5,000,000	12/6/2023	12/6/2028	200,000	200,000
23	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
24	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
25	87,500	0.44%	3,000,000	2/7/2022	2/7/2027	87,500	87,500
26	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
27	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
Totals	$1,750,000					$1,750,000	$1,650,000

F-47

Note 9. Segment information and revenue analysis

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting.

Disaggregated information of revenues by stream are as follows:

	2024	2023
Revenues:
Time-based subscriptions	$1,161,383	$1,327,108
Credit-based subscriptions	2,214,221	1,669,727
Marketing revenues (related party)	300,000	100,000
Total revenues	$3,675,604	$3,096,835

Note 10. Commitments and Contingencies

Acquisition Agreement

On May 12, 2024, the Company executed an Agreement and Plan of Merger (“Business Combination Agreement”) with Battery Future Acquisition Corp. ( “BFAC”), Classover Holdings, Inc. (“Pubco”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”), and BFAC Merger Sub 2 Corp. (“Merger Sub 2”). The Business Combination Agreement provides for Pubco’s acquisition of 100% of the issued and outstanding equity of the Company in exchange for the issuance of (1) an aggregate of 6,534,014 shares of Pubco Class A common stock, (2) an aggregate of 5,964,986 shares of Pubco Class B common stock to the Company stockholders and Company noteholders and (3) an aggregate of 1,000,000 shares of Pubco preferred stock allocated among the Company stockholders and Company noteholders as specified in the Business Combination Agreement. Closing of the Business Combination Agreement is subject to satisfaction of certain conditions precedent.

Legal Proceedings

The Company may be involved in various claims and legal actions arising in the ordinary course of business. The Company establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimatable.

At December 31, 2024, the Company was not involved in any material legal proceedings regarding claims or legal actions against the Company.

Note 11. Concentration of risk

Credit risk—The Company’s concentration of credit risk relates to financial institutions holding the Company’s cash. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The insurance coverage for cash deposits at each bank is $250,000. As of December 31, 2024, the cash balance in each financial institution is insured by the FDIC. Management believes that the financial institutions that hold the Company’s deposits are financially credit worthy and, accordingly, minimal credit risk exists with respect to those balances.

F-48

Customer concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no customer accounted for more than 10% of the Company’s total revenues.

Vendor concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no vendor accounted for over 10% of the Company’s total purchases.

Note 12. Subsequent Events

As previously disclosed, on May 12, 2024, the Company entered into the Business Combination Agreement by and among the Company, BFAC, Pubco, Merger Sub 1 and Merger Sub 2.

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into the Company (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Company being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. Pubco issued to the former security holders of the Company an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Series A preferred stock in exchange for their equity interests in the Company.

In addition, at Closing, Pubco issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by Pubco, BFAC and the PIPE Investor. At the Closing, the PIPE Investor exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the First Preferred Warrant and the Second Preferred Warrant in full. Accordingly, Pubco issued to the PIPE Investor an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate of $4,750,000 (net of original issue discount).  In connection with this transaction, certain former shareholders of the Company transferred an aggregate of 1,000,000 shares of Class B Common Stock of Pubco to the PIPE Investor.

F-49

BATTERY FUTURE ACQUISITION CORP.
BALANCE SHEETS

	March 31,	December 31,
	2025	2024
Assets	(unaudited)
Cash and cash equivalents	$1,815	$1,815
Prepaid expenses	-	-
Total current assets	1,815	1,815
Cash held in Trust Account	42,491,653	42,302,760
Total assets	$42,493,468	$42,304,575

Liabilities and Shareholders’ Deficit
Accrued offering costs and expenses	$882,495	$199,773
Due to related party	437,269	312,088
Total current liabilities	1,319,764	511,861

Warrant liability	431,250	431,250
Total liabilities	1,751,014	943,111

Commitments
Class A ordinary share subject to possible redemption, $0.0001 par value, 3,683,125 shares at an approximate redemption value of $11.54 per share as of March 31, 2025 and $11.49 per share as of December 31, 2024, respectively	42,491,393	42,302,500

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 34,500,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,000,000 and none issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	200	200
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,625,000 shares and 8,625,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	663	663
Additional paid-in capital	2,249,979	2,438,872
Accumulated deficit	(3,999,781)	(3,380,771)
Total shareholders’ deficit	(1,748,939)	(941,036)
Total Liabilities and Shareholders’ deficit	$42,493,468	$42,304,575

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-50

BATTERY FUTURE ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2025 (unaudited)	Three Months Ended March 31, 2024 (unaudited)
General and administrative expenses	$807,903	$88,584

Loss from operations	(807,903)	(88,584)
Other income:
Interest earned on investment held in Trust Account	188,893	669,171
Interest on promissory note - related party	-	(7,306)
Debt forgiveness	-	1,606,901
Change in fair value of warrant liabilities	-	1,272,819

Total other income, net	188,893	3,541,585
Net (loss) income	$(619,010)	$3,453,001

Weighted average shares outstanding of Class A redeemable ordinary shares	3,683,125	5,170,599

Basic and diluted net (loss) income per share, Class A redeemable ordinary shares	$(0.05)	$0.25

Weighted average shares outstanding of Class A non-redeemable ordinary shares	2,000,000	-

Basic and diluted net (loss) income per share, Class A non-redeemable ordinary shares	$(0.05)	$-

Weighted average shares outstanding of Class B non-redeemable ordinary shares	6,625,000	8,625,000

Basic and diluted net (loss) income per share, Class B non-redeemable ordinary shares	$(0.05)	$0.25

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-51

BATTERY FUTURE ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED MARCH, 2025 AND 2024

					Additional		Total
	Class A		Class B		Paid-in-	Accumulated	Shareholders’
	Ordinary Shares		Ordinary Shares		Capital	Deficit	Deficit
	Shares	Amount	Shares	Amount
Balance — December 31, 2024	2,000,000	$200	6,625,000	$663	$2,438,873	$(3,380,772)	$(941,036)
Net (loss)	-	-	-	-	-	(619,010)	(619,010)
Accretion for shares subject to possible redemption	-	-	-	-	(188,893)	-	(188,893)
Balance — March 31, 2025 (unaudited)	2,000,000	$200	6,625,000	$663	$2,249,980	$(3,999,782)	$(1,748,939)

			Additional		Total
	Class B		Paid-in-	Accumulated	Shareholders’
	Ordinary Shares		Capital	Deficit	Deficit
	Shares	Amount
Balance — December 31, 2023	8,625,000	$863	$-	$(8,094,754)	$(8,093,891)
Forgiveness of due to related parties			3,066,441		3,066,441
Cancellation of private warrants			1,601,513		1,601,513
Net income	-	-	-	3,453,001	3,453,001
Accretion for shares subject to possible redemption	-	-	(669,171)		(669,171)

Balance — March 31, 2024 (unaudited)	8,625,000	$863	$3,998,783	$(4,641,753)	$(642,107)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-52

BATTERY FUTURE ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2025 (unaudited)	Three Months Ended March 31, 2024 (unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(619,010)	$3,453,001
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(188,893)	(669,170)
Interest on working capital loan - related party	-	7,306
Debt forgiveness	-	(1,606,901)
Change in fair value of warrant liabilities	-	(1,272,819)
Changes in operating assets and liabilities:
Prepaid expenses	-	-
Accounts payable	682,720	(22,287)
Net cash used in operating activities	(125,183)	(110,870)

Cash flows from financing activities:
Proceeds from promissory note	125,183	32,000
Net cash provided by financing activities	125,183	32,000

Net Change in Cash	-	(78,870)
Cash – Beginning	1,815	111,819
Cash – Ending	$1,815	32,949

Non-cash investing and financing transactions:
Cancellation of private warrants	$-	1,601,513
Change in value of Class A ordinary shares subject to possible redemption	$188,891	669,171
Forgivness of due to related parties	$-	3,066,441
Operating expense liability assumed by related party	$-	669,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-53

BATTERY FUTURE ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATE DFINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

NOTE 1 – ORGANIZATION, BUSINESS OPERATION AND LIQUIDITY

Battery Future Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 29, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (“Business Combination”).

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from July 29, 2021 (inception) through December 31, 2024, relates to the Company’s formation and the initial public offering (“Public Offering” or “IPO”) described below, and since the Public Offering, the Company’s search for a prospective Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s original sponsor is Battery Future Sponsor LLC, a Delaware limited liability company (the “Original Sponsor”).

The registration statement for the Company’s Public Offering was declared effective on December 14, 2021 (the “Effective Date”). On December 17, 2021, the Company consummated the IPO of 34,500,000 units (including the underwriters’ full exercise of their over-allotment option) at $10.00 per unit (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “public shares”), which is discussed in Note 3. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 16,300,000 warrants (the “Private Placement Warrants”) and 3,051,111 Class B ordinary shares, par value $0.0001 per share, of the Company (the “Founder Shares”) to the Original Sponsor, Pala Investments Limited (“Pala”), Cantor Fitzgerald & Co. (“Cantor”) and Roth Capital Partners, LLC (“Roth”), generating gross proceeds to the Company of $16,300,000 (the “Private Placement”). In the Private Placement, the Original Sponsor purchased an aggregate of 9,445,000 Private Placement Warrants, Pala purchased an aggregate of 3,095,000 Private Placement Warrants and 2,751,111 Founder Shares, Cantor purchased an aggregate of 2,760,000 Private Placement Warrants and Roth purchased an aggregate of 1,000,000 Private Placement Warrants and 300,000 Founder Shares.

Transaction costs related to the IPO amounted to $7,607,233, consisting of $6,900,000 of underwriting commissions, and $707,233 of other offering costs. In addition, $979,690 of cash was held outside of the Trust Account (as defined below) and was available for working capital purposes.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

F-54

Upon the closing of the Public Offering, management deposited $351,900,000, or $10.20 per Unit sold in the Public Offering, including the proceeds of the Private Placement Warrants, in a trust account (“Trust Account”) and were only invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. However, on May 18, 2023, to mitigate the risk of being deemed to have been operating as an unregistered investment company under the Investment Company Act, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash in an interest-bearing bank deposit account until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the Trust Account. Interest on bank deposit accounts is variable and such accounts currently yield interest of approximately 4.65 % per annum. If the Company is unable to achieve more than minimal interest on the funds held in the Trust Account, the dollar amount the public shareholders would otherwise receive upon any redemption or liquidation of the Company would be less than if the assets in the Trust Account had remained in U.S. government securities or money market funds. Pursuant to the Trust Agreement, the trustee is not permitted to invest in other securities or assets.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period, subject to applicable law, and (iii) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of its public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirement.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount initially deposited into the Trust Account upon the consummation of the Public Offering was $351,900,000, representing $10.20 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the marketing fee the Company will pay to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the Company’s warrants.

All of the public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Articles. In accordance with Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the public shares will be issued with other freestanding instruments (i.e., Public Warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the public shares are redeemable and are classified as such on the condensed balance sheets until such date that a redemption event takes place.

F-55

Redemptions of the Company’s public shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements, and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Articles, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 480, “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company’s Class A ordinary shares are not classified as a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company initially had until June 17, 2023 (or up to 24 months from the closing of the Public Offering until if the Company extends the period of time to consummate a Business Combination by depositing into the Trust Account, for each one-month extension, the lesser of $0.03 per outstanding share and $250,000) to consummate the initial Business Combination. If the Company is unable to complete the initial Business Combination by the date by which it has to complete a Business Combination (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

On June 12, 2023, the Company held an extraordinary general meeting of shareholders and the Company’s shareholders approved the following proposals: (1) a proposal to approve by special resolution an amendment of the Articles to give the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from June 17, 2023 to June 17, 2024, by depositing into the Trust Account the lesser of (i) $0.03 per outstanding share and (ii) $250,000 (the “Extension Payment”), until the earlier of (a) the completion of a Business Combination and (b) the announcement of the Company’s intention to wind up its operations and liquidate (the “Extension Amendment Proposal”), and (2) a proposal to approve an amendment to the Trust Agreement to (a) provide the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from June 17, 2023 to June 17, 2024 by depositing into the Trust Account, for each one-month extension, the Extension Payment and (b) provide that the company shall hold the trust assets solely in cash in an interest-bearing demand deposit account at a bank from and after the effectiveness of the Charter Amendment and the Trust Amendment (the “Trust Agreement Amendment Proposal”).

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In connection with the shareholders’ vote at the extraordinary general meeting, holders of 23,063,075 Class A ordinary shares of the Company exercised their right to redeem such shares (the “First Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $243.2 million (approximately $10.55 per share) was removed from the Trust Account to pay such holders and approximately $120.9 million remained in the Trust Account. As a result of the Redemption, the Company had 20,061,925 ordinary shares outstanding immediately following the redemption, which include 11,436,925 Class A ordinary shares and 8,625,000 Class B ordinary shares.

On June 14, 2023, an aggregate of $500,000 was deposited by the Sponsor into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by two months to August 17, 2023. The Extension constitutes the first two of up to twelve one-month extensions permitted under the Company’s governing documents and provides the Company with additional time to complete its Business Combination.

On each of August 15, 2023, September 15, 2023 and October 12, 2023, an extension payment of $250,000 for an aggregate amount of $750,000 was deposited by Pala into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by one month for each Extension to September 17, 2023, October 17, 2023 and November 17, 2023, respectively. The Extensions constitute the third, fourth and fifth of up to twelve one-month extensions permitted under the Company’s governing documents and provide the Company with additional time to complete its Business Combination.

On November 14, 2023, the Company held an extraordinary general meeting of the shareholders and the shareholders approved the following proposals: (1) remove the monthly extension payment the Company must make into the Trust Account to extend the Combination Period and extend the Combination Period to June 17, 2024 without depositing additional funds in the Trust Account (the “Extension Payment Removal Amendment”) and (2) eliminate (i) the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 and (ii) the limitation that the Company shall not consummate an initial business combination unless the Company has net tangible assets of at least $5,000,001 immediately prior to, or upon consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such initial business combination (the “Redemption Limitation Amendment” and, collectively with the Extension Payment Removal Amendment, the “Charter Amendment”).

In connection with the shareholders’ vote at the Meeting, 6,266,326 Class A ordinary shares of the Company exercised their right to redeem such shares (the “Second Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $68.2 million (approximately $10.88 per share) was removed from the Trust Account to pay such holders and approximately $56.3 million remained in the Trust Account. Immediately following the aforementioned redemptions, the Company had 13,795,599 ordinary shares outstanding, which includes 5,170,599 Class A ordinary shares and 8,625,000 Class B ordinary shares.

On May 30, 2024, the Company held a Meeting and approved a proposal to amend the Charter to effectuate an extension of time for the Company to consummate an initial business combination from June 17, 2024 to June 17, 2025. In connection with the Meeting, public holders of an aggregate of 1,487,474 Class A ordinary shares of the Company sold in its initial public offering exercised, and did not reverse, their right to redeem their public shares (the “Third Redemption”), leaving an aggregate of 3,683,125 public shares outstanding after the Meeting.

The Company’s Original Sponsor, officers and directors, Pala and Roth have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with a shareholder vote to approve an amendment to the Articles to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or any extended period of time that the Company may have to consummate an initial Business Combination as a result of an amendment to the Articles (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame).

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On January 16, 2024, the Company, the Original Sponsor, Pala, and Camel Bay, LLC (the “New Sponsor”) entered into a share purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) the Original Sponsor and Pala transferred to the Purchaser an aggregate of 4,193,695 Class B Ordinary Shares of the Company to the New Sponsor; (b) the New Sponsor executed a joinder agreement (the “Joinder”) to become a party to that certain letter agreement, dated December 14, 2021 (“Letter Agreement”), and that certain Registration Rights Agreement, dated December 14, 2021 (“Registration Rights Agreement”), each originally entered into in connection with the Company’s initial public offering, among the Company, the Original Sponsor, Pala and certain equity holders of the Company; (c) the Original Sponsor, Pala and certain other holders of Founder Shares gave to New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf (the “POA Agreements”); (d) the Original Sponsor, Pala and Cantor and Roth, the underwriters in the IPO, entered into surrender and cancellation agreements (the “Warrant Cancellation Agreements”) whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Warrants purchased by them at the time of the IPO; and (e) certain holders of promissory notes (the “Lenders”) issued by the Company to such Lenders agreed to cancel their promissory notes in an aggregate principal amount of $6,433,333 (“Debt Cancellation Agreements”) and forgave all drawdowns and accrued interests for an aggregate amount of $2,397,441. In addition, each of the Underwriters entered into an agreement (the “Underwriter Agreements”) whereby such parties waived their entitlement to the payment of any cash fees and expenses pursuant to that certain business combination marketing agreement, dated December 14, 2021.

The Original Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Old Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Old Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Old Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Old Sponsor would be able to satisfy those obligations.

On May 12, 2024, the Company executed an Agreement and plan of merger with Class Over Inc., a Delaware corporation (“Classover”), an online live course provider founded in 2020 and headquartered in New York, Classover Holdings, Inc. (“Pubco”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”), and BFAC Merger Sub 2 Corp. (“Merger Sub 2”). Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into the Company (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into Classover (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with Classover being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco. The agreement further provides for Pubco’s acquisition of 100% of the issued and outstanding equity of Classover in exchange for the issuance of 1) an aggregate of 6,534,014 shares of Pubco Class A common stock and 2) an aggregate of 5,964,986 shares of Pubco Class B common stock to Classover stockholders and noteholders and 3) an aggregate of 1,000,000 shares of Pubco preferred stock allocated among Classover stockholders and noteholders as specified in the Merger Agreement. Closing of the agreement is subject to satisfaction of certain conditions precedent to closing. On April 4, 2025, the Company consummated a business combination with Classover.

Liquidity and Capital Resources

As of March 31, 2025, the Company had $1,815 in cash and a working capital deficit of $1,317,950.

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The Company’s liquidity needs up to the closing of the IPO on December 17, 2021 had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs and the loan under an unsecured promissory note from the Sponsor of $300,000 (see Note 5). The promissory note was fully repaid as of the closing of the IPO.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of March 31, 2025 and December 31, 2024, the Company does not have any borrowings under the Working Capital Loans, respectively.

On April 1, 2024 and June 25, 2024, the New Sponsor loaned the Company an aggregate amount of $1,100,000 for working capital purpose under a New Sponsor Note. As of March 31, 2025 and December 31, 2024, the Company had approximately $437,269 and $312,087 of borrowings under the New Sponsor Note, respectively.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 17, 2025 to consummate a Business Combination. The Company completed the Business Combination with Classover on April 4, 2025. Management has determined that the liquidity condition of the Company raises substantial doubt about its ability to continue as a going concern. However, the completion of Business Combination and liquidity support from Classover is sufficient to alleviate the substantial doubt.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the Company’s unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2024, are not necessarily indicative of the results that may be expected through December 31, 2024 or any future periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report for the year ended December 31, 2024 which was file concurrently in this Form S-1/A.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries, if any, are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

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The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
Classover Holdings Inc. (“Pubco”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by the Company
BFAC Merger Sub 1 Corp. (“Merger Sub 1”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by Pubco
BFAC Merger Sub 2 Corp. (“Merger Sub 2”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by Pubco

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102 (b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,815 in cash and no cash equivalents As of March 31, 2025 and December 31, 2024.

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Cash and Investments Held in Trust Account

Prior to May 18, 2023, substantially all of the assets held in the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Since May 18, 2023, all of the assets held in the Trust Account have been held solely in cash in an interest-bearing demand deposit account at a bank. Interest on bank deposit accounts is variable and such accounts currently yield interest of approximately 4.65% per annum.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares sold in the IPO feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, As of March 31, 2025 and December 31, 2024, 3,683,125 Class A ordinary shares, respectively, subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of March 31, 2025 and December 31, 2024, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(13,631,224)
Class A ordinary shares issuance cost	(7,285,997)
Add:
Accretion of carrying value of redemption value	32,892,828
Class A ordinary shares subject to redemption, December 31, 2022	356,975,607
Add:
Accretion of carrying value to redemption value	11,203,661
Less:
Redemptions	(311,471,428)
Class A ordinary shares subject to redemption, December 31, 2023	$56,707,840
Add:
Accretion of carrying value to redemption value	2,229,081
Less:
Redemptions	(16,634,421)
Class A ordinary shares subject to redemption, December 31, 2024	$42,302,500
Add:
Accretion of carrying value to redemption value	188,893
Class A ordinary shares subject to redemption, March 31, 2025	$42,491,393

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Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value on the condensed balance sheets with changes in the fair value reported in the unaudited condensed statements of operations. Derivative assets and liabilities are classified on the condensed balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the condensed balance sheet date.

Warrant Liabilities

The Company accounts for the warrants issued in connection with the Public Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each condensed balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. As of March 31, 2025 and December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income per Class B ordinary share is the same as basic income per Class B ordinary share for the periods presented.

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income	$(285,820)	$(333,190)	$1,294,187	$2,158,814
Denominator
Weighted-average shares outstanding	5,683,125	6,625,000	5,170,599	8,625,000

Basic and diluted net income per share	$(0.05)	$(0.05)	$0.25	$0.25

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Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties As of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

Public Units

On December 17, 2021, the Company consummated its IPO of 34,500,000 Units at a purchase price of $10.00 per Unit, which included the exercise of the underwriters’ full over-allotment option. Each Unit consists of one Class A ordinary share and one-half of one Public Warrant.

Public Warrants

Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

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The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of warrants

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

●

if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

NOTE 4 – PRIVATE PLACEMENT WARRANTS

Simultaneously with the consummation of the IPO, the Company consummated the Private Placement of 16,300,000 Private Placement Warrants and 3,051,111 Class B ordinary shares, par value $0.0001 per share, of the Company to the Original Sponsor, Pala, Cantor and Roth, generating gross proceeds to the Company of $16,300,000. In the Private Placement, the Original Sponsor purchased an aggregate of 9,445,000 Private Placement Warrants, Pala purchased an aggregate of 3,095,000 Private Placement Warrants and 2,751,111 Founder Shares, Cantor purchased an aggregate of 2,760,000 Private Placement Warrants and Roth purchased an aggregate of 1,000,000 Private Placement Warrants and 300,000 Founder Shares. If the Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the Public Offering.

On January 16, 2024, the Original Sponsor, Pala, Cantor, and Roth entered into surrender and cancellation agreements (the “Warrant Cancellation Agreements”) whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Placement Warrants.

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NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

On August 4, 2021, the Original Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Founder Shares, par value $0.0001.

On November 21, 2021, the Original Sponsor surrendered 2,966,667 Founder Shares for cancellation for nominal consideration. Roth committed to purchase 300,000 Founder Shares and 1,000,000 Private Placement Warrants in a private placement that closed simultaneously with the closing of the Public Offering. Additionally, Pala purchased 2,751,111 shares and 3,095,000 Private Placement Warrants in a private placement that closed simultaneously with the closing of the Public Offering.

On December 14, 2021, the Company issued 1,353,056 Founder Shares by way of a share capitalization which resulted in an aggregate of 8,540,556 Founder Shares outstanding. This total is comprised of 5,573,889 Founder Shares owned by the Original Sponsor, 2,666,667 owned by Pala and 300,000 owned by Roth. All shares and related amounts have been retroactively restated.

On December 16, 2021, the Company and Pala entered into a securities purchase agreement, pursuant to which the Company agreed to issue and sell 84,444 Founder Shares and 95,000 Private Placement Warrants to Pala for an aggregate purchase price of $190,000. This resulted in outstanding Founder Shares of 8,625,000 (5,573,889 owned by the Original Sponsor, 2,751,111 owned by Pala and 300,000 owned by Roth), of which 1,625,000 were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option. On December 17, 2021, the underwriters fully exercised this option leaving no Founder Shares subject to forfeiture.

From October 2023 through May 2024, the Company and the Original Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third parties (collectively, the “Investors”) in exchange for such Investors agreeing (i) to not redeem an aggregate of 3,605,800 Class A ordinary shares of the Company sold in its IPO (the “Non-Redeemed Shares”) in connection with the Meeting (as defined below) and (ii) to vote in favor of the Proposals (as defined below) at the Meeting (other than with respect to certain shares acquired or to be acquired pursuant to the Non-Redemption Agreements). In exchange for the foregoing commitment to not redeem such shares, the Original Sponsor has agreed to transfer to the Investors up to an aggregate of 1,171,885 Founder Shares held by the Original Sponsor contemporaneously with the closing of the Company’s Business Combination, provided that the Investors do not exercise their redemption rights with respect to the Non-Redeemed Shares in connection with the Meeting and the Proposals are approved.

On January 16, 2024, the Company, the Original Sponsor, Pala, and the New Sponsor entered into a share purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) the Original Sponsor and Pala transferred to the New Sponsor an aggregate of 4,193,695 Class B Ordinary Shares of the Company; (b) the New Sponsor executed a joinder agreement (the “Joinder”) to become a party to that certain letter agreement, dated December 14, 2021 (“Letter Agreement”), and that certain Registration Rights Agreement, dated December 14, 2021 (“Registration Rights Agreement”), each originally entered into in connection with the Company’s IPO, among the Company, the Original Sponsor, Pala and certain equity holders of the Company; (c) the Original Sponsor, Pala and certain other holders of Founder Shares gave to New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf (the “POA Agreements”);

On May 16, 2024, the New Sponsor voluntarily converted an aggregate of 2,000,000 Class B Ordinary Shares of the Company in accordance with the Charter on a one-for-one basis to 2,000,000 Class A ordinary Shares (“Founder Class A Shares”), provided that the 2,000,000 Founder Class A Shares shall not be treated as public class A shares for the purpose of determining redemption rights.

Promissory Note – Related Party

On August 3, 2021, the Original Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2022 or the closing of the Public Offering. The loan was repaid upon the closing of the Public Offering out of the offering proceeds not held in the Trust Account.

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 On April 5, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $1,000,000 (the “Pala Note”) to Pala with each advance not to exceed $500,000. The Pala Note originally bore interest at a rate of ten percent (10.00%) per annum payable upon the earlier of June 16, 2023 (as may be extended in accordance with the terms of the Pala Note) and the effective date of the Company’s Business Combination. In the event that the Company does not consummate a Business Combination, the Pala Note will be repaid only from amounts remaining outside of the Company’s Trust Account. As of March 31, 2025 and December 31, 2024, the Company had approximately nil outstanding under the Pala Note. For the three months ended March 31, 2025 and 2024, the Company had approximately $nil and $7,000 , respectively, in interest expense on the Pala Working Capital Note. The Pala Note has a conversion feature that is considered an embedded derivative, but the value is de minims. As such, the Pala Note is presented at fair value on the accompanying condensed balance sheets. On August 8, 2023, the Company and Pala amended and restated the Pala Note (the “A&R Pala Note”) to (i) distinguish between loans made for the purposes of funding (x) the Company’s working capital requirements (the “Pala Working Capital Loans”) and (y) the Company’s Trust Account to extend the Company’s deadline to complete its business combination (the “Pala Trust Extension Loans”), (ii) permit interest to accrue at a rate equal to twenty percent (20.00%) per annum, compounded annually, on any and all then-outstanding Pala Working Capital Loans, (iii) clarify that no interest shall accrue on the Pala Trust Extension Loans and (iv) clarify that up to $6,900,000 of Pala Trust Extension Loans may be converted into Warrants, subject to availability.

On June 14, 2023, the Original Sponsor loaned the Extension Payment to the Company in order to support the Extension (the “Extension Loan”) and caused the Extension Payment to be deposited in the Company’s Trust Account for its public shareholders. In connection with the Extension Payment, the Company issued an unsecured promissory note in the aggregate principal amount of $2,000,000 (the “Sponsor Note”) to the Original Sponsor. The Original Sponsor Note originally bore interest at a rate of ten percent (10.0%) per annum. The Sponsor Note will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the date on which the Business Combination is consummated and (ii) the date of the Company’s liquidation. As of March 31, 2025 and December 31, 2024, the Company had nil outstanding under the Sponsor Note.

On July 31, 2023, the Company and the Original Sponsor amended and restated the Sponsor Note (the “A&R Sponsor Note”) to (i) increase the aggregate principal amount available to be borrowed to up to $5,000,000, (ii) distinguish between loans made for the purposes of funding (x) the Company’s working capital requirements (the “Sponsor Working Capital Loans”) and (y) the Company’s Trust Account to extend the Company’s deadline to complete its Business Combination (the “Sponsor Trust Extension Loans”), and (iii) clarify that up to $1,500,000 of Original Sponsor Working Capital Loans and up to $6,900,000 of Original Sponsor Trust Extension Loans may be converted into Warrants, subject to availability (see Note 10).

On August 8, 2023, the Company and the Original Sponsor amended and restated the A&R Sponsor Note (the “Second A&R Sponsor Note”) to (i) permit interest to accrue at a rate equal to twenty percent (20.00%) per annum, compounded annually, on any and all then-outstanding Sponsor Working Capital Loans and (ii) clarify that no interest shall accrue on the Sponsor Trust Extension Loans (see Note 10).

On each of August 15, 2023, September 15, 2023 and October 12, 2023, an aggregate of $250,000 was deposited by Pala into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by one month for each Extension to September 17, 2023, October 17, 2023 and November 17, 2023, respectively. The Extensions constitute the third, fourth and fifth of up to twelve one-month extensions permitted under the Company’s governing documents and provide the Company with additional time to complete its Business Combination.

On October 12, 2023, the Company and Pala amended and restated the A&R Pala Note (the “Second A&R Pala Note”) to increase the aggregate principal amount available to be borrowed by up to $250,000.

On January 16, 2024, certain holders of promissory notes agreed to cancel their promissory notes in an aggregate principal amount of $6,433,333 and forgave all drawdowns and accrued interests for an aggregate amount of $2,397,441.

On April 1, 2024, and June 25, 2024, the New Sponsor loaned to the Company an aggregate of $100,000 and $1,000,000, respectively for working capital purposes. The loans are evidenced by promissory notes (the “New Sponsor Notes”), which are non-interest bearing and payable upon the consummation by the Company of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Upon consummation of a Business Combination, the New Sponsor will have the option, but not the obligation, to convert the outstanding principal balance of the Note, in whole or in part, into warrants, with each Warrant entitling the holder to purchase one of the Company’s Class A Ordinary Shares at an exercise price of $11.50 per share. The Warrants issued as a result of conversion of the Note will be identical to the “private placement warrants” issued by the Company in connection with its initial public offering. As of March 31, 2025 and December 31, 2024, the Company had  $437,269 and $312,087 borrowings under the New Sponsor Notes.

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Working Capital Loans

In order to finance transaction costs in connection with an intended Business Combination, the Original Sponsor or an affiliate of the Original Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of March 31, 2025 and December 31, 2024, the Company had approximately $0 borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

Commencing on the date that the Company’s securities are first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company has agreed to pay the Original Sponsor a total of up to $15,000 per month for office space, secretarial and administrative support and to reimburse the Original Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination. For the three months ended March 31, 2025, and 2024, the Company incurred $0, in fees for these services. As of March 31, 2025 and December 31, 2024, the Company accrued $nil for the administrative support services.

Service Provider Agreements

From time to time, the Company has entered into and may enter into agreements with various service providers and advisors, including investment banks, to help the Company identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in cash or by issuing ordinary shares in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) Founder Shares and (ii) Private Placement Warrants that may be issued upon conversion of Working Capital Loans (iii) Private Placement Warrants that may be issued upon conversion of New Sponsor Notes will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement signed in connection with the Public Offering. The Company will be obligated to register up to 9,225,000 Class A ordinary shares and 2,600,000 warrants. The number of Class A ordinary shares includes (i) 6,625,000 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 1,500,000 Class A ordinary shares underlying the Private Placement Warrants that may be issued upon conversion of Working Capital Loans and (iii) 1,100,000 Class A ordinary shares underlying the Private Placement Warrants that may be issued upon conversion of New Sponsor Notes. The number of warrants includes 1,500,000 Private Placement Warrants issued upon conversion of Working Capital Loans and 1,100,000 Private Placement Warrants issued upon conversion of New Sponsor Notes. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-67

Underwriting Agreement

The underwriters earned a cash underwriting discount of two percent (2%) of the gross proceeds of the Public Offering (including the over-allotment), or $6,900,000.

The Company granted the underwriters a 45-day option from the date of the Public Offering to purchase up to an additional 4,500,000 units to cover over-allotments, if any. The underwriters exercised their full over-allotment option on December 17, 2021.

Business Combination Marketing Agreement

The Company engaged Cantor and Roth as advisors in connection with the Business Combination to assist in holding meetings with the shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities in connection with the Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay Cantor and Roth a cash fee for such services upon the consummation of the Business Combination in an amount equal to 5.0% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable), which will only be paid upon the completion of the Company’s Business Combination. On January 16, 2024, the Company entered into an agreement with each of the advisors whereby such parties waived their entitlement to the payment of cash fees and expenses at the initial Business Combination. As of March 31, 2025 and December 31, 2024, neither Cantor nor Roth has provided any services under this agreement.

NOTE 7 – WARRANT LIABILITIES

The Company accounts for the 33,550,000 warrants issued in connection with the Public Offering (17,250,000 Public Warrants and 16,300,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to remeasurement at each condensed balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

On January 16, 2024, the Original Sponsor, Pala, Cantor, and Roth entered into surrender and cancellation agreements whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Placement Warrants.

NOTE 8 – RECURRING FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP (as defined in Note 2) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

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●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

At March 31, 2025, assets held in the segregated account for liquidation were comprised of $42,491,653 in a non interest-bearing demand deposit account at a bank. Through March 31, 2025, the Company withdrew $328,105,849 from the Trust Account in connection with the Redemptions.

At December 31, 2024, assets held in the Trust Account were comprised of $ $42,302,760 in an interest-bearing demand deposit account at a bank. Through December 31, 2024, the Company withdrew $328,105,849 from the Trust Account in connection with the Redemptions.

The following tables present fair value information As of March 31, 2025 and December 31, 2024, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

March 31, 2025 and December 31, 2024	Level 1	Level 2	Level 3
Liabilities
Public Warrants	$431,250	$-	$-
Private Warrants	$-	$-	$-
Total Liabilities	$431,250	$-	$-

On January 16, 2024 and December 31, 2023, the Company used a Monte Carlo model to value the private warrants, which were cancelled on January 16, 2024. The estimated fair value of the private warrant liability is determined using Level 3 inputs, and the estimated fair value of the public warrant liability is determined using Level 1. If factors or assumptions change, the estimated fair values could be materially different. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield.

The following table provides quantitative information regarding Level 3 fair value measurements:

	January 16, 2024	December 31, 2023

Share price	$10.88	$10.85
Strike price	$11.50	$11.50
Term (in years)	6.41	1.48
Volatility	0.4%	0.7%
Risk-free rate	4.5%	4.52%
Dividend yield	0	0

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The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2022	$1,125,515	$1,093,650	$2,219,165
Change in fair value	629,292	631,350	1,260,642
Fair value as of December 31, 2023	$1,754,807	$1,725,000	$3,479,807
Change in fair value	(153,294)	(1,293,750)	(1,447,044)
Cancellation of private warrants	(1,601,513)	-	(1,601,513)
Fair value as of December 31, 2024	$-	$431,250	431,250
Fair value as of March 31, 2025	-	$431,250	431,250

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to/from Levels 1, 2, and 3 during the nine months ended September 30, 2024.

NOTE 9 – SHAREHOLDERS’ DEFICIT

Preference shares – The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A ordinary shares – The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2025, and December 31, 2024, there were 5,683,125 Class A ordinary shares, issued or outstanding, of which 3,683,125 subject to possible redemption.

Class B ordinary shares – The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of March 31, 2025 and December 31, 2024, there were 6,625,000 Class B ordinary shares issued and outstanding.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Articles or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to the Articles, such actions include amending the Articles and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Business Combination, the holders of more than 50% of the Company’s ordinary shares voted for the appointment of directors will be able to appoint all of the directors. Only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to the completion of the Business Combination. Holders of the public shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Articles relating to the rights of holders of Class B ordinary shares to appoint directors may be amended if approved by holders of at least 90% of the Company’s ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the Business Combination, except as required by law, holders of the Founder Shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote. If the Company seek shareholder approval of the Business Combination, the Company will complete the Business Combination only if the Company obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, the initial shareholders, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the Public Offering (including in open-market and privately negotiated transactions) in favor of the Business Combination.

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The Founder Shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

On January 16, 2024, the Original Sponsor and Pala transferred to the New Sponsor an aggregate of 4,193,695 Class B Ordinary Shares of the Company. In addition, the Original Sponsor, Pala and certain other holders of Class B Founder Shares gave to the New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf.

On May 16, 2024, the New Sponsor voluntarily converted an aggregate of 2,000,000 Class B Ordinary Shares of the Company in accordance with the Charter on a one-for-one basis to 2,000,000 Class A ordinary Shares (“Founder Class A Shares”), provided that the 2,000,000 Founder Class A Shares shall not be treated as public class A shares for the purpose of determining redemption rights.

NOTE 10 – SUBSEQUENT EVENTS

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. Pubco issued to the former security holders of Classover an aggregate of 6,535,014 shares of Class A Common Stock, par value $0.0001 per share of Pubco, 5,964,986 shares of Class B Common Stock of Pubco and 1,000,000 shares of Series A preferred stock of Pubco (collectively, the “Merger Consideration Shares”) in exchange for their equity interests in Classover.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders,

Battery Future Acquisition Corp.

Caymen Islands

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Battery Future Acquisition Corp. and Subsidiaries (the “Company”) as of December 31, 2024, and 2023, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ deficit, and cash flows for each of the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of their operations and their cash flows for each of the year then ended, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities Exchange Commission and the PCAOB, and the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2023.

Henderson, Nevada

June 6, 2025

PCAOB ID Number 6797

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BATTERY FUTURE ACQUISITION CORP.

BALANCE SHEETS

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,815	$111,819
Prepaid expenses	-	-
Total current assets	1,815	111,819
Cash held in Trust Account	42,302,760	56,708,101
Total assets	$42,304,575	$56,819,920

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$199,773	$2,368,029
Due to related party	312,088	2,358,135
Total current liabilities	511,861	4,726,164

Warrant liability	431,250	3,479,807
Total liabilities	943,111	8,205,971

Commitments
Class A ordinary share subject to possible redemption, $0.0001 par value, 3,683,125 and 5,170,599 shares at an approximate redemption value of $11.49 per share as of December 31, 2024 and $10.97 per share as of December 31, 2023, respectively	42,302,500	56,707,840

Shareholders’ Equity:
Preference shares, $0.0001 par value; 34,500,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,000,000 and none issued and outstanding as of December 31, 2024 and 2023, respectively	200	-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,625,000 shares and 8,625,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	663	863
Additional paid-in capital	2,438,872	-
Accumulated deficit	(3,380,771)	(8,094,754)
Total shareholders’ equity	(941,036)	(8,093,891)
Total Liabilities and Shareholders’ Equity	$42,304,575	$56,819,920

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BATTERY FUTURE ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023
General and administrative expenses	$561,738	$3,430,328

Loss from operations	(561,738)	(3,430,328)
Other income:
Interest earned on investment held in Trust Account	2,229,081	9,953,034
Interest on promissory note - related party	(7,306)	(76,149)
Debt forgiveness	1,606,901	80,059
Change in fair value of warrant liabilities	1,447,044	(1,260,642)

Total other income, net	5,275,720	8,696,302
Net income	$4,713,982	$5,265,974

Weighted average shares outstanding of Class A redeemable ordinary shares	4,294,416	20,693,851

Basic and diluted net income per share, Class A redeemable ordinary shares	$0.36	$0.18

Weighted average shares outstanding of Class A non-redeemable ordinary shares	1,254,795	-

Basic and diluted net income per share, Class A non-redeemable ordinary shares	$0.36	$-

Weighted average shares outstanding of Class B non-redeemable ordinary shares	7,370,205	8,625,000

Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.36	$0.18

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BATTERY FUTURE ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED SEPTEMBER 30, 2024 AND 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in-	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — December 31, 2022	-	$-	8,625,000	$863	$-	$(2,157,067)	$(2,156,204)
Net income	-	-	-	-	-	5,265,974	5,265,974
Accretion for shares subject to possible redemption	-	-	-	-	-	(11,203,661)	(11,203,661)
Balance — December 31, 2023	-	$-	8,625,000	$863	$-	$(8,094,754)	$(8,093,891)
Forgivness of due to related parties	-	-	-	-	3,066,441	-	3,066,441
Cancellation of private warrants	-	-	-	-	1,601,513	-	1,601,513
Coversion of Class B shares to Class A	2,000,000	200	(2,000,000)	(200)	-	-	-
Net income	-	-	-	-	-	4,713,982	4,713,982
Accretion for shares subject to possible redemption	-	-	-	-	(2,229,081)		(2,229,081)
Balance — December 31, 2024	2,000,000	$200	6,625,000	$663	$2,438,873	$(3,380,772)	$(941,036)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-75

BATTERY FUTURE ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash Flows from Operating Activities:
Net income	$4,713,982	$5,265,974
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(2,229,081)	(9,953,034)
Interest on working capital loan - related party	7,306	27,180
Debt forgiveness	(1,606,901)	-
Change in fair value of warrant liabilities	(1,447,044)	1,260,642
Changes in operating assets and liabilities:
Prepaid expenses	-	389,583
Accounts payable	107,646	1,753,190
Net cash used in operating activities	(454,092)	(1,256,465)

Cash flows from investing Activities:
Investment of cash in Trust Account	-	(1,250,000)
Cash withdrawn from Trust Account in connection with redemption	16,634,421	311,471,428
Net cash provided by investing activities	16,634,421	310,221,428

Cash flows from financing activities:
Redemption of ordinary shares	(16,634,421)	(311,471,428)
Proceeds from promissory note	297,480	2,319,135
Net cash used in financing activities	(16,336,941)	(309,152,293)

Net Change in Cash	(156,612)	(187,330)
Cash – Beginning	111,819	299,149
Cash – Ending	$(44,793)	111,819

Non-cash investing and financing transactions:
Cancellation of private warrants	$1,601,513	-
Change in value of Class A ordinary shares subject to possible redemption	$2,229,082	11,203,661
Forgivness of due to related parties	$3,066,441	-
Operting expense liability assumed by related party	$669,000	-
Coversion of Class B shares to Class A	200	-

F-76

BATTERY FUTURE ACQUISITION CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATE DFINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1 – ORGANIZATION, BUSINESS OPERATION AND LIQUIDITY

Battery Future Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 29, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (“Business Combination”).

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from July 29, 2021 (inception) through December 31, 2024, relates to the Company’s formation and the initial public offering (“Public Offering” or “IPO”) described below, and since the Public Offering, the Company’s search for a prospective Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s original sponsor is Battery Future Sponsor LLC, a Delaware limited liability company (the “Original Sponsor”).

The registration statement for the Company’s Public Offering was declared effective on December 14, 2021 (the “Effective Date”). On December 17, 2021, the Company consummated the IPO of 34,500,000 units (including the underwriters’ full exercise of their over-allotment option) at $10.00 per unit (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “public shares”), which is discussed in Note 3. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 16,300,000 warrants (the “Private Placement Warrants”) and 3,051,111 Class B ordinary shares, par value $0.0001 per share, of the Company (the “Founder Shares”) to the Original Sponsor, Pala Investments Limited (“Pala”), Cantor Fitzgerald & Co. (“Cantor”) and Roth Capital Partners, LLC (“Roth”), generating gross proceeds to the Company of $16,300,000 (the “Private Placement”). In the Private Placement, the Original Sponsor purchased an aggregate of 9,445,000 Private Placement Warrants, Pala purchased an aggregate of 3,095,000 Private Placement Warrants and 2,751,111 Founder Shares, Cantor purchased an aggregate of 2,760,000 Private Placement Warrants and Roth purchased an aggregate of 1,000,000 Private Placement Warrants and 300,000 Founder Shares.

Transaction costs related to the IPO amounted to $7,607,233, consisting of $6,900,000 of underwriting commissions, and $707,233 of other offering costs. In addition, $979,690 of cash was held outside of the Trust Account (as defined below) and was available for working capital purposes.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

F-77

Upon the closing of the Public Offering, management deposited $351,900,000, or $10.20 per Unit sold in the Public Offering, including the proceeds of the Private Placement Warrants, in a trust account (“Trust Account”) and were only invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. However, on May 18, 2023, to mitigate the risk of being deemed to have been operating as an unregistered investment company under the Investment Company Act, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash in an interest-bearing bank deposit account until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the Trust Account. Interest on bank deposit accounts is variable and such accounts currently yield interest of approximately 4.65 % per annum. If the Company is unable to achieve more than minimal interest on the funds held in the Trust Account, the dollar amount the public shareholders would otherwise receive upon any redemption or liquidation of the Company would be less than if the assets in the Trust Account had remained in U.S. government securities or money market funds. Pursuant to the Trust Agreement, the trustee is not permitted to invest in other securities or assets.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period, subject to applicable law, and (iii) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of its public shareholders.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirement.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount initially deposited into the Trust Account upon the consummation of the Public Offering was $351,900,000, representing $10.20 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the marketing fee the Company will pay to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the Company’s warrants.

All of the public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Articles. In accordance with Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the public shares will be issued with other freestanding instruments (i.e., Public Warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the public shares are redeemable and are classified as such on the condensed balance sheets until such date that a redemption event takes place.

F-78

Redemptions of the Company’s public shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements, and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Articles, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 480, “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company’s Class A ordinary shares are not classified as a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company initially had until June 17, 2023 (or up to 24 months from the closing of the Public Offering until if the Company extends the period of time to consummate a Business Combination by depositing into the Trust Account, for each one-month extension, the lesser of $0.03 per outstanding share and $250,000) to consummate the initial Business Combination. If the Company is unable to complete the initial Business Combination by the date by which it has to complete a Business Combination (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

On June 12, 2023, the Company held an extraordinary general meeting of shareholders and the Company’s shareholders approved the following proposals: (1) a proposal to approve by special resolution an amendment of the Articles to give the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from June 17, 2023 to June 17, 2024, by depositing into the Trust Account the lesser of (i) $0.03 per outstanding share and (ii) $250,000 (the “Extension Payment”), until the earlier of (a) the completion of a Business Combination and (b) the announcement of the Company’s intention to wind up its operations and liquidate (the “Extension Amendment Proposal”), and (2) a proposal to approve an amendment to the Trust Agreement to (a) provide the Company the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from June 17, 2023 to June 17, 2024 by depositing into the Trust Account, for each one-month extension, the Extension Payment and (b) provide that the company shall hold the trust assets solely in cash in an interest-bearing demand deposit account at a bank from and after the effectiveness of the Charter Amendment and the Trust Amendment (the “Trust Agreement Amendment Proposal”).

F-79

In connection with the shareholders’ vote at the extraordinary general meeting, holders of 23,063,075 Class A ordinary shares of the Company exercised their right to redeem such shares (the “First Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $243.2 million (approximately $10.55 per share) was removed from the Trust Account to pay such holders and approximately $120.9 million remained in the Trust Account. As a result of the Redemption, the Company had 20,061,925 ordinary shares outstanding immediately following the redemption, which include 11,436,925 Class A ordinary shares and 8,625,000 Class B ordinary shares.

On June 14, 2023, an aggregate of $500,000 was deposited by the Sponsor into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by two months to August 17, 2023. The Extension constitutes the first two of up to twelve one-month extensions permitted under the Company’s governing documents and provides the Company with additional time to complete its Business Combination.

On each of August 15, 2023, September 15, 2023 and October 12, 2023, an extension payment of $250,000 for an aggregate amount of $750,000 was deposited by Pala into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by one month for each Extension to September 17, 2023, October 17, 2023 and November 17, 2023, respectively. The Extensions constitute the third, fourth and fifth of up to twelve one-month extensions permitted under the Company’s governing documents and provide the Company with additional time to complete its Business Combination.

On November 14, 2023, the Company held an extraordinary general meeting of the shareholders and the shareholders approved the following proposals: (1) remove the monthly extension payment the Company must make into the Trust Account to extend the Combination Period and extend the Combination Period to June 17, 2024 without depositing additional funds in the Trust Account (the “Extension Payment Removal Amendment”) and (2) eliminate (i) the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 and (ii) the limitation that the Company shall not consummate an initial business combination unless the Company has net tangible assets of at least $5,000,001 immediately prior to, or upon consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such initial business combination (the “Redemption Limitation Amendment” and, collectively with the Extension Payment Removal Amendment, the “Charter Amendment”).

In connection with the shareholders’ vote at the Meeting, 6,266,326 Class A ordinary shares of the Company exercised their right to redeem such shares (the “Second Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $68.2 million (approximately $10.88 per share) was removed from the Trust Account to pay such holders and approximately $56.3 million remained in the Trust Account. Immediately following the aforementioned redemptions, the Company had 13,795,599 ordinary shares outstanding, which includes 5,170,599 Class A ordinary shares and 8,625,000 Class B ordinary shares.

On May 30, 2024, the Company held a Meeting and approved a proposal to amend the Charter to effectuate an extension of time for the Company to consummate an initial business combination from June 17, 2024 to June 17, 2025. In connection with the Meeting, public holders of an aggregate of 1,487,474 Class A ordinary shares of the Company sold in its initial public offering exercised, and did not reverse, their right to redeem their public shares (the “Third Redemption”), leaving an aggregate of 3,683,125 public shares outstanding after the Meeting.

The Company’s Original Sponsor, officers and directors, Pala and Roth have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with a shareholder vote to approve an amendment to the Articles to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or any extended period of time that the Company may have to consummate an initial Business Combination as a result of an amendment to the Articles (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame).

F-80

On January 16, 2024, the Company, the Original Sponsor, Pala, and Camel Bay, LLC (the “New Sponsor”) entered into a share purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) the Original Sponsor and Pala transferred to the Purchaser an aggregate of 4,193,695 Class B Ordinary Shares of the Company to the New Sponsor; (b) the New Sponsor executed a joinder agreement (the “Joinder”) to become a party to that certain letter agreement, dated December 14, 2021 (“Letter Agreement”), and that certain Registration Rights Agreement, dated December 14, 2021 (“Registration Rights Agreement”), each originally entered into in connection with the Company’s initial public offering, among the Company, the Original Sponsor, Pala and certain equity holders of the Company; (c) the Original Sponsor, Pala and certain other holders of Founder Shares gave to New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf (the “POA Agreements”); (d) the Original Sponsor, Pala and Cantor and Roth, the underwriters in the IPO, entered into surrender and cancellation agreements (the “Warrant Cancellation Agreements”) whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Warrants purchased by them at the time of the IPO; and (e) certain holders of promissory notes (the “Lenders”) issued by the Company to such Lenders agreed to cancel their promissory notes in an aggregate principal amount of $6,433,333 (“Debt Cancellation Agreements”) and forgave all drawdowns and accrued interests for an aggregate amount of $2,397,441. In addition, each of the Underwriters entered into an agreement (the “Underwriter Agreements”) whereby such parties waived their entitlement to the payment of any cash fees and expenses pursuant to that certain business combination marketing agreement, dated December 14, 2021.

The Original Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Old Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Old Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Old Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Old Sponsor would be able to satisfy those obligations.

On May 12, 2024, the Company executed an Agreement and plan of merger with Class Over Inc., a Delaware corporation (“Classover”), an online live course provider founded in 2020 and headquartered in New York, Classover Holdings, Inc. (“Pubco”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”), and BFAC Merger Sub 2 Corp. (“Merger Sub 2”). Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into the Company (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into Classover (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with Classover being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco. The agreement further provides for Pubco’s acquisition of 100% of the issued and outstanding equity of Classover in exchange for the issuance of 1) an aggregate of 6,534,014 shares of Pubco Class A common stock and 2) an aggregate of 5,964,986 shares of Pubco Class B common stock to Classover stockholders and noteholders and 3) an aggregate of 1,000,000 shares of Pubco preferred stock allocated among Classover stockholders and noteholders as specified in the Merger Agreement. Closing of the agreement is subject to satisfaction of certain conditions precedent to closing. On April 4, 2025, the Company consummated a business combination with Classover.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $1,815 in cash and a working capital deficit of $510,045.

F-81

The Company’s liquidity needs up to the closing of the IPO on December 17, 2021 had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs and the loan under an unsecured promissory note from the Sponsor of $300,000 (see Note 5). The promissory note was fully repaid as of the closing of the IPO.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2024 and 2023, the Company had approximately $0 and $1,089,000 of borrowings under the Working Capital Loans, respectively.

On April 1, 2024 and June 25, 2024, the New Sponsor loaned the Company an aggregate amount of $1,100,000 for working capital purpose under a New Sponsor Note. As of December 31, 2024 and 2023, the Company had approximately $312,087 and $0 of borrowings under the New Sponsor Note, respectively.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 17, 2025 to consummate a Business Combination. The Company completed the Business Combination with Classover on April 4, 2025. Management has determined that the liquidity condition of the Company raises substantial doubt about its ability to continue as a going concern. However, the completion of Business Combination and liquidity support from Classover is sufficient to alleviate the substantial doubt.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries, if any, are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
Classover Holdings Inc. (“Pubco”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by the Company
BFAC Merger Sub 1 Corp. (“Merger Sub 1”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by Pubco
BFAC Merger Sub 2 Corp. (“Merger Sub 2”)	A Delaware company incorporated on May 2, 2024 for purpose of business combination and has not commenced any business activities since incorporation	100% directly owned by Pubco

F-82

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102 (b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,815 and $111,819 in cash and no cash equivalents as of December 31, 2024 and 2023, respectively.

Cash and Investments Held in Trust Account

Prior to May 18, 2023, substantially all of the assets held in the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Since May 18, 2023, all of the assets held in the Trust Account have been held solely in cash in an interest-bearing demand deposit account at a bank. Interest on bank deposit accounts is variable and such accounts currently yield interest of approximately 4.65% per annum.

F-83

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares sold in the IPO feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, As of December 31, 2024 and 2023, 3,683,125 and 5,170,599 Class A ordinary shares, respectively, subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of December 31, 2024 and 2023, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(13,631,224)
Class A ordinary shares issuance cost	(7,285,997)
Add:
Accretion of carrying value of redemption value	32,892,828
Class A ordinary shares subject to redemption, December 31, 2022	356,975,607
Add:
Accretion of carrying value to redemption value	11,203,661
Less:
Redemptions	(311,471,428)
Class A ordinary shares subject to redemption, December 31, 2023	$56,707,840
Add:
Accretion of carrying value to redemption value	2,229,081
Less:
Redemptions	(16,634,421)
Class A ordinary shares subject to redemption, December 31, 2024	$42,302,500

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to its short-term nature.

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Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value on the condensed balance sheets with changes in the fair value reported in the unaudited condensed statements of operations. Derivative assets and liabilities are classified on the condensed balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the condensed balance sheet date.

Warrant Liabilities

The Company accounts for the warrants issued in connection with the Public Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each condensed balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. As of December 31, 2024 and 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income per Class B ordinary share is the same as basic income per Class B ordinary share for the periods presented.

	For the Year Ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income	$2,024,772	$2,689,210	$3,716,834	$1,549,140
Denominator
Weighted-average shares outstanding	5,549,210	7,370,205	20,693,851	8,625,000
Basic and diluted net income per share	$0.36	$0.36	$0.18	$0.18

F-85

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties As of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

Public Units

On December 17, 2021, the Company consummated its IPO of 34,500,000 Units at a purchase price of $10.00 per Unit, which included the exercise of the underwriters’ full over-allotment option. Each Unit consists of one Class A ordinary share and one-half of one Public Warrant.

Public Warrants

Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

F-86

Redemption of warrants

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

●

if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

NOTE 4 – PRIVATE PLACEMENT WARRANTS

Simultaneously with the consummation of the IPO, the Company consummated the Private Placement of 16,300,000 Private Placement Warrants and 3,051,111 Class B ordinary shares, par value $0.0001 per share, of the Company to the Original Sponsor, Pala, Cantor and Roth, generating gross proceeds to the Company of $16,300,000. In the Private Placement, the Original Sponsor purchased an aggregate of 9,445,000 Private Placement Warrants, Pala purchased an aggregate of 3,095,000 Private Placement Warrants and 2,751,111 Founder Shares, Cantor purchased an aggregate of 2,760,000 Private Placement Warrants and Roth purchased an aggregate of 1,000,000 Private Placement Warrants and 300,000 Founder Shares. If the Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the Public Offering.

On January 16, 2024, the Original Sponsor, Pala, Cantor, and Roth entered into surrender and cancellation agreements (the “Warrant Cancellation Agreements”) whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Placement Warrants.

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

On August 4, 2021, the Original Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 7,187,500 Founder Shares, par value $0.0001.

On November 21, 2021, the Original Sponsor surrendered 2,966,667 Founder Shares for cancellation for nominal consideration. Roth committed to purchase 300,000 Founder Shares and 1,000,000 Private Placement Warrants in a private placement that closed simultaneously with the closing of the Public Offering. Additionally, Pala purchased 2,751,111 shares and 3,095,000 Private Placement Warrants in a private placement that closed simultaneously with the closing of the Public Offering.

On December 14, 2021, the Company issued 1,353,056 Founder Shares by way of a share capitalization which resulted in an aggregate of 8,540,556 Founder Shares outstanding. This total is comprised of 5,573,889 Founder Shares owned by the Original Sponsor, 2,666,667 owned by Pala and 300,000 owned by Roth. All shares and related amounts have been retroactively restated.

On December 16, 2021, the Company and Pala entered into a securities purchase agreement, pursuant to which the Company agreed to issue and sell 84,444 Founder Shares and 95,000 Private Placement Warrants to Pala for an aggregate purchase price of $190,000. This resulted in outstanding Founder Shares of 8,625,000 (5,573,889 owned by the Original Sponsor, 2,751,111 owned by Pala and 300,000 owned by Roth), of which 1,625,000 were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option. On December 17, 2021, the underwriters fully exercised this option leaving no Founder Shares subject to forfeiture.

F-87

From October 2023 through May 2024, the Company and the Original Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third parties (collectively, the “Investors”) in exchange for such Investors agreeing (i) to not redeem an aggregate of 3,605,800 Class A ordinary shares of the Company sold in its IPO (the “Non-Redeemed Shares”) in connection with the Meeting (as defined below) and (ii) to vote in favor of the Proposals (as defined below) at the Meeting (other than with respect to certain shares acquired or to be acquired pursuant to the Non-Redemption Agreements). In exchange for the foregoing commitment to not redeem such shares, the Original Sponsor has agreed to transfer to the Investors up to an aggregate of 1,171,885 Founder Shares held by the Original Sponsor contemporaneously with the closing of the Company’s Business Combination, provided that the Investors do not exercise their redemption rights with respect to the Non-Redeemed Shares in connection with the Meeting and the Proposals are approved.

On January 16, 2024, the Company, the Original Sponsor, Pala, and the New Sponsor entered into a share purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) the Original Sponsor and Pala transferred to the New Sponsor an aggregate of 4,193,695 Class B Ordinary Shares of the Company; (b) the New Sponsor executed a joinder agreement (the “Joinder”) to become a party to that certain letter agreement, dated December 14, 2021 (“Letter Agreement”), and that certain Registration Rights Agreement, dated December 14, 2021 (“Registration Rights Agreement”), each originally entered into in connection with the Company’s IPO, among the Company, the Original Sponsor, Pala and certain equity holders of the Company; (c) the Original Sponsor, Pala and certain other holders of Founder Shares gave to New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf (the “POA Agreements”);

On May 16, 2024, the New Sponsor voluntarily converted an aggregate of 2,000,000 Class B Ordinary Shares of the Company in accordance with the Charter on a one-for-one basis to 2,000,000 Class A ordinary Shares (“Founder Class A Shares”), provided that the 2,000,000 Founder Class A Shares shall not be treated as public class A shares for the purpose of determining redemption rights.

Promissory Note – Related Party

On August 3, 2021, the Original Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2022 or the closing of the Public Offering. The loan was repaid upon the closing of the Public Offering out of the offering proceeds not held in the Trust Account.

On April 5, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $1,000,000 (the “Pala Note”) to Pala with each advance not to exceed $500,000. The Pala Note originally bore interest at a rate of ten percent (10.00%) per annum payable upon the earlier of June 16, 2023 (as may be extended in accordance with the terms of the Pala Note) and the effective date of the Company’s Business Combination. In the event that the Company does not consummate a Business Combination, the Pala Note will be repaid only from amounts remaining outside of the Company’s Trust Account. As of December 31, 2024 and 2023, the Company had approximately 0 and $908,000 outstanding under the Pala Note, respectively. For the year ended December 31, 2024 and 2023, the Company had approximately $7,000 and $76,000, respectively, in interest expense on the Pala Working Capital Note. The Pala Note has a conversion feature that is considered an embedded derivative, but the value is de minims. As such, the Pala Note is presented at fair value on the accompanying condensed balance sheets. On August 8, 2023, the Company and Pala amended and restated the Pala Note (the “A&R Pala Note”) to (i) distinguish between loans made for the purposes of funding (x) the Company’s working capital requirements (the “Pala Working Capital Loans”) and (y) the Company’s Trust Account to extend the Company’s deadline to complete its business combination (the “Pala Trust Extension Loans”), (ii) permit interest to accrue at a rate equal to twenty percent (20.00%) per annum, compounded annually, on any and all then-outstanding Pala Working Capital Loans, (iii) clarify that no interest shall accrue on the Pala Trust Extension Loans and (iv) clarify that up to $6,900,000 of Pala Trust Extension Loans may be converted into Warrants, subject to availability.

On June 14, 2023, the Original Sponsor loaned the Extension Payment to the Company in order to support the Extension (the “Extension Loan”) and caused the Extension Payment to be deposited in the Company’s Trust Account for its public shareholders. In connection with the Extension Payment, the Company issued an unsecured promissory note in the aggregate principal amount of $2,000,000 (the “Sponsor Note”) to the Original Sponsor. The Original Sponsor Note originally bore interest at a rate of ten percent (10.0%) per annum. The Sponsor Note will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the date on which the Business Combination is consummated and (ii) the date of the Company’s liquidation. As of December 31, 2024 and 2023, the Company had approximately $0 and $1,250,000 outstanding under the Sponsor Note.

F-88

On July 31, 2023, the Company and the Original Sponsor amended and restated the Sponsor Note (the “A&R Sponsor Note”) to (i) increase the aggregate principal amount available to be borrowed to up to $5,000,000, (ii) distinguish between loans made for the purposes of funding (x) the Company’s working capital requirements (the “Sponsor Working Capital Loans”) and (y) the Company’s Trust Account to extend the Company’s deadline to complete its Business Combination (the “Sponsor Trust Extension Loans”), and (iii) clarify that up to $1,500,000 of Original Sponsor Working Capital Loans and up to $6,900,000 of Original Sponsor Trust Extension Loans may be converted into Warrants, subject to availability (see Note 10).

On August 8, 2023, the Company and the Original Sponsor amended and restated the A&R Sponsor Note (the “Second A&R Sponsor Note”) to (i) permit interest to accrue at a rate equal to twenty percent (20.00%) per annum, compounded annually, on any and all then-outstanding Sponsor Working Capital Loans and (ii) clarify that no interest shall accrue on the Sponsor Trust Extension Loans (see Note 10).

On each of August 15, 2023, September 15, 2023 and October 12, 2023, an aggregate of $250,000 was deposited by Pala into the Trust Account of the Company for the Company’s public shareholders, representing $0.024 per public share, which enabled the Company to extend the period of time it has to consummate its Business Combination by one month for each Extension to September 17, 2023, October 17, 2023 and November 17, 2023, respectively. The Extensions constitute the third, fourth and fifth of up to twelve one-month extensions permitted under the Company’s governing documents and provide the Company with additional time to complete its Business Combination.

On October 12, 2023, the Company and Pala amended and restated the A&R Pala Note (the “Second A&R Pala Note”) to increase the aggregate principal amount available to be borrowed by up to $250,000.

On January 16, 2024, certain holders of promissory notes agreed to cancel their promissory notes in an aggregate principal amount of $6,433,333 and forgave all drawdowns and accrued interests for an aggregate amount of $2,397,441.

On April 1, 2024, and June 25, 2024, the New Sponsor loaned to the Company an aggregate of $100,000 and $1,000,000, respectively for working capital purposes. The loans are evidenced by promissory notes (the “New Sponsor Notes”), which are non-interest bearing and payable upon the consummation by the Company of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Upon consummation of a Business Combination, the New Sponsor will have the option, but not the obligation, to convert the outstanding principal balance of the Note, in whole or in part, into warrants, with each Warrant entitling the holder to purchase one of the Company’s Class A Ordinary Shares at an exercise price of $11.50 per share. The Warrants issued as a result of conversion of the Note will be identical to the “private placement warrants” issued by the Company in connection with its initial public offering. As of December 31, 2024, the Company had $312,087 borrowings under the New Sponsor Notes.

Working Capital Loans

In order to finance transaction costs in connection with an intended Business Combination, the Original Sponsor or an affiliate of the Original Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024 and 2023, the Company had approximately $0 borrowings under the Working Capital Loans.

F-89

Office Space, Secretarial and Administrative Services

Commencing on the date that the Company’s securities are first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company has agreed to pay the Original Sponsor a total of up to $15,000 per month for office space, secretarial and administrative support and to reimburse the Original Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination. For the six months ended September 30, 2024, and 2023, the Company incurred $0, in fees for these services. As of December 31, 2024 and 2023, the Company accrued $0 and $11,820 for the administrative support services.

Service Provider Agreements

From time to time, the Company has entered into and may enter into agreements with various service providers and advisors, including investment banks, to help the Company identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in cash or by issuing ordinary shares in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) Founder Shares and (ii) Private Placement Warrants that may be issued upon conversion of Working Capital Loans (iii) Private Placement Warrants that may be issued upon conversion of New Sponsor Notes will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement signed in connection with the Public Offering. The Company will be obligated to register up to 9,225,000 Class A ordinary shares and 2,600,000 warrants. The number of Class A ordinary shares includes (i) 6,625,000 Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 1,500,000 Class A ordinary shares underlying the Private Placement Warrants that may be issued upon conversion of Working Capital Loans and (iii) 1,100,000 Class A ordinary shares underlying the Private Placement Warrants that may be issued upon conversion of New Sponsor Notes. The number of warrants includes 1,500,000 Private Placement Warrants issued upon conversion of Working Capital Loans and 1,100,000 Private Placement Warrants issued upon conversion of New Sponsor Notes. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters earned a cash underwriting discount of two percent (2%) of the gross proceeds of the Public Offering (including the over-allotment), or $6,900,000.

The Company granted the underwriters a 45-day option from the date of the Public Offering to purchase up to an additional 4,500,000 units to cover over-allotments, if any. The underwriters exercised their full over-allotment option on December 17, 2021.

Business Combination Marketing Agreement

The Company engaged Cantor and Roth as advisors in connection with the Business Combination to assist in holding meetings with the shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities in connection with the Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay Cantor and Roth a cash fee for such services upon the consummation of the Business Combination in an amount equal to 5.0% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable), which will only be paid upon the completion of the Company’s Business Combination. On January 16, 2024, the Company entered into an agreement with each of the advisors whereby such parties waived their entitlement to the payment of cash fees and expenses at the initial Business Combination. As of December 31, 2024 and 2023, neither Cantor nor Roth has provided any services under this agreement.

F-90

NOTE 7 – WARRANT LIABILITIES

The Company accounts for the 33,550,000 warrants issued in connection with the Public Offering (17,250,000 Public Warrants and 16,300,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to remeasurement at each condensed balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

On January 16, 2024, the Original Sponsor, Pala, Cantor, and Roth entered into surrender and cancellation agreements whereby such parties have agreed to cancel an aggregate of 16,300,000 Private Placement Warrants.

NOTE 8 – RECURRING FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP (as defined in Note 2) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

At December 31, 2024, assets held in the Trust Account were comprised of $ $42,302,760 in an interest-bearing demand deposit account at a bank. Through December 31, 2024, the Company withdrew $328,105,849 from the Trust Account in connection with the Redemptions.

At December 31, 2023, assets held in the Trust Account were comprised of $56,708,101 in an interest-bearing demand deposit account at a bank. Through December 31, 2023, the Company withdrew $311,471,428 from the Trust Account in connection with the Redemptions.

F-91

The following tables present fair value information As of December 31, 2024 and 2023, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

December 31, 2024	Level 1	Level 2	Level 3
Liabilities
Public Warrants	$431,250	$-	$-
Private Warrants	$-	$-	$-
Total Liabilities	$431,250	$-	$-

December 31, 2023	Level 1	Level 2	Level 3
Liabilities:
Public Warrants	$1,725,000	$-	$-
Private Warrants	$-	$-	$1,754,807
Total Liabilities	$1,725,000	$-	$1,754,807

On January 16, 2024 and December 31, 2023, the Company used a Monte Carlo model to value the private warrants, which were cancelled on January 16, 2024. The estimated fair value of the private warrant liability is determined using Level 3 inputs, and the estimated fair value of the public warrant liability is determined using Level 1. If factors or assumptions change, the estimated fair values could be materially different. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield.

The following table provides quantitative information regarding Level 3 fair value measurements:

	January 16, 2024	December 31, 2023

Share price	$10.88	$10.85
Strike price	$11.50	$11.50
Term (in years)	6.41	1.48
Volatility	0.4%	0.7%
Risk-free rate	4.5%	4.52%
Dividend yield	0	0

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2022	$1,125,515	$1,093,650	$2,219,165
Change in fair value	629,292	631,350	1,260,642
Fair value as of December 31, 2023	$1,754,807	$1,725,000	$3,479,807
Change in fair value	(153,294)	(1,293,750)	(1,447,044)
Cancellation of private warrants	(1,601,513)	-	(1,601,513)
Fair value as of December 31, 2024	$-	$431,250	431,250

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to/from Levels 1, 2, and 3 during the nine months ended September 30, 2024.

NOTE 9 – SHAREHOLDERS’ DEFICIT

Preference shares – The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were no preference shares issued or outstanding.

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Class A ordinary shares – The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2024, and December 31, 2023, there were 5,683,125 and 7,170,599 Class A ordinary shares, issued or outstanding, respectively, of which 3,683,125 and 5,170,599 subject to possible redemption, respectively.

Class B ordinary shares – The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of December 31, 2024 and 2023, there were 6,625,000 and 8,625,000 Class B ordinary shares issued and outstanding, respectively.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Articles or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to the Articles, such actions include amending the Articles and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Business Combination, the holders of more than 50% of the Company’s ordinary shares voted for the appointment of directors will be able to appoint all of the directors. Only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to the completion of the Business Combination. Holders of the public shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Articles relating to the rights of holders of Class B ordinary shares to appoint directors may be amended if approved by holders of at least 90% of the Company’s ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the Business Combination, except as required by law, holders of the Founder Shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote. If the Company seek shareholder approval of the Business Combination, the Company will complete the Business Combination only if the Company obtain approval by way of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, the initial shareholders, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the Public Offering (including in open-market and privately negotiated transactions) in favor of the Business Combination.

The Founder Shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities or rights exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

On January 16, 2024, the Original Sponsor and Pala transferred to the New Sponsor an aggregate of 4,193,695 Class B Ordinary Shares of the Company. In addition, the Original Sponsor, Pala and certain other holders of Class B Founder Shares gave to the New Sponsor the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf.

On May 16, 2024, the New Sponsor voluntarily converted an aggregate of 2,000,000 Class B Ordinary Shares of the Company in accordance with the Charter on a one-for-one basis to 2,000,000 Class A ordinary Shares (“Founder Class A Shares”), provided that the 2,000,000 Founder Class A Shares shall not be treated as public class A shares for the purpose of determining redemption rights.

NOTE 10 – SUBSEQUENT EVENTS

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. Pubco issued to the former security holders of Classover an aggregate of 6,535,014 shares of Class A Common Stock, par value $0.0001 per share of Pubco, 5,964,986 shares of Class B Common Stock of Pubco and 1,000,000 shares of Series A preferred stock of Pubco (collectively, the “Merger Consideration Shares”) in exchange for their equity interests in Classover.

F-93

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
SEC/FINRA expenses	$15,000
Printing and engraving expenses	$10,000
Miscellaneous expenses	$10,000
Total offering expenses (excluding underwriting discounts and commissions)	$110,000

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s amended and restated certificate of incorporation (the “Charter”) provides that to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. In addition, the Company’s bylaws (the “Bylaws”) provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person.

The Company has entered into indemnification agreements with each of its officer and directors. The contractual rights to indemnification provided by these indemnification agreements are subject to the limitations and conditions specified in such agreements.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

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Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Company sold the following securities in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

On April 4, 2025 (the “Closing”), the Company issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), of the Company, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock of the Company (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock of the Company (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by the Company, Battery Future Acquisition Corp. and the PIPE Investor. At the Closing, the PIPE Investor immediately exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the Preferred Warrants in full. As a result, we issued an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate purchase price of $4,750,000 (net of original issue discount).  The securities were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

On June 30, 2025, the Company entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “APA”) with an unrelated third party and its wholly-owned subsidiary (collectively, the “Seller”).  Pursuant to the APA, the Seller agreed to sell, and the Company agreed to purchase, a portfolio of intellectual property owned by the Seller (the “Purchased Assets”) which is intended to be utilized by the Company in its online enrichment class platform, which provides interactive live courses for K-12 students in the United States and around the globe.  In consideration for the Purchased Assets, the Company (a) paid $1,250,000 in cash to the Seller and (b) issued to the Seller (i) 800,000 shares of Class B Common Stock, and (ii) pre-funded warrants to purchase 739,278 shares of Class B Common Stock.  The offer and sale to the Seller of the Shares and Pre-Funded Warrants, as well as the shares of Class B Common Stock issuable upon exercise of the Pre-Funded Warrants, has been, and will be, made in reliance upon Section 4(a)(2) under the Securities Act and the rules and regulations promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)

For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description

2.1+

Agreement and Plan of Merger, dated as of May 12, 2024, by and among Battery Future Acquisition Corp., BFAC Merger Sub 1 Corp, BFAC Merger Sub 2 Corp, Class Over Inc., and Classover Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.1

Amended and Restated Certificate of Incorporation of Company (incorporated by reference to Exhibit 3.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.2	Bylaws of Company (incorporated by reference to Exhibit 3.2 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.3

Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

3.4

Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.1

Warrant Agreement between Battery Future Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.2

Warrant Assignment, Assumption and Amendment Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 4.2 to Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

4.3

Specimen Common Stock Certificate of Company (incorporated by reference to Exhibit 4.3 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.4	Specimen Warrant Certificate of Company (incorporated by reference to Exhibit 4.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

4.5	Form of First Preferred Warrant dated as of April 4, 2025 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

4.6	Form of Second Preferred Warrant dated as of April 4, 2025 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K filed on July 7, 2025)

5.1	Opinion of Graubard Miller

10.1

Classover Holdings, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.2

Employment Agreement, dated as of April 4, 2025, by and between the Company and Hui Luo. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

10.3	Form of Indemnification Agreement. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

10.4

Form of Registration Rights Agreement by and between Company and the PIPE Investor. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

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10.5

Sublease Agreement between Class Over Inc. and Dream Go Inc. (incorporated by reference to Exhibit 10.8 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.6

Marketing Consulting Agreement between Class Over Inc. and Genius Kid Class LLC (incorporated by reference to Exhibit 10.9 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.7

Convertible Promissory Note issued to Yi Liu (incorporated by reference to Exhibit 10.10 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.8

Sublease Agreement between Class Over Inc. and Dream Legal Group (incorporated by reference to Exhibit 10.11 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.9

Securities Purchase Agreement for Series B Preferred Stock (incorporated by reference to Exhibit 10.12 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.10	Promissory note issued to Hui Luo (incorporated by reference to Exhibit 10.15 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.11	Talk-Cloud Classroom Service Agreement (incorporated by reference to Exhibit 10.5 to Company’s Registration Statement filed on Form S-4, File No. 333-283454 filed on November 26, 2024, as amended).

10.12	Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed on June 2, 2025).

10.13	Equity Purchase Facility Agreement (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed on May 1, 2025).

10.14	Form of Asset Purchase Agreement (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed on May 1, 2025)

21.1	List of subsidiaries of the Registrant. (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on April 10, 2025, as amended).

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

23.2	Consent of Bush & Associates CPAs LLC.

23.3	Consent of Bush & Associates CPAs LLC

23.4	Consent of Bush & Associates CPAs LLC.

24	Power of Attorney (included on the signature page to this Registration Statement).

107	Filing fee exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on the 3rd day of October, 2025.

Classover Holdings, Inc.

By:	/s/ Hui Luo
Name:	Hui Luo
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Hui Luo and Yanling Peng his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Hui Luo	Chairwoman and Chief Executive Officer	October 3, 2025
Hui Luo	(Principal Executive Officer)

/s/ Yanling Peng	Chief Financial Officer	October 3, 2025
Yanling Peng	(Principal Accounting and Financial Officer)

/s/ Yan Zhang	Director	October 3, 2025
Yan Zhang

/s/ Tracy Xia	Director	October 3, 2025
Tracy Xia

/s/ Mona Liang	Director	October 3, 2025
Mona Liang

/s/ Amanda Chang	Director	October 3, 2025
Amanda Chang

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